PROSPECTUS SUPPLEMENT
(To Prospectus dated January 29, 2003)

                                 $400,000,000
                                 (Approximate)
                                  CWABS, INC.
                                   Depositor

                          [LOGO OMITTED] Countrywide
                          --------------------------
                                  HOME LOANS
                                    Seller
                      Countrywide Home Loans Servicing LP
                                Master Servicer
                   Asset-Backed Certificates, Series 2003-S1
 Distributions are payable on the 25th day of each month, beginning in May 2003


                               ________________


Consider carefully the risk     The Certificates
factors beginning on
page S-7 in this prospectus     The certificates represent interests in a pool of fixed rate, conventional mortgage loans that
supplement and on page 5        are secured by closed-end second lien mortgage loans on one- to four-family
in the prospectus.              residential properties, as described in this prospectus supplement.

The certificates                The Class M-1 and Class M-2 Certificates (which classes are sometimes called "subordinate
represent obligations of        certificates") are subordinated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5,
the trust only and do not       Class A-IO and Class A-R Certificates (which are sometimes called "senior certificates"), as
represent an interest in        described in this prospectus supplement. Subordination provides a form of credit enhancement for
or obligation of CWABS,         the senior certificates.
Inc., Countrywide Home
Loans, Inc. or any of           Optional Termination
their affiliates.
                                The master servicer will, subject to certain conditions specified in the pooling and servicing
This prospectus                 agreement, have the option to purchase the assets of the trust fund on any distribution date on
supplement may be used to       which the principal balance of the mortgage loans and any related  foreclosed real estate owned by
offer and sell the              the trust fund as of such date has declined to or below 10% of the sum of the aggregate principal
Certificates only if            balance as of the cut-off date of the mortgage loans delivered to the trust fund on the closing
accompanied by the              date.
prospectus.



NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The certificates initially will be transferred to an affiliate of Countrywide Home Loans, Inc. The certificates may be offered from time to time in one or more transactions as described in "Method of Distribution" in this prospectus supplement.

May 5, 2003

                                              Table of Contents

                                                 Page                                                        Page
                                                 ----                                                        ----

SUMMARY...........................................S-1       Important Notice About Information in This
                                                             Prospectus and Accompanying Prospectus
Risk Factors......................................S-7        Supplement.........................................3

The Mortgage Pool................................S-15       Risk Factors........................................4

The Mortgage Pool Insurer........................S-20       The Trust Fund.....................................13

The Mortgage Pool Insurance Policy...............S-21       Use of Proceeds....................................18

Servicing of the Mortgage Loans..................S-26       The Depositor......................................18

Description of the Certificates..................S-31       Mortgage Loan Program..............................18

Yield, Prepayment and Maturity Considerations....S-52       Description of the Securities......................20

Use of Proceeds..................................S-65       Credit Enhancement.................................32

Material Federal Income Tax Consequences.........S-65       Yield and Prepayment Considerations................37

Other Taxes......................................S-68       The Agreements.....................................39

ERISA Considerations.............................S-68       Certain Legal Aspects of the Mortgage Loans........51

Method of Distribution...........................S-70       Material Federal Income Tax Consequences...........62

Legal Matters....................................S-70       State Tax Considerations...........................79

Ratings..........................................S-71       ERISA Considerations...............................79

Index of Defined Terms...........................S-72       Legal Investment...................................83

                                                            Method of Distribution.............................84

                                                            Legal Matters......................................84

                                                            Financial Information..............................84

                                                            Rating.............................................85

                                                            Index to Defined Terms.............................86


                                    SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER WHEN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

The Certificates

Asset-Backed Certificates, Series 2003-S1, represent undivided beneficial ownership interests in a trust fund. The trust fund consists primarily of a pool of fixed rate, conventional mortgage loans that are secured by closed-end second lien mortgage loans on one- to four-family residential properties and certain other property and assets described in this prospectus supplement.

See "Description of the Certificates -- General" in this prospectus supplement.

Depositor

CWABS, Inc., is a Delaware corporation and a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation.

See "The Depositor" in the prospectus.

Seller

Countrywide Home Loans, Inc.

See "Servicing of the Mortgage Loans -- Countrywide Home Loans" in this prospectus supplement.

Master Servicer

Countrywide Home Loans Servicing LP.

See "Servicing of the Mortgage Loans -- The Master Servicer" in this prospectus supplement.

Trustee

The Bank of New York, a New York banking corporation.

See "Description of the Certificates -- The Trustee" in this prospectus supplement.

Co-Trustee

Wachovia Bank, National Association, a national banking association

See "Description of the Certificates -- The Co-Trustee" in this prospectus supplement.

Mortgage Pool Insurer

Radian Insurance Inc. will provide a mortgage pool insurance policy that provides coverage if a borrower defaults on mortgage loans, up to the limit described in this prospectus supplement.

Pooling and Servicing Agreement

The pooling and servicing agreement among the seller, the master servicer, the depositor, the trustee and the co-trustee, under which the trust fund will be formed.

Cut-off Date

For any mortgage loan, the later of April 1, 2003 and the origination date of that mortgage loan.

Closing Date

On or about May 5, 2003.

The Mortgage Loans

The mortgage loans consist of fixed rate, conventional mortgage loans that are secured by closed-end second lien mortgages on one- to four-family properties.

See "The Mortgage Pool" in this prospectus supplement.

Description of the Certificates
General

The trust will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-IO, Class A-R, Class M-1 and Class M-2 Certificates.

The original certificate principal balances, pass-through rates and last scheduled distribution dates for the Certificates are as follows:

                  Original                          Last
                 Certificate        Pass-        Scheduled
                  Principal        Through      Distribution
    Class        Balance(1)         Rate           Date(2)
------------   ---------------  -------------  --------------
Class A-1       $230,000,000         (3)        December 2017
Class A-2       $ 61,400,000     3.093%(4)      December 2017
Class A-3       $ 22,000,000     4.257%(4)(5)   December 2017
Class A-4       $  8,600,000     5.009%(4)(5)   December 2032
Class A-5       $ 40,000,000     4.321%(4)(5)   December 2017
Class A-IO      $400,000,000(6)   Variable      December 2032
Class A-R            (7)         3.093%              May 2003
Class M-1       $ 23,000,000     5.081%(4)      December 2032
Class M-2       $ 15,000,000     5.954%(4)      December 2032

(1) The original certificate principal balance of the Certificates will be subject to a permitted variance in the aggregate of plus or minus 10%, depending on the amount of mortgage loans actually delivered on the closing date.

(2) Each date was determined as described under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

(3) The pass-through rate for the Class A-1 Certificates may adjust monthly, and will be subject to an interest rate cap, as described in this prospectus supplement under "Description of the Certificates -- Distributions -- Distributions of Interest."

(4) The pass-through rates for these classes of certificates will be subject to an interest rate cap, in each case as described under "Description of the Certificates--Distributions--Distributions of Interest."

(5) The pass-through rates for the Class A-3, Class A-4 and Class A-5 Certificates will increase, subject to the interest rate cap described herein, to 4.757%, 5.509% and 4.821% per annum, respectively, after the optional termination date.

(6) No principal will be paid on the Class A-IO Certificates. The Class A-IO Certificates will have a notional amount equal to the aggregate stated principal balances of the mortgage loans, as described under "Description of the Certificates -- General."

(7) The original certificate principal balance of the Class A-R Certificates is expected to be $100.

Record Date

In the case of the Class A-1 Certificates, the business day immediately preceding a distribution date, or if the Class A-1 Certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date. In the case of each class of Certificates other than the Class A-1 Certificates, the last business day of the month preceding the month of a distribution date; provided, however, that the first record date for each class of Certificates other than the Class A-1 Certificates, shall be the closing date.

Denominations

$20,000 and multiples of $1,000 in excess thereof, except that the Class A-R Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

Registration of Certificates

The certificates (other than the Class A-R Certificates) will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the certificates (other than the Class A-R Certificates) may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe. The Class A-R Certificates will be issued in fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described herein and as more fully provided for in the pooling and servicing agreement.

See "Description of Certificates -- Book-Entry Certificates" and "-- Restrictions on Transfer of the Class A-R Certificates" in this prospectus supplement.

Pass-Through Rates

The pass-through rate for the Class A-1 Certificates is a variable rate that may change from distribution date to distribution date. On any distribution date, the pass-through rate for the Class A-1 Certificates will be a per annum rate equal to the lesser of:

o one-month LIBOR, calculated as described in this prospectus supplement under "Description of the Certificates--Calculation of One-Month LIBOR," plus 0.10%, and

o the net rate cap, calculated as described under "Description of the Certificates -- Distributions -- Distributions of Interest" in this prospectus supplement.

The respective pass-through rates for each class of Certificates (other than the Class A-1, Class A-R, and Class A-IO Certificates) will be equal to the lesser of:

o the respective per annum fixed rates set forth and described under "-- Description of the Certificates -- General" in this prospectus supplement, and

o    the net rate cap.

The pass-through rate for the Class A-IO Certificates is a variable rate that may change from distribution date to distribution date. On any distribution date, the pass-through rate on the Class A-IO Certificates will be a per annum rate equal to the excess of:

o the weighted average adjusted net mortgage rate of the mortgage loans (weighted on the basis of the stated principal balances thereof) over

o    the sum of

     o the weighted average pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-R, Class M-1 and Class M-2 Certificates (weighted on the basis of the respective certificate principal balances thereof and, in the case of the pass-through rate of the Class A-1 Certificates, adjusted to an effective rate reflecting the calculation of interest on the basis of a 360-day year that consists of twelve 30-day months) and

     o the effective insurer support reserve fund pass-through rate for the applicable distribution date, as described under "Description of the Certificates -- Distributions -- Distributions of Interest" in this prospectus supplement.

In each case, the net rate cap will be calculated as described under "Description of the Certificates -- Distributions -- Distributions of Interest" in this prospectus supplement.

If on any distribution date, the pass-through rate for a class of certificates (other than the Class A-IO Certificates) is based on the net rate cap, the holder of the applicable certificates will be entitled to receive the resulting shortfall from amounts otherwise distributable on the Class A-IO Certificates as described herein.

See "Description of the Certificates -- Distributions -- Distributions of Interest" and "-- Calculation of One-Month LIBOR" in this prospectus supplement.

Distribution Dates

The trustee will make distributions on the 25th day of each calendar month. If the 25th day of a month is not a business day, then the trustee will make distributions on the next business day. The first distribution date is scheduled for May 27, 2003.

Interest Payments

On each distribution date, holders of the certificates will be entitled to receive:

o the interest that has accrued on the certificates at the related pass-through rate during the related accrual period, and

o    any interest due on a prior distribution date that was not paid.

The "accrual period":

o for the Class A-1 Certificates, will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date, and

o    for each class of Certificates other than the Class A-1
     Certificates, will be the calendar month immediately preceding the calendar month in which a distribution date occurs.

The trustee will calculate interest:

o on the Class A-1 Certificates based on a 360-day year and the actual number of days elapsed during the related accrual period and

o on each class of Certificates other than the Class A-1 Certificates based on a 360-day year that consists of twelve 30-day months.

There are certain circumstances that could reduce the amount of interest paid to you.

See "Description of the Certificates -- Distributions -- Distributions of Interest" in this prospectus supplement.

Principal Payments

On each distribution date, certificateholders (other than Class A-IO Certificateholders) will receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal. Monthly principal distributions will generally include:

o    principal payments and recoveries on the mortgage loans,

o any proceeds of the mortgage pool insurance policy attributable to coverage of losses of principal on mortgage loans, and

o any insurer support reserve fund applied amounts required to be applied by the trustee as described under "The Mortgage Pool Insurance Policy" in this prospectus supplement, to the extent that such amounts relate to principal.

Certificateholders should review the priority of payments described under "Description of the Certificates -- Distributions" in this prospectus supplement.

See "Description of the Certificates -- Distributions" in this prospectus supplement.

Credit Enhancement

Credit enhancements provide limited protection to certain holders of certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement.

     Subordination

The issuance of senior certificates and subordinate certificates by the trust is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-IO and Class A-R Certificates will constitute the "senior certificates" and the Class M-1 and Class M-2 Certificates will constitute the "subordinate certificates."

The certificates that have been designated as senior certificates will have a payment priority over the certificates that are designated as subordinate certificates. Within the classes of subordinate certificates, the Class M-1 Certificates will have payment priority over the Class M-2 Certificates.

Subordination is designed to provide the holders of certificates having a higher payment priority with protection against most losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates, beginning with the subordinate certificates with the lowest payment priority, before realized losses are allocated to the senior certificates.

See "Description of the Certificates -- Distributions" in this prospectus supplement.

     Mortgage Pool Insurance

Radian Insurance Inc., a Pennsylvania corporation and stock insurance company, will issue a mortgage pool insurance policy that will cover certain losses on the mortgage loans due to the failure by the mortgagors to make scheduled payments on the mortgage loans up to an aggregate amount no greater than $38,000,000. Subject to certain limitations, the mortgage pool insurance policy will be available to cover losses from defaults in payment on all mortgage loans that are not subject to a policy exclusion.

See "The Mortgage Pool -- The Mortgage Pool Insurance Policy" in this prospectus supplement.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See "Servicing of the Mortgage Loans" in this prospectus supplement.

Optional Termination

Subject to certain conditions specified in the pooling and servicing agreement, the master servicer may purchase all of the remaining assets of the trust fund after the aggregate principal balance of the mortgage loans and any foreclosed real estate owned by the trust fund declines to or below 10% of the aggregate principal balance as of the cut-off date of the mortgage loans delivered to the trust fund on the closing date. Such a purchase by the master servicer will result in the early retirement of the certificates.

See "Description of the Certificates -- Optional Termination" in this prospectus supplement.

Material Federal Income Tax Consequences

For federal income tax purposes, the trust fund (other than the Carryover Reserve Fund and the Insurer Support Reserve Fund) will comprise multiple real estate mortgage investment conduits, organized in a tiered REMIC structure. The certificates (other than the Class A-R Certificates) will represent beneficial ownership of REMIC "regular interests" in the upper tier REMIC identified in the pooling and servicing agreement.

The Class A-R Certificates will represent the beneficial ownership of the sole class of "residual interest" in each REMIC. Some classes of certificates may be issued with original issue discount for federal income tax purposes.

The certificates (other than the Class A-IO Certificates) will also represent the beneficial interest in the right to receive payments from the carryover reserve fund pursuant to the pooling and servicing agreement.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Legal Investment Considerations

None of the classes of certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

See "Legal Investment" in the prospectus.

ERISA Considerations

After they have been underwritten by an underwriter that has received an underwriting exemption from the Department of Labor, the certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of a benefit plan, so long as certain conditions are met. Until they have been so underwritten, none of the Certificates may be acquired by such an investor. A fiduciary of a benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a non-exempt prohibited transaction under applicable law.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Certificate Ratings

The classes of certificates listed below will not be offered unless they receive the respective ratings set forth below from Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

                        Moody's        S&P
            Class       Rating        Rating
          --------   -----------    -----------
          A-1            Aaa            AAA
          A-2            Aaa            AAA
          A-3            Aaa            AAA
          A-4            Aaa            AAA
          A-5            Aaa            AAA
          A-IO           Aaa            AAA
          A-R            Aaa            AAA
          M-1            Aa2            AA
          M-2             A2             A

A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

See "Ratings" in this prospectus supplement and "Risk Factors -- Rating of the Securities" and "Rating" in the prospectus.

SOME STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONSIST OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "MAY," "WILL," "SHOULD," "EXPECTS," "BELIEVES," "ANTICIPATES," "ESTIMATES," OR OTHER COMPARABLE WORDS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL. BECAUSE WE CANNOT PREDICT THE FUTURE, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

                                 Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

Junior Lien Priority Could Result in
Payment Delay or Loss......................   The mortgage loans are secured by mortgages that create second liens on residential properties.  The master servicer may under certain circumstances consent to a new mortgage lien on the mortgaged property having priority over the mortgage loans in the trust fund.
                                              Mortgage loans secured by junior liens are entitled to proceeds that remain from the sale of the related mortgaged property after the related senior mortgage loan and prior statutory liens have been satisfied.  If the remaining proceeds are insufficient to satisfy the mortgage loans secured by second mortgages and prior liens in the aggregate and the credit enhancement provided by the mortgage pool insurance policy has been exhausted or is otherwise not available to cover the losses, you will bear:

                                              o   the risk of delay in payments while any deficiency judgment against the borrower is sought, and

                                              o   the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized upon for any other reason.

The Subordinate Certificates have a
Greater Risk of Loss than the Senior
Certificates and Subordination may not
be Sufficient to Protect the Senior
Certificates from Losses...................
                                              When certain classes of certificates provide credit enhancement for other classes of certificates this is sometimes referred to as
                                              "subordination." The subordination feature is intended to enhance the likelihood that senior certificateholders will receive regular payments of interest and principal. For purposes of this prospectus supplement, "subordinate classes" means:

                                              o   with respect to the senior certificates, the Class M Certificates,
                                                  and

                                              o   with respect to the Class M-1 Certificates, the Class M-2 Certificates.

                                              Credit enhancement in the form of subordination will be provided for the certificates, first, by the right of the holders of the certificates to receive certain payments of principal prior to the subordinate classes and, second, by the allocation of realized losses to the subordinate classes. This form of credit enhancement is provided by using collections on the mortgage loans otherwise payable to the holders of the subordinate classes to pay amounts due on the more senior classes. After the credit enhancement provided by the mortgage pool insurance policy has been exhausted or is otherwise not available to cover the losses, collections otherwise payable to the subordinate classes comprise the sole source of funds from which such credit enhancement is provided to the certificates.
                                              Realized losses are allocated to the subordinate certificates, beginning with the subordinate certificates with the lowest payment priority, until the principal balance of that



                                                          S-7

                                              subordinate class has been reduced to zero. This means that, if credit enhancement provided by the mortgage pool insurance policy has been exhausted or is otherwise not available to cover the losses, realized losses on the mortgage loans will first be allocated to the Class M-2
                                              Certificates until the principal balance of the Class M-2 Certificates has been reduced to zero. Subsequent realized losses will be allocated to the
                                              Class M-1 Certificates, until the principal balance of that class has been reduced to zero. Accordingly, if the aggregate principal balance of the subordinate classes were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the remaining certificates.

                                              There will be no overcollateralization built up to provide protection for the subordinate certificates. The only credit enhancement for the Class
                                              M-2 Certificates will be the coverage of the mortgage pool insurance policy. Once the principal balance of a certificate is reduced by the amount of a loss on the mortgage loans, no amounts will be available thereafter to reimburse the holder of such certificates for the amount of such reduction.

                                              You should fully consider the risks of investing in a subordinate certificate, including the risk that you may not fully recover your initial investment as a result of realized losses. In addition, investors in senior certificates should consider the risk that, if the credit enhancement provided by the mortgage pool insurance policy has been exhausted or is otherwise not available to cover the losses, the subordination provided by the subordinate classes may not be sufficient to protect the senior certificates from losses.

                                              See "Description of the Certificates" in this prospectus supplement.

Ratings on the Certificates Are Based In
Part on the Creditworthiness of Radian
Insurance Inc..............................
                                              The ratings assigned to the certificates by the rating agencies will be based in part on the rating assigned to Radian Insurance Inc., the mortgage pool insurance company. Any reduction in the rating assigned to the mortgage pool insurance company by either rating agency would likely result in the reduction of the ratings assigned to the certificates. This reduction in ratings would likely adversely affect the liquidity and market value of the certificates.

                                              The rating by each of the rating agencies of the certificates is not a recommendation to purchase, hold or sell the certificates because that rating does not address the market price of the certificates or suitability for a particular investor.

                                              The rating agencies may suspend, lower or withdraw the ratings on the certificates at anytime. Any reduction in, or suspension or withdrawal of, the ratings assigned to the certificates would probably reduce the market value of the certificates and may affect your ability to sell them.

Balloon Loans May Have High Rates of
Default....................................   As of the cut-off date, approximately 58.37%, by stated principal balance, of all the loans in the mortgage pool require the related



                                                          S-8

                                              borrower to make monthly payments of principal that are less than sufficient to amortize such mortgage loans by their maturity. These loans are commonly called "balloon loans." As a result of these lower monthly payments, a borrower generally will be required to pay a large remaining principal balance upon the maturity of such balloon loan. The ability of a borrower to make such a payment may depend on his or her ability to obtain refinancing of the balance due on the mortgage loan. In addition, an increase in prevailing market interest rates over the loan rate on the mortgage loan at origination may reduce the borrower's ability to obtain refinancing and to pay the principal balance of the mortgage loan at its maturity.

Cash Flow Considerations and Risks Could
Cause Payment Delays and Losses............   There could be substantial delays in the liquidation of defaulted mortgage loans and corresponding delays in your receiving your portion of the proceeds of a liquidation. These delays could continue for several years.
                                              Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount or availability of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the master servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses (such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses) will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to certificateholders.

                                              In the event that:

                                              o   the mortgaged properties fail to provide adequate security for the related mortgage loans, and

                                              o   the protection provided by the mortgage pool insurance policy on the mortgage loans and the subordination of certain classes are insufficient to cover any shortfall,

                                              you could lose all or a portion of the money you paid for the certificates.

Yield and Reinvestment Could be
Adversely Affected by Unpredictability
of Prepayments.............................   No one can accurately predict the level of prepayments that the trust fund will experience. The trust fund's prepayment experience may be affected by many factors, including:

                                              o   general economic conditions,

                                              o   the level of prevailing interest rates,

                                              o   the availability of alternative financing,

                                              o   the borrowers' equity in their homes and the amount of the related first lien,

                                              o   the fact that borrowers generally do not view second mortgage loans as permanent financing,



                                                          S-9

                                              o   the small balances, relative to those of the first mortgages may reduce the perceived benefit of refinancing,

                                              o   the applicability of prepayment penalties, and

                                              o   homeowner mobility.

                                              In addition, substantially all of the mortgage loans contain due-on-sale provisions, and the master servicer intends to enforce those provisions unless doing so is not permitted by applicable law or the master servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loan.

                                              See "The Mortgage Pool" and "Yield, Prepayment and Maturity
                                              Considerations" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans -- Due-on-Sale Clauses" in the prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

                                              The weighted average lives of the certificates will be sensitive to the rate and timing of principal payments (including prepayments) on the mortgage loans, which may fluctuate significantly from time to time.

                                              You should note that:

                                              o   generally, if you purchase your certificates at a discount and principal is repaid on the mortgage loans slower than you anticipate, then your yield may be lower than you anticipate,

                                              o   generally, if you purchase the Class A-IO Certificates or if you purchase your certificates at a premium, and principal is repaid on the mortgage loans faster than you anticipate, then your yield may be lower than you anticipate, and, in the case of the Class A-IO
                                                  Certificates, you may not fully recoup your initial investment,

                                              o   if you purchase the Class A-1 Certificates or the Class A-IO
                                                  Certificates, your yield will also be sensitive to:

                                                  (1) the level of one-month LIBOR, and

                                                  (2)  the timing of adjustment of the pass-through rate on the Class A-1
                                                       Certificates as it relates to the interest rates on the mortgage loans;

                                              o   the yield on your certificates will also be sensitive to limitations on the pass-through rate of such certificates (other than the Class
                                                  A-IO Certificates) resulting from the net rate cap, as described further in this prospectus supplement, and

                                              o   you bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expected.

                                              See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.



                                                          S-10


Distribution to and Rights of Investors
Could be Adversely Affected by the
Bankruptcy or Insolvency of Certain
Parties....................................   Countrywide Home Loans will treat its transfer of the mortgage loans to the depositor as a sale of the mortgage loans. However, if Countrywide
                                              Home Loans becomes bankrupt, the trustee in bankruptcy of Countrywide Home
                                              Loans may argue that the mortgage loans were not sold but were only pledged to secure a loan to Countrywide Home Loans. If that argument is made, you could experience delays or reduction in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the mortgage loans and pay down the certificates early.
                                              Thus, you could lose the right to future payments of interest, and might suffer reinvestment losses in a lower interest rate environment.

                                              In addition, if the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the trustee from appointing a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

Geographic Concentration of
Mortgaged Properties in California
Increases the Risk That Certificate
Yields Could be Impaired...................   As of the cut-off date, approximately 29.41%, by stated principal balance, of the mortgage loans in the mortgage pool are secured by mortgaged properties that are located in the State of California. Property in
                                              California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition:

                                              o   economic conditions in California (which may or may not affect real property values) may affect the ability of borrowers to repay their loans,

                                              o   declines in the California residential real estate market may reduce the values of properties located in California, which would result in an increase in the loan-to-value ratios, and

                                              o   any increase in the market value of properties located in California would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Violations of Consumer Protection
Laws May Adversely Affect You..............   Applicable state laws generally regulate interest rates and other charges and require specific disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.



                                                          S-11

                                              The mortgage loans are also subject to federal laws, including:

                                              o   the federal Truth in Lending Act and Regulation Z promulgated under the Truth in Lending Act, which require particular disclosures to the borrowers regarding the terms of the mortgage loans,

                                              o   the Equal Credit Opportunity Act and Regulation B promulgated under the Equal Credit Opportunity Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit,

                                              o   the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation, and

                                              o   the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

                                              Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust fund, as owner of the mortgage loans, to damages and administrative enforcement.

                                              In addition to the foregoing federal laws, however, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust fund as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust fund or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

You May Have Difficulty Reselling
Certificates...............................   We cannot assure you that a secondary market for the offered certificates will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.



                                                          S-12

                                              If only a portion of a class of certificates have been sold to the public, the market for such class of certificates could be illiquid because of the small amount of such certificates held by the public. In addition, the market overhang created by the existence of a class of certificates that the market is aware may be sold to the public in the near future could adversely affect your ability to sell such certificates.

                                              The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Risk Regarding Mortgage Rates..............   The pass-through rate on the Class A-1 Certificates may adjust monthly and is generally based on one-month LIBOR. The mortgage rates on the mortgage loans will not adjust and therefore there is an absence of correlation between the mortgage rates on the mortgage loans and the pass-through rate on the Class A-1 Certificates. The absence of a correlation between the mortgage rates on the mortgage loans and the pass-through rate on the
                                              Class A-1 Certificates may reduce the interest payable on the Class A-1
                                              Certificates because of the imposition of a pass-through rate cap called the "net rate cap."

                                              In addition, prepayments of mortgage loans with relatively higher mortgage rates may reduce the net rate cap and consequently reduce the pass-through rate on some or all of the Certificates. It is intended that the amount by which a certificateholder's interest payment has been reduced by operation of the net rate cap will be paid from amounts otherwise distributed on the Class A-IO certificates as described herein.
                                              However, we cannot assure you that such funds will be available, or sufficient, to make any such payments. In addition, since such amounts will be distributed to each class of Certificates (other than the Class
                                              A-IO Certificates) on a pro rata basis among all such classes on the basis of the related shortfall, any increase in such shortfall that results from the absence of correlation between the mortgage rates on the mortgage loans and the Class A-1 Certificate Rate will be borne pro rata by all classes of Certificates. If the pass-through rates on all of the
                                              Certificates (other than the Class A-IO Certificates) were to be limited by the net rate cap, the pass-through rate on the Class A-IO Certificates would be zero.

Yields Could Be Adversely Affected By
Deposits Into the Insurer Support
Reserve Fund...............................   As noted above, the yield on your certificates will be sensitive to limitations on the pass-through rate of such certificates (other than the
                                              Class A-IO Certificates) resulting from the net rate cap. The insurer support reserve fund (as described further in this prospectus supplement)
                                              will be funded by deposits of interest funds, and the amount of such funds deposited into that account on a distribution date will affect the net rate cap for that distribution date. An increase in the amount of such a deposit will result in a decrease in the net rate cap (relative to the cap that would have existed in the absence of such an increase). The amount required to be deposited into the insurer support reserve fund on any distribution date will be the lesser of a scheduled amount for that distribution date and all available interest funds on that



                                                          S-13

                                              distribution date. Such scheduled amount will fluctuate periodically until the distribution date in September 2010 (after which time no further deposits into the insurer support reserve fund will be required). If, on any distribution date prior to October 2010, the amount of available interest funds were to be less than such scheduled amount, all such interest funds would be required to be deposited into the insurer support reserve fund. In such a case, the net rate cap would be zero and the pass-through rate on the Class A-IO Certificates would also be zero.

Impact of World Events.....................   The economic impact of the United States' military operations in Iraq, as well as the possibility of any terrorist attacks in response to these operations, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. No assurance can be given as to the effect of these events on consumer confidence and the performance of the mortgage loans. Any adverse impact resulting from these events would be borne by the holders of the certificates. United States military operations also increase the likelihood of shortfalls under the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                               The Mortgage Pool

General

     The following discussion applies to the origination, sales and servicing practices of Countrywide Home Loans, Inc. in effect at the time of the origination of the Mortgage Loans.

     Set forth below and in Annex A hereto is certain statistical information concerning the pool of mortgage loans that will be included in the trust (the "Trust Fund") at the Closing Date (such pool, the "Mortgage Pool"). The mortgage loans are secured by closed-end second liens on one- to four-family residential properties (the "Mortgage Loans"). Such statistical information is based on the aggregate of the Stated Principal Balances of the Mortgage Loans included in the Mortgage Pool as of the later of (x) April 1, 2003 and (y) the date of origination of each such Mortgage Loan (such date, the "Cut-off Date," and such aggregate Stated Principal Balance, the "Cut-off Date Principal Balance"). When used in this prospectus supplement with respect to any Mortgage Loan, the phrase "the Cut-off Date" means the related Cut-off Date for that Mortgage Loan. Unless otherwise indicated, information presented below expressed as a percentage other than rates of interest are approximate percentages based on the Cut-off Date Pool Principal Balance.

     The depositor believes that the Cut-off Date information set forth in this prospectus supplement regarding the Mortgage Loans is representative of the characteristics of the Mortgage Pool at the Closing Date. However, certain Mortgage Loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final Mortgage Pool. A limited number of mortgage loans may be added to or substituted for the Mortgage Loans described in this prospectus supplement, although any addition or substitution will not result in a material difference in the Mortgage Pool on the Closing Date. As a result, the Cut-off Date information regarding the actual Mortgage Loans and the final Mortgage Pool may vary somewhat from the Cut-off Date information regarding the Mortgage Loans presented in this prospectus supplement.

     The Mortgage Pool will consist of 11,934 Mortgage Loans. All of the Mortgage Loans to be included in the Trust Fund will be evidenced by promissory notes (the "Mortgage Notes"). The Mortgage Notes will be secured by second lien deeds of trust, security deeds or mortgages on one- to four-family residential properties (the "Mortgaged Properties"). The Mortgage Pool Mortgage Loans are located in all 50 states and the District of Columbia.

     Except for balloon loans, the Mortgage Loans to be included in the Trust Fund will provide for the full amortization of the amount financed over a series of monthly payments, and a substantial majority of the Mortgage Loans are expected to provide for payments due as of the first day of each month. The Mortgage Loans to be included in the Trust Fund will have been originated or purchased by the Seller and will have been originated substantially in accordance with the Seller's underwriting criteria for closed-end second lien mortgage loans described herein under "-- Underwriting Procedures Relating to Closed-End Second Lien Mortgage Loans."

     Scheduled monthly payments made by the mortgagors on the Mortgage Loans ("Scheduled Payments") either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. All of the Mortgage Notes will provide for a fifteen (15) day grace period for monthly payments. Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately 5.31% of the Mortgage Loans in the Mortgage Pool provide for the payment by the borrower of a prepayment charge on full prepayments made within five years from the date of execution of the related Mortgage Note. In general, the related Mortgage Note will provide that a prepayment charge will apply if, during the applicable period, the borrower prepays such Mortgage Loan in full. The amount of the prepayment charge will generally be equal to six months' advance interest calculated on the basis of the rate in effect at the time of such prepayment on the amount prepaid in excess of 20% of the original balance of such Mortgage Loan. The "Mortgage Rate" with respect to a Mortgage Loan is the annual rate of interest borne by the Mortgage Loan pursuant to the terms of the related Mortgage Note.

     Combined Loan-to-Value Ratio. The "Combined Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio, expressed as a percentage, of:

          (1) the sum of:

               (a) the original principal balance of the Mortgage Loan and

               (b) the outstanding principal balance at the date of origination of the Mortgage Loan of the senior mortgage loan or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the Mortgage Loan, to

          (2) the Collateral Value of the related Mortgaged Property.

         The "Collateral Value" of a Mortgaged Property is the lesser of:

          (1) the appraised value of the related Mortgaged Property, which may be a full appraisal, drive-by appraisal or electronic appraisal as specified by the underwriting guidelines, and

          (2) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property.

     With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the Collateral Value is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

     Stated Principal Balance. "Stated Principal Balance" means, for any Mortgage Loan and (1) the Cut-off Date, the unpaid principal balance of the Mortgage Loan as of such date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any partial prepayments and Liquidation Proceeds received prior to such date and to the payment of principal due on such date and irrespective of any delinquency in payment by the related mortgagor or (2) any Distribution Date, the Stated Principal Balance of the Mortgage Loan as of its Cut-off Date, minus the sum of (i) the principal portion of Scheduled Payments due with respect to the Mortgage Loan on or prior to the end of the most recent Due Period that were received by the Master Servicer on or prior to the most recent Determination Date or were advanced by the Master Servicer on or prior to the most recent Master Servicer Advance Date, (ii) principal prepayments with respect to the Mortgage Loan received on or prior to the end of the most recent Prepayment Period and (iii) Liquidation Proceeds received by the Master Servicer prior to the end of the most recent Due Period to the extent applied as recoveries of principal with respect to the Mortgage Loan. When used with respect to the Mortgage Pool, "Stated Principal Balance" means the aggregate Stated Principal Balances of all Mortgage Loans in the Mortgage Pool.

Assignment of the Mortgage Loans

     Pursuant to the pooling and servicing agreement dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), among CWABS, Inc. (the "Depositor"), the Master Servicer, the Seller, The Bank of New York, as trustee (the "Trustee") and Wachovia Bank, National Association, as co-trustee (the "Co-Trustee"), the Depositor on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Certificateholders all right, title and interest of the Depositor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the Trust Fund, including all principal and interest received on or with respect to the Mortgage Loans after the Cut-off Date, exclusive of any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date.

     In connection with such transfer and assignment of the Mortgage Loans, the Depositor will deliver the following documents to the Trustee
(collectively constituting the "Trustee's Mortgage File") with respect to each Mortgage Loan:

          (1) the original Mortgage Note, endorsed by the Seller or the originator of the Mortgage Loan, without recourse in the following form:
     "Pay to the order of ________ without recourse" with all intervening endorsements that show a complete chain of endorsement from the originator to the Seller,

          (2) the original recorded Mortgage,

          (3) a duly executed assignment of the Mortgage to "Asset-Backed Certificates, Series 2003-S1 CWABS, Inc., by The Bank of New York, a New York banking corporation, as trustee under the Pooling and Servicing Agreement dated as of April 1, 2003, without recourse," in recordable form, as described in the Pooling and Servicing Agreement,

          (4) the original recorded assignment or assignments of the Mortgage together with all interim recorded assignments of such Mortgage,

          (5) the original or copies of each assumption, modification, written assurance or substitution agreement, if any, and

          (6) the original or duplicate original lender's title policy and all riders thereto or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender's title policy and all riders thereto shall be delivered within one year of the Closing Date.

     Notwithstanding the foregoing, in lieu of providing the documents described in clauses (3) and (4) above, the Depositor may at its discretion provide evidence that the related Mortgage is held through the MERS(R) System. In addition, the Mortgages for some or all of the Mortgage Loans in the Trust Fund that are not already held through the MERS(R) System may, at the discretion of the Master Servicer, in the future be held through the MERS(R) System. For any Mortgage held through the MERS(R) System, the Mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS(R), as nominee for the owner of the Mortgage Loan, and subsequent assignments of the Mortgage were, or in the future may be, at the discretion of the Master Servicer, registered electronically through the MERS(R) System. For each of these Mortgage Loans, MERS(R) serves as mortgagee of record on the Mortgage solely as a nominee in an administrative capacity on behalf of the Trustee, and does not have any interest in the Mortgage Loan.

     Pursuant to the Pooling and Servicing Agreement, the Depositor will be required to deliver (or cause delivery of) the Trustee's Mortgage Files:

          (A) not later than the Closing Date, with respect to at least 50% of the Mortgage Loans,

          (B) not later than twenty days after the Closing Date, with respect to at least an additional 40% of the Mortgage Loans, and

          (C) not later than thirty days after the Closing Date, with respect to the remaining 10% of the Mortgage Loans.

     Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states (such as California) as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Seller. As to any Mortgage Loan, the recording requirement exception described in the preceding sentence is applicable only so long as the related Trustee Mortgage File is maintained in the possession of the Trustee in one of the states to which such exception applies. In the event any such assignment is delivered to the Trustee in blank and the related Trustee Mortgage File is released by the Trustee pursuant to applicable provisions of the Pooling and Servicing Agreement, the Trustee shall complete such assignment as provided in subparagraph (3) above prior to any such release. In the event such recording is required to protect the interest of the Trustee in the Mortgage Loans, the Master Servicer is required to cause each previously unrecorded assignment to be submitted for recording.

     The Trustee will review the Mortgage Loan documents on or prior to the Closing Date (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date), and the Trustee will hold such documents in trust for the benefit of the holders of the Certificates. After review of such Mortgage Loan documents, if any document is found to be missing or defective in any material respect, the Trustee is required to notify the Master Servicer and the Seller in writing. If the Seller cannot or does not cure such omission or defect within 90 days of its receipt of notice from the Trustee, the Seller is required to repurchase the related Mortgage Loan from the Trust Fund at a price (the "Purchase Price") equal to 100% of the Stated Principal Balance thereof plus accrued and unpaid interest thereon, at a rate equal to the Mortgage Rate, to the first day of the month in which the Purchase Price is to be distributed to holders of the Certificates. Rather than repurchase the Mortgage Loan as provided above, the Seller may remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place another Mortgage Loan of like kind (a "Replacement Mortgage Loan"); however, such substitution is only permitted within two years after the Closing Date, and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify any REMIC election made by the Trust Fund or result in a prohibited transaction tax under the Code. Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement:

          (1) have a Stated Principal Balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be forwarded by the Seller to the Master Servicer and deposited by the Master Servicer in the Certificate Account not later than the succeeding Determination Date and held for distribution to the holders of the Certificates on the related Distribution Date),

          (2) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan,

          (3) be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan,

          (4) have a Combined Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan,

          (5) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan,

          (6) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate,

          (7) provide for a prepayment charge on terms substantially similar to those of the prepayment charge, if any, of the Deleted Mortgage Loan,

          (8) constitute the same occupancy type as that which secured the Deleted Mortgage Loan, and

          (9) comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution.

     This cure, repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders, the Trustee, the Co-Trustee, the Mortgage Pool Insurer or the Depositor for omission of, or a material defect in, a Mortgage Loan document.

Underwriting Procedures Relating to Closed-End Second Lien Mortgage Loans

     The following is a description of the underwriting procedures customarily employed by Countrywide Home Loans with respect to fixed rate closed-end second lien mortgage loans. The underwriting process is intended to assess the applicant's credit standing and repayment ability, and the value and adequacy of the real property security as collateral for the proposed loan. Exceptions to Countrywide Home Loans' underwriting guidelines will be made when compensating factors are present. These factors include the borrower's employment stability, favorable credit history, equity in the related property, and the nature of the underlying first mortgage loan.

     Each applicant for a closed-end second lien mortgage loan must complete an application that lists the applicant's assets, liabilities, income, employment history, and other demographic and personal information. If information in the loan application demonstrates that the applicant has sufficient income and there is sufficient equity in the real property to justify making a closed-end second lien mortgage loan, Countrywide Home Loans will conduct a further credit investigation of the applicant. This investigation includes obtaining and reviewing an independent credit bureau report on the credit history of the applicant to evaluate the applicant's ability and willingness to repay. The credit report typically contains information relating to such matters as credit history with local merchants and lenders, installment and revolving debt payments, and any record of delinquencies, defaults, bankruptcy, collateral repossessions, suits or judgments.

     Countrywide Home Loans originates or acquires mortgage loans pursuant to alternative sets of underwriting criteria under its Alternative Documentation Loan Program, its Reduced Documentation Loan Program, its Super Streamlined Documentation Loan Program, its Full Documentation Loan Program and its Streamlined Documentation Loan Program. Generally, the Alternative Documentation Program permits a borrower to provide pay stubs and W-2 forms covering the most recent two years, in lieu of providing a Verification of Employment. The Reduced Documentation Program places more emphasis on property underwriting than on credit underwriting. Therefore certain credit underwriting documentation concerning income and employment verification is waived. The Reduced Documentation Program requires applicants to list their assets and also permits bank statements in lieu of verifications of deposits. Only self-employed borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion are eligible for the Reduced Documentation Program. The Super Streamlined Documentation program is available for first-lien borrowers in good standing with Countrywide. The Super Streamlined Documentation Loan Program is available for borrowers who have recently purchased or refinanced (rate/term) with the Seller if they have not been 30 days delinquent in payment during the previous twelve-month period. Under the Super Streamlined Documentation Program, the value used in conjunction with obtaining the first lien from Countrywide Home Loans is used in lieu of a new appraisal and is subsequently used to determine the combined loan-to-value ratio. In most instances, the maximum loan amount is limited to the lesser of 25% of the first-lien balance or $50,000. In addition, a credit review is conducted, however no debt ratio calculation, income documentation or asset verification is required. A telephonic verification of employment is required before loan closing. The Full Documentation Program requires borrowers to submit a pay stub issued within the last thirty days, W-2 forms covering the most recent two years and a completed Verification of Employment. The Full Documentation Program is available to both salaried and self-employed borrowers, with the stipulation that self-employed borrowers are also required to furnish tax returns covering the most recent two years. The Streamlined Documentation Program requires borrowers to submit a pay stub issued within the last thirty days along with either telephone contact information or a verbal Verification of Employment.

     Full appraisals are generally performed on all closed-end second lien mortgage loans that at origination had a loan amount greater than $100,000. These appraisals are determined on the basis of a sponsor-approved, independent third-party, fee-based appraisal completed on forms approved by Fannie Mae or Freddie Mac. For certain closed-end second lien mortgage loans that had at origination a loan amount less than or equal to $100,000, a drive-by evaluation is generally completed by a state licensed, independent third-party, professional appraiser on forms approved by either Fannie Mae or Freddie Mac. The drive-by evaluation is an exterior examination of the premises by the appraiser to determine that the property is in good condition. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements, and generally must have been made not earlier than 180 days before the date of origination of the mortgage loan. For certain closed-end second lien mortgage loans with loan amounts less than or equal to $100,000, Countrywide Home Loans may have the related mortgaged property appraised electronically. Electronic appraisals use commercially-available home price indices and will only be completed on mortgaged properties where Countrywide Home Loans also services the first-lien mortgage. The minimum and maximum loan amounts for closed-end second lien mortgage loans are generally $7,500 and $500,000, respectively.

     After obtaining all applicable income, liability, asset, employment, credit and property information, Countrywide Home Loans generally uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments on the closed-end second lien mortgage loan in addition to the senior mortgage loan payments (including any escrows for property taxes and hazard insurance premiums) and other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly credit obligations to the borrower's gross monthly income. Based on this, the maximum monthly debt-to-income ratio is 45%. Variations in the monthly debt-to-income ratios limits are permitted based on compensating factors. Countrywide Home Loans currently offers closed-end second lien mortgage loan products that allow maximum combined loan-to-value ratios up to 100%.

     It is generally Countrywide Home Loans' policy to require a title search or limited coverage policy before it makes a closed-end second lien mortgage loan for amounts less than or equal to $100,000. In addition, if the closed-end second lien mortgage loan has an original principal balance of more than $100,000, the Seller requires that the borrower obtain an ALTA policy, or other assurance of title customary in the relevant jurisdiction. In addition, ALTA title policies are generally obtained in situations where the property is on leased land or there has been a change in title.

     None of the Seller, the Depositor, the Master Servicer, the Trustee, any underwriter of the Certificates or any of their respective affiliates makes any representation as to the accuracy or completeness of the information under "The Mortgage Pool Insurer" below.

                           The Mortgage Pool Insurer

     General. Radian Insurance Inc. (the "Mortgage Pool Insurer"), is a Pennsylvania domiciled and licensed insurer and a wholly-owned subsidiary of Radian Guaranty Inc. ("Radian Guaranty"), which is a wholly-owned subsidiary of Radian Group Inc. ("Radian"), an insurance holding company listed on the New York Stock Exchange.

     The Mortgage Pool Insurer is regulated by the Insurance Department of the Commonwealth of Pennsylvania. NONE OF RADIAN, RADIAN GUARANTY OR ANY OF THEIR OFFICERS, DIRECTORS, SHAREHOLDERS OR AFFILIATES IS OBLIGATED TO PAY THE DEBTS OF OR CLAIMS AGAINST THE MORTGAGE POOL INSURER.

     Ratings. The Mortgage Pool Insurer's financial strength is rated "AA" by S&P and Fitch Ratings and is rated "Aa3" by Moody's. The Mortgage Pool Insurer's financial strength currently is not rated by any other rating agency. Each rating of the Mortgage Pool Insurer should be evaluated independently. The ratings reflect the respective rating agencies' current assessments of the creditworthiness of the Mortgage Pool Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the Certificates and such ratings may be subject to revision, qualification or withdrawal at any time by the rating agencies. Any downward revision, qualification or withdrawal of any of the above ratings may have an adverse effect on the market price of the Certificates. The Mortgage Pool Insurer does not guaranty the market price of the Certificates nor does it guaranty that its financial strength ratings will not be revised, qualified or withdrawn.

     Net Worth and Liquidity Maintenance Agreement. Radian Guaranty has entered into an agreement to cause the Mortgage Pool Insurer to maintain a certain net worth and to have sufficient liquidity to meet its obligations.

     The following table presents selected financial information of Radian Guaranty as of December 31, 2001, December 31, 2002 and March 31, 2003 (unaudited) determined on the basis of statutory accounting principles, which differ in significant respects from generally accepted accounting principles.

                            Radian Guaranty Inc.(1)
                        Selected Financial Information
                            (Dollars In Thousands)

                                                                                             March 31, 2003
                                           December 31, 2001       December 31, 2002          (unaudited)
                                           -----------------       -----------------         --------------
Admitted Assets........................     $2,090,579              $2,378,205              $2,497,267
Liabilities (excluding Contingency
Reserve)...............................        541,808                 587,665                 630,956
Capital and Surplus....................        200,230                 138,357                 173,362
Contingency Reserve....................      1,348,541               1,652,183               1,692,949
Total Policyholder's Surplus(2)........      1,548,771               1,790,540               1,866,311

---------------------
     (1) Although Radian Guaranty has undertaken to maintain the net worth and liquidity of the Mortgage Pool Insurer, such undertaking shall not constitute an obligation of Radian Guaranty to provide a direct or indirect guarantee of any debt or other obligation of the Mortgage Pool Insurer whatsoever, including the Mortgage Pool Insurer's obligations under the Mortgage Pool Insurance Policy.

     (2) Total Policyholder's Surplus is equal to the sum of the Capital and Surplus and Contingency Reserve items referred to above.

     Copies of the Mortgage Pool Insurer's and Radian Guaranty's quarterly and annual statutory financial statements are available upon request to Radian Insurance Inc., 1601 Market Street, Philadelphia, Pennsylvania 19103. The telephone number of the Mortgage Pool Insurer is (215) 231-1000.

     THE MORTGAGE POOL INSURER'S ROLE IS LIMITED TO PROVIDING THE COVERAGE SET FORTH IN THE MORTGAGE POOL INSURANCE POLICY.

     The information under "The Mortgage Pool Insurer" has been provided by the Mortgage Pool Insurer. The Mortgage Pool Insurer does not accept any responsibility for the accuracy or completeness of, has not participated in the preparation of and makes no representation regarding the Prospectus Supplement or any information contained or incorporated by reference herein, or omitted herefrom, other than the information supplied by the Mortgage Pool Insurer and presented under this heading "The Mortgage Pool Insurer." Neither the Mortgage Pool Insurer nor any of its affiliates makes any representation regarding the Mortgage Loans or the advisability of investing in the Certificates.

                      The Mortgage Pool Insurance Policy

     On the Closing Date, the Mortgage Pool Insurer will issue to the Co-Trustee a mortgage pool insurance policy (the "Mortgage Pool Insurance Policy") to cover losses (subject to the limitations described herein) by reason of default of the mortgagor in payment of scheduled monthly payments. In consideration of payment of the premium and subject to the limitations described herein, the Mortgage Pool Insurer will unconditionally and irrevocably agree to pay under the Mortgage Pool Insurance Policy for certain losses by reason of defaults in payment on the Mortgage Loans, up to the Maximum Aggregate Liability. The "Maximum Aggregate Liability" under the Mortgage Pool Insurance Policy will be approximately $38,000,000, which equals 9.50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans. The original amount of coverage under the Mortgage Pool Insurance Policy will be reduced over the life of the Certificates by the aggregate dollar amount of claims paid.

     This summary describes certain provisions of the Mortgage Pool Insurance Policy. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Mortgage Pool Insurance Policy.

     As provided in the Pooling and Servicing Agreement, the Co-Trustee will pay the premiums for the Mortgage Pool Insurance Policy in accordance with the terms of the Mortgage Pool Insurance Policy. The Master

Servicer will present claims and provide certain notices thereunder, on behalf of itself, the Trustee, the Co-Trustee and the Certificateholders.

     The claim amount under the Mortgage Pool Insurance Policy will be an amount equal to the related Realized Loss. For the purposes of the Mortgage Pool Insurance Policy, "Realized Loss" means, (i) as to any liquidated Mortgage Loan, the excess, if any, of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest thereon through the date of payment of the related claim amount over any related net liquidation proceeds remaining after deducting any related unreimbursed servicing advances (as defined in the Pooling and Servicing Agreement) therefrom, (ii) as to any Deficient Valuation, either the excess (if any) of the then outstanding indebtedness under the related Mortgage Loan and any loan secured by a lien with a higher priority than the lien of such Mortgage Loan over the valuation of the related Mortgaged Property, to the extent not in excess of the then outstanding indebtedness under such Mortgage Loan or, as applicable, the reduction in the amount of principal of the related Mortgage Loan to be repaid that results in a permanent forgiveness of principal thereunder and (iii) as to any Debt Service Reduction and any Due Date in respect of the related Mortgage Loan, the amount of the reduction in the interest portion of the Scheduled Payment due in respect of such Mortgage Loan on such Due Date. In calculating such amounts, the unpaid principal balance of a Mortgage Loan will not exceed the principal balance of such Mortgage Loan on the Cut-off Date and the unpaid principal balance and interest will be reduced for any reduction under the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). For the purposes of the Mortgage Pool Insurance Policy, "Deficient Valuation" means, as to any Mortgage Loan, a valuation by a court of competent jurisdiction of the related Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan and any loan secured by a lien with a higher priority than the lien of such Mortgage Loan, to the extent not in excess of the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be repaid that results in a permanent forgiveness of principal under the Mortgage Loan, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code. For the purposes of the Mortgage Pool Insurance Policy, "Debt Service Reduction" means, as to any Mortgage Loan, a reduction of the Scheduled Payment due on any Due Date for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, which becomes final and non-appealable, except such a reduction resulting from a Deficient Valuation.

     In order to provide limited support to the Mortgage Pool Insurer with respect to its obligation to pay claim amounts under the Mortgage Pool Insurance Policy, a reserve fund (the "Insurer Support Reserve Fund") will be established for the benefit of the Mortgage Pool Insurer on or before the Closing Date. The Insurer Support Reserve Fund will be funded on each Distribution Date from the distribution on such date of the amount set forth in clause (4) of the third paragraph under "Description of the Certificates -- Distributions -- Distributions of Interest" in this prospectus supplement. Additionally, the Trustee will promptly deposit any Trailing Payments it receives into the Insurer Support Reserve Fund. A "Trailing Payment" means, with respect to any claim that is paid by the Mortgage Pool Insurer in respect of a Realized Loss on a liquidated Mortgage Loan, any payment or other recovery on such Mortgage Loan that is received by the Mortgage Pool Insurer, the Trustee, the Co-Trustee or the Master Servicer after such claim has been filed with the Mortgage Pool Insurer and that is deposited in the Insurer Support Reserve Fund; provided, however, that Trailing Payments do not include Purchased Loan Proceeds (as defined below). Funds on deposit in the Insurer Support Reserve Fund will be invested overnight. Any earnings on such investments will be paid to the Master Servicer as additional servicing compensation, and any losses on such investments will be deposited into the Insurer Support Reserve Fund by the Master Servicer. On the Closing Date there will be no funds on deposit in the Insurer Support Reserve Fund.

     If a loss becomes payable under the Mortgage Pool Insurance Policy, the Mortgage Pool Insurer will cause to be paid from the Insurer Support Reserve Fund, or will pay directly to the Co-Trustee, the applicable claim amount within 30 days after the Master Servicer has filed a claim in accordance with the terms of the policy. If there are funds on deposit in the Insurer Support Reserve Fund available to cover all or any portion of a claim amount when due, the Mortgage Pool Insurer will direct the Trustee to withdraw those funds therefrom (or, if certain defaults with respect to the Mortgage Pool Insurer have occurred and are continuing, the Master Servicer will determine the amount to withdraw therefrom and will direct the Trustee to deposit such amount into the Distribution Account unless the Mortgage Pool Insurer objects in a timely manner), and the Trustee will be required to apply those funds in the same manner as it is required to apply proceeds of the Mortgage Pool Insurance Policy. Any such application of funds from the Insurer Support Reserve Fund (any amount of such funds so applied, an "Insurer Support Reserve Fund Applied Amount") will be deemed to be a payment of a claim under the Mortgage Loan

Insurance Policy, and the remaining coverage amount under the policy will be reduced accordingly. If a claim amount exceeds the amount on deposit in the Insurer Support Reserve Fund when such claim amount is due, then the Mortgage Pool Insurer will pay the amount of such excess directly to the Co-Trustee up to the Maximum Aggregate Liability under the Mortgage Pool Insurance Policy. If the Mortgage Pool Insurer makes any such direct payment to the Co-Trustee and additional amounts are subsequently deposited into the Insurer Support Reserve Fund, the Mortgage Pool Insurer will have the right to instruct the Trustee to withdraw funds from the Insurer Support Reserve Fund, up to the amount of such direct payment, and deliver those funds to the Mortgage Pool Insurer as reimbursement. Under no circumstances will any amounts on deposit in the Insurer Support Reserve Fund be applied to cover any losses on Mortgage Loans that are not required to be covered under the Mortgage Pool Insurance Policy. Accordingly, the Insurer Support Reserve Fund will be solely for the benefit of the Mortgage Pool Insurer and will be of no benefit to the Certificateholders. If any amount remains on deposit in the Insurer Support Reserve Fund after the Certificates have been paid in full and the Mortgage Pool Insurer has been fully reimbursed for all amounts owed to it, such remaining amount will be paid to the Master Servicer as additional servicing compensation.

     The Master Servicer must file a claim in respect of a Mortgage Loan within 30 days after the Realized Loss on such Mortgage Loan, unless a written extension has been granted by the Mortgage Pool Insurer.

     The Mortgage Pool Insurer will have the right but not the obligation to purchase from the Trust Fund, upon certain terms specified in the Mortgage Pool Insurance Policy, any Mortgage Loan that is four months in Default or as to which there are bankruptcy, foreclosure or other similar proceedings, by paying the applicable Insurer Purchase Price for such Mortgage Loan; provided, that the Mortgage Pool Insurer may notify the Co-Trustee at any time that it is exercising such right but may pay the Insurer Purchase Price for such Mortgage Loan only on the last day of a calendar month. The "Insurer Purchase Price" is an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan as of the date of such purchase plus (ii) accrued and unpaid interest thereon at the applicable Mortgage Rate through the date of payment for such purchase plus (iii) in the case of a Mortgage Loan purchased on a servicing-released basis, any unreimbursed Servicing Advances; provided, however, that Insurer Purchase Price for a Mortgage Loan will be determined without giving effect to any Relief Act reductions. Any Liquidation Proceeds with respect to a Mortgage Loan purchased by the Mortgage Pool Insurer that are received by the Master Servicer, the Trustee or the Co-Trustee after the date of such purchase will be promptly delivered by the Master Servicer, the Trustee, or the Co-Trustee, as applicable, to the Mortgage Pool Insurer. In addition, upon liquidation of a Mortgage Loan purchased by the Mortgage Pool Insurer, the Mortgage Pool Insurer will be entitled to direct the Trustee to withdraw from the Insurer Support Reserve Fund and pay to the Mortgage Pool Insurer the amount of any Realized Loss in respect of such Mortgage Loan (any such amount so paid, an "Additional Deemed Claim Amount"). For the purposes of the Mortgage Pool Insurance Policy, "Default" means the failure by a borrower (x) to pay when due a Scheduled Payment due under the terms of a Mortgage Loan or (y) to pay all amounts due on acceleration of the Mortgage Loan by the Master Servicer after (i) a breach by the borrower of a due-on-sale provision in the Mortgage Loan or (ii) a failure to pay when due a scheduled periodic payment or any other amount due on any debt or other obligations representing an encumbrance or lien superior to the lien of the Mortgage Loan (including any tax lien or other encumbrance). A Mortgage Loan is deemed to be in Default for that month as of the close of business on the installment due date for which a scheduled periodic payment has not been made or as of the close of business on the due date stated in the notice of such acceleration. The Mortgage Loan will be considered to remain in Default until filing of a claim so long as such scheduled periodic payment has not been made or a basis for acceleration exists continuously. For example, a Mortgage Loan is "four months in Default" if the monthly installments due on January 1 through April 1 remain unpaid as of the close of business on April 1 or if a basis for acceleration exists for a continuous period of four months.

     The Mortgage Pool Insurance Policy will provide coverage for losses on incurred by reason of fraud, dishonesty or misrepresentation in connection with the origination of the Mortgage Loans ("Fraud Losses"), up to the Fraud Loss Limit. The "Fraud Loss Limit" will be

          (1) during the first year after the Cut-off Date, an amount equal to 3.0% of the Total Insured Loan Amount minus the Mortgage Pool Insurer's actual Fraud Loss payments since the Cut-off Date,

          (2) during the period from the first anniversary of the Cut-off Date through the second anniversary of the Cut-off Date, an amount equal to the lesser of

               (A) 2.0% of the Total Insured Loan Amount and

               (B) the amount determined in clause (1) above as of the end of the first year after the Cut-off Date, minus the Mortgage Pool Insurer's actual Fraud Loss payments since the first anniversary of the Cut-off Date, and

          (3) during the period from the second anniversary of the Cut-off Date through the fifth anniversary of the Cut-off Date, an amount equal to the lesser of

               (A) 1.0% of the Total Insured Loan Amount, and

               (B) the amount determined in clause (2) above as of the end of second year after the Cut-off Date minus the Mortgage Pool Insurer's actual Fraud Loss payments since the second anniversary of the Cut-off Date.

The "Total Insured Loan Amount" under the Mortgage Pool Insurance Policy will be approximately $400,000,000.

Any Fraud Losses in excess of the applicable Fraud Loss Limit or occurring more than five years after the Cut-off Date will not be covered by the Mortgage Pool Insurance Policy, and any such losses that relate to principal will be allocated to the Subordinate Certificates in the manner described under "Applied Realized Loss Amounts" in this prospectus supplement. Under no circumstances will the Mortgage Pool Insurer have any obligation to provide coverage for Fraud Losses in excess of the Maximum Aggregate Liability under the Mortgage Pool Insurance Policy, regardless of whether such Fraud Losses are within the applicable Fraud Loss Limit.

     The Mortgage Pool Insurance Policy will provide coverage for losses caused by Special Hazard Damage (any such losses, "Special Hazard Losses"), up to the Special Hazard Limit. "Special Hazard Damage" includes physical damage to a Mortgaged Property on account of direct physical loss, exclusive of

          (1) any loss of a type covered by a hazard or flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to the Pooling and Servicing Agreement, except to the extent of the portion of such loss not covered as a result of any coinsurance provision, and

          (2) any loss resulting from terrorism or any other Extraordinary Event (as defined below).

As of any date of determination, the "Special Hazard Limit" will be an amount equal to approximately $4,000,000 minus the sum of

          (1) the aggregate of all payments by the Mortgage Pool Insurer in respect of Special Hazard Damage as of such date of determination and

          (2) the Adjustment Amount (as defined below).

     For each anniversary of the Cut-off Date, the "Adjustment Amount" will be equal to the amount, if any, by which the difference calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of

          (1) twice the Amortized Insured Loan Amount (as defined below) of the Mortgage Loan that has the largest Amortized Insured Loan Amount on the Distribution Date immediately preceding such anniversary and

          (2) the Total Amortized Insured Loan Amount, as of the immediately preceding Distribution Date, of the Mortgage Loans in any single five-digit California zip code area with the largest amount of Mortgage Loans by the Total Amortized Insured Loan Amount thereof as of such anniversary.

The "Amortized Insured Loan Amount" means, as to any Distribution Date and any Mortgage Loan, the unpaid principal balance of the Mortgage Loan as of the first day of the month preceding the month of the Distribution Date. The "Total Amortized Insured Loan Amount" means the sum of the Amortized Insured Loan Amounts for all the Mortgage Loans. Any Special Hazard Losses in excess of the Special Hazard Limit will not be covered by the Mortgage Pool Insurance Policy, and any such losses that relate to principal will be allocated to the Subordinate Certificates in the manner described under "Applied Realized Loss Amounts" in this prospectus supplement. Under no circumstances will the Mortgage Pool Insurer have any obligation to provide coverage for Special Hazard Losses in excess of the Maximum Aggregate Liability under the Mortgage Pool Insurance Policy, regardless of whether such Special Hazard Losses are within the Special Hazard Limit.

     The Mortgage Pool Insurance Policy will not provide coverage for any losses incurred in respect of any Mortgage Loan as the result of the occurrence of an Extraordinary Event. Under the Mortgage Pool Insurance Policy, an "Extraordinary Event" will include any of the following conditions with respect to a Mortgage Loan or any related Mortgaged Property, to the extent causing or resulting in a loss upon the liquidation of such Mortgage Loan

          (1) exhaustion of coverage maintained under the fidelity bond or errors and omissions insurance policy required to be maintained pursuant to the Pooling and Servicing Agreement,

          (2) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril otherwise covered by the definition of the term "Special Hazard Damage",

          (3) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack

               (A) by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces,

               (B) by military, naval or air forces, or

               (C) by an agent of any such government, power, authority or forces,

          (4) any weapon of war employing atomic fission or radioactive force whether in time of peace or war, or

          (5) terrorism, insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transportation or trade.

     Any losses relating to principal on Mortgage Loans that result from an Extraordinary Event will be allocated to the Subordinate Certificates in the manner described under "Applied Realized Loss Amounts" in this prospectus supplement.

     On and after the date on which the Aggregate Benefit Amount under the Mortgage Pool Insurance Policy, net of any Purchased Loan Proceeds, any Additional Deemed Claim Amounts and any Trailing Payments (other than Trailing Payments applied to pay interest on amounts due to the Mortgage Pool Insurer under the Mortgage Pool Insurance Policy), becomes equal to or exceeds the Maximum Aggregate Liability, the Mortgage Pool Insurer will have no further obligation to pay claims under the Mortgage Pool Insurance Policy, notwithstanding the fact that the Mortgage Pool Insurer will continue thereafter to be entitled to premium payments under the Mortgage Pool Insurance Policy. "Aggregate Benefit Amount" means the aggregate of all claim amounts under the Mortgage Pool Insurance Policy or portions thereof and all Insurer Purchase Prices or portions thereof that are either withdrawn from the Insurer Support Reserve Fund or paid directly by the Mortgage Pool Insurer (without giving effect to any withdrawals from the Insurer Support Reserve Fund to reimburse the Mortgage Pool Insurer for any such amounts paid directly by the Mortgage Pool Insurer). "Purchased Loan Proceeds" means, with respect to a Mortgage Loan which the Mortgage Pool Insurer has purchased pursuant to the Mortgage Pool Insurance Policy and which has become a liquidated Mortgage Loan, the lesser of (i) the Insurer Purchase Price paid by the Mortgage Pool Insurer for such Mortgage Loan and (ii) all payments and other recoveries with respect to such Mortgage Loan which are received by the Mortgage Pool Insurer after payment of the related Insurer Purchase Price (including any such recoveries received by the Mortgage Pool Insurer in connection with any sale of such Mortgage Loan by the Mortgage Pool Insurer), net of any recoveries in respect of advances made by or on behalf of the Mortgage Pool Insurer with respect to such Mortgage Loan (other than recoveries of any unreimbursed Servicing Advances paid as part of the Insurer Purchase Price for such Mortgage Loan). However, if the Mortgage Pool Insurer purchases a Mortgage Loan pursuant to the Mortgage Pool Insurance Policy and the bankruptcy, foreclosure or other similar proceeding giving rise to such purchase is subsequently cured or discontinued, the Purchased Loan Proceeds with respect to such Mortgage Loan will equal any payment or other recovery of principal, interest or unreimbursed Servicing Advances paid as part of the Insurer Purchase Price for such Mortgage Loan that the Mortgage Pool Insurer receives after payment of such Insurer Purchase Price (including any such recovery received by the Mortgage Pool Insurer in connection with any sale of such Mortgage Loan by the Mortgage Pool Insurer).

     The Mortgage Pool Insurance Policy will not be cancelable for any reason, and subject to the rights of the Mortgage Pool Insurer under applicable law, the Mortgage Pool Insurance Policy will continue in force until (a) each Mortgage Loan has been paid in full, has become a liquidated Mortgage Loan or, whether because the transfer of the Mortgage Loans by the Seller pursuant to the Pooling and Servicing Agreement has been disregarded or for any other reason, is no longer owned by the Trustee for the benefit of the holders of the Certificates or (b) the Certificates no longer remain outstanding, whether because the Certificates have been redeemed, have been paid in full or otherwise have had their respective Certificate Principal Balances reduced to zero. The sale, pledge, assignment or other transfer of a Mortgage Loan by or on behalf of the Master Servicer, whether or not voluntary and whether by operation of law or otherwise, shall terminate coverage of the Mortgage Loan under the Mortgage Pool Insurance Policy. The premium on the Mortgage Pool Insurance Policy will not be refundable for any reason.

                        Servicing of the Mortgage Loans

The Master Servicer

     Countrywide Home Loans Servicing LP ("Countrywide Servicing" or the "Master Servicer") will act as Master Servicer. The principal executive officers of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans, Inc. a New York corporation ("Countrywide Home Loans" or the "Seller"). Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"). Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

     Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including all of its rights and obligations relating to that portion of that portfolio comprised of mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by CWABS, Inc. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans product will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

     In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

     Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans. As of March 31, 2003, Countrywide Servicing had a net worth of approximately $6.4 billion.

     In its capacity as Master Servicer, Countrywide Servicing will be responsible for servicing the mortgage loans in accordance with the terms set forth in the Pooling and Servicing Agreement. Countrywide Servicing may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers. Any subservicing arrangement must be approved by the Mortgage Pool Insurer. It is expected that Countrywide Home Loans will initially directly service approximately 100% of the mortgage loans to be included in the Trust Fund. Notwithstanding any subservicing arrangement, Countrywide Servicing will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if Countrywide Servicing alone were servicing the mortgage loans.

Countrywide Home Loans

     Countrywide Home Loans is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. Except as otherwise indicated, reference in the remainder of this prospectus supplement to "Countrywide Home Loans" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.

     The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302.

     Countrywide Home Loans services substantially all of the mortgage loans that it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. As of March 31, 2003, Countrywide Home Loans provided servicing for approximately $497.242 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. As of March 31, 2003, Countrywide Home Loans provided servicing for approximately $3.237 billion aggregate principal amount of prime quality second lien mortgage loans originated under the fixed rate second lien program.

Servicing of the Mortgage Loans

     The Master Servicer has established standard policies for the servicing and collection of the closed-end second lien mortgage loans. Servicing includes, but is not limited to,

     o the collection and aggregation of payments relating to the mortgage loans;

     o the supervision of delinquent mortgage loans, loss mitigation efforts, foreclosure proceedings, and, if applicable, the disposition of the mortgaged properties; and

     o the preparation of tax related information in connection with the mortgage loans.

     The general policy of the Master Servicer is to initiate foreclosure in the underlying property for a mortgage loan,

     o after the loan is 60 days or more delinquent and satisfactory arrangements cannot be made with the mortgagor; or

     o   if a notice of default on a senior lien is received by the Master
         Servicer.

     Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery on the loans, including any deficiencies.

     Once foreclosure is initiated by the Master Servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the property is located. During the foreclosure proceeding, the Master Servicer determines the amount of the foreclosure bid and whether to liquidate the loan.

     After foreclosure, if the mortgaged property securing the closed-end second lien mortgage loan is also securing a first mortgage lien, the Master Servicer may liquidate the mortgaged property and charge off the closed-end second lien mortgage loan balance that was not recovered through liquidation proceeds. If the mortgaged property was subject to a senior lien, the Master Servicer will either directly manage the foreclosure sale of the property and satisfy the lien at the time of sale or take other action deemed necessary to protect the interest in the mortgaged property. If, in the judgment of the Master Servicer, the cost of maintaining or purchasing the senior lien position exceeds the economic benefit of such action, the Master Servicer will generally charge off the entire closed-end second lien mortgage loan and may seek a money judgment against the borrower. Generally, the Master Servicer will charge off the entire closed-end second lien mortgage loan when that mortgage loan has been delinquent for 180 days, even if the related mortgaged property has not been liquidated by that date, unless the Master Servicer has determined that liquidation proceeds in respect of such mortgaged property, which have not been realized by that date, may be received by the Master Servicer subsequently.

     Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, the Master Servicer's business judgment, changes in the portfolio, and applicable laws and regulations, and, at all times, such policies and practices with respect to the Mortgage Loans in the Mortgage Pool will be consistent with the Mortgage Pool Insurance Policy.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of prime quality closed-end second lien mortgage loans originated and serviced by Countrywide Home Loans. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on such Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due,

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding,

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated, and

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                    Foreclosure and Delinquency Experience

                                               As of December 31, 2000                As of December 31, 2001
                                     --------------------------------------   --------------------------------------
                                            Principal                              Principal
                                             Balance           Percentage           Balance           Percentage
                                     -------------------   ----------------   -------------------   ----------------
Total Portfolio....................   $2,730,028,318.03         100.00%        $3,017,257,168.98       100.00%
Delinquency Percentage
30-59 Days.........................   $   20,528,290.53           0.75%        $   37,722,636.27         1.25%
60-89 Days.........................        2,282,705.64           0.08              6,553,870.99         0.22
90+ Days...........................        4,740,854.66           0.17             10,676,444.98         0.35
                                     -------------------   ----------------   -------------------   ----------------
Sub-Total..........................   $   27,551,850.83           1.01%        $   54,952,952.24         1.82%
                                     -------------------   ----------------   -------------------   ----------------
Foreclosure Rate...................   $      592,515.58           0.02%        $      624,444.33         0.02%
Bankruptcy Rate....................   $    5,104,335.24           0.19%        $    5,935,277.19         0.20%

                                               As of December 31, 2002                As of March 31, 2003
                                     --------------------------------------   --------------------------------------
                                            Principal                              Principal
                                             Balance           Percentage           Balance           Percentage
                                     -------------------   ----------------   -------------------   ----------------
Total Portfolio                       $2,977,648,188.55         100.00%         $2,941,688,959.95      100.00%
Delinquency Percentage
30-59 Days                            $   35,866,848.98           1.20%         $   36,939,075.63        1.26%
60-89 Days                                 8,170,028.78           0.27               8,744,508.24        0.30
90+ Days                                  11,452,759.17           0.38              11,067,491.42        0.38
                                     -------------------   ----------------   -------------------   ----------------
Sub-Total                             $   55,489,636.93           1.86%         $   56,751,075.29        1.93%
                                     -------------------   ----------------   -------------------   ----------------
Foreclosure Rate                      $    1,118,143.13           0.04%         $    1,481,757.53        0.05%
Bankruptcy Rate                       $   11,174,889.85           0.38%         $    9,579,964.34        0.33%

Servicing Compensation and Payment of Expenses

     The Master Servicer will be paid a monthly fee from interest collected with respect to each Mortgage Loan (as well as from any liquidation proceeds from a liquidated Mortgage Loan that are applied to accrued and unpaid interest) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate (such product, the "Servicing Fee"). The "Servicing Fee Rate" for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Servicing Fee is subject to adjustment with respect to each prepaid Mortgage Loan, as described herein under "-- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received from the 2nd day through the 15th day of a month ("Prepayment Interest Excess"), all late payment fees, assumption fees, prepayment penalties and other similar charges, all reinvestment income earned on amounts on deposit in the Certificate Account, the Distribution Account and the Insurer Support Reserve Fund, and any amount remaining on deposit in the Insurer Support Reserve Fund after the Certificates have been paid in full and the Mortgage Pool Insurer has been fully reimbursed for all amounts owed to it.

Adjustment to Servicing Fee in Connection With Certain Prepaid Mortgage Loans

     When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("Due Dates"), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments received from the 2nd day through the 15th day of a month, other than the month of the Cut-off Date, are included in the related distribution on the 25th day of the same month, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from the 16th day of a month to the first day of the following month are not distributed until the 25th day of such following month, and accordingly an interest shortfall (a "Prepayment Interest Shortfall") would result. The period from the 16th day of the month prior to a Distribution Date (or, in the case of the first Distribution Date, from the Cut-off Date) to and including the 15th day of the month in which such Distribution Date occurs is herein referred to as the "Prepayment Period." In order to mitigate the effect of any such shortfall in interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Servicing Fee otherwise payable to the Master Servicer with respect to the related Due Period ("Compensating Interest") will, to the extent of such shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on such Distribution Date. Any such deposit by the Master Servicer will be reflected in the distributions to holders of the Certificates entitled thereto made on the Distribution Date on which the Principal Prepayment received would be distributed.

Advances

     Subject to the following limitations, on the Business Day prior to each Distribution Date, the Master Servicer will be required to advance its own funds, or funds in the Certificate Account that are not required to be distributed on such Distribution Date, in an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans (with the Mortgage Rate adjusted to a rate equal to the Mortgage Rate minus the Servicing Fee Rate (as so adjusted, the "Net Mortgage Rate")) that were due on the related Due Date and delinquent on the related Determination Date, together with an amount equivalent to interest (adjusted to the applicable Net Mortgage Rate) deemed due on each Mortgage Loan as to which the related Mortgaged Property has been acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan ("REO Property"), such latter amount to be calculated after taking into account any rental income from such Mortgaged Property (any such advance, an "Advance" and the date of any such Advance, as described herein, a "Master Servicer Advance Date").

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan (with such payments of interest adjusted to the related Net Mortgage Rate) to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to holders of the Certificates on the related Distribution Date. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Trustee, as successor master servicer, or such other entity as may be appointed as successor master servicer, will be obligated to make any such Advance in accordance with the terms of the Pooling and Servicing Agreement.

Certain Modifications and Refinancings

     The Master Servicer may modify any Mortgage Loan provided that the Master Servicer purchases the Mortgage Loan from the Trust Fund immediately following the modification. A Mortgage Loan may not be modified unless the modification includes a change in the interest rate on the related Mortgage Loan to approximately a prevailing market rate. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the next Due Date at the applicable Net Mortgage Rate, net of any unreimbursed advances of principal and interest on the Mortgage Loan made by the Master Servicer. The Master Servicer will deposit the purchase price in the Certificate Account within one business day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and mortgagors request modifications as an alternative to refinancings. The Master Servicer will indemnify the Trust Fund against liability for any prohibited transactions taxes or any taxes imposed on contributions made after the Closing Date and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                        Description of the Certificates

General

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the material terms and provisions pursuant to which the Certificates will be issued. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

     The CWABS, Inc., Asset-Backed Certificates, Series 2003-S1 (the "Certificates") will consist of:

     o Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates (collectively the "Class A Certificates"),

     o Class A-R and Class A-IO Certificates (together with the Class A Certificates, the "Senior Certificates"),

     o   Class M-1 Certificates, and

     o   Class M-2 Certificates.

     As used herein, the "Certificate Principal Balance" for any class of Certificates (other than a class of Certificates with no principal balance or with a Notional Balance) is the aggregate outstanding principal balance of all Certificates of such class. The Class A-IO Certificates are interest-only Certificates issued with a notional balance (the "Notional Balance") equal to the principal balance of the Mortgage Loans in the Trust Fund. Distributions on the Certificates will be based primarily on amounts available for distribution in respect of the Mortgage Loans.

     The Certificates (other than the Class A-R Certificates) will be issued in book-entry form as described below. The Certificates will be issued in minimum dollar denominations of $20,000 and integral multiples of $1,000 in excess thereof, except that the Class A-R Certificates will be issued as two certificates in the denominations specified in the Pooling and Servicing Agreement.

Book-Entry Certificates

     The Certificates (other than the Class A-R Certificates) will be book-entry Certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") may elect to hold their Book-Entry Certificates through the Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg (as defined herein) or the Euroclear System ("Euroclear"), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream, Luxembourg and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Certificate

Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC and DTC participants. While the Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the Certificates, see "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the Prospectus and "Global, Clearance, Settlement And Tax Documentation Procedures -- Material U.S. Federal Income Tax Documentation Requirements" in Annex B hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

     Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

     On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the

Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and "Miscellaneous Tax Aspects -- Backup Withholding" in the Prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust Fund provided by the Master Servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the Depositor and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the Pooling and Servicing Agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined herein), beneficial owners having not less than 51% of the Voting Rights (as defined herein) evidenced by the Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders of the related Certificates under the Pooling and Servicing Agreement.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Deposits to the Certificate Account

     The Master Servicer will establish and initially maintain a certificate account (the "Certificate Account") for the benefit of the Trustee on behalf of the Certificateholders. On a daily basis within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received or made or to be applied by it on or subsequent to the Cut-off Date, including all principal and interest received with respect to the Mortgage Loans after the Cut-off Date (exclusive of any scheduled principal due on or prior to such Cut-off Date and any interest accruing prior to the Cut-off Date):

          (1) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans,

          (2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage Loans, net of the related Servicing Fees on the Mortgage Loans,

          (3) all Insurance Proceeds (other than proceeds of the Mortgage Pool Insurance Policy or Insurer Support Reserve Fund Applied Amounts) and all other Liquidation Proceeds,

          (4) all payments made by the Master Servicer in respect of Prepayment Interest Shortfalls,

          (5) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate Account,

          (6) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each mortgagor to maintain a primary hazard insurance policy,

          (7) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

          (8) all Advances.

     "Insurance Proceeds" are (i) all proceeds of any insurance policies, including, without limitation, the Mortgage Pool Insurance Policy (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies and (ii) any Insurer Support Reserve Fund Applied Amounts required to be applied by the Trustee as described under "The Mortgage Pool Insurance Policy" in this prospectus supplement.

     "Liquidation Proceeds" are Insurance Proceeds and all other net proceeds received in connection with the partial or complete liquidation of Mortgage Loans (whether through trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of a Mortgaged Property, together with the net proceeds received with respect to any Mortgaged Properties acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted Mortgage Loans (other than the amount of such net proceeds representing any profit realized by the Master Servicer in connection with the disposition of any such properties). To the extent that any proceeds of the liquidation of a Mortgage Loan are recovered by the Mortgage Pool Insurer in connection with a claim paid under the Mortgage Pool Insurance Policy, pursuant to the Mortgage Pool Insurer's subrogation rights under the terms of that policy, such proceeds will not be included in the Liquidation Proceeds available to the Trust Fund.

Withdrawals from the Certificate Account

     The Master Servicer may from time to time withdraw funds from the Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

          (1) to pay to the Master Servicer the Servicing Fees on the Mortgage Loans to the extent not previously paid to or withheld by the Master Servicer (subject to reduction as described above under "Servicing of the Mortgage Loans -- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans") and, as additional servicing compensation, prepayment penalties, assumption fees, late payment charges, net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

          (2) to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Mortgage Loan pursuant to this clause
     (2) being limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds or other Liquidation Proceeds with respect thereto, other than proceeds of the Mortgage Pool Insurance Policy, Insurer Support Reserve Fund Applied Amounts or Trailing Payments) with respect to which such Advance was made,

          (3) to reimburse the Master Servicer for any Advances previously made that the Master Servicer has determined to be nonrecoverable,

          (4) to pay the Co-Trustee, for payment to the Mortgage Pool Insurer, the premiums payable under the Mortgage Pool Insurance Policy and any other amounts payable to the Mortgage Pool Insurer under the Mortgage Pool Insurance Policy;

          (5) to reimburse the Master Servicer from Insurance Proceeds (other than proceeds of the Mortgage Pool Insurance Policy or Insurer Support Reserve Fund Applied Amounts) for expenses incurred by the Master Servicer and covered by the related insurance policies,

          (6) to pay the Master Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations, such right of reimbursement pursuant to this clause (6) being limited to amounts received representing late recoveries of the payments of such costs and expenses (or Liquidation Proceeds, purchase proceeds or repurchase proceeds with respect thereto),

          (7) to pay to the Seller, the Depositor, the Mortgage Pool Insurer or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by the Seller, the Depositor, the Mortgage Pool Insurer or the Master Servicer from the Trust Fund pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such purchased Mortgage Loan,

          (8) to reimburse the Seller, the Master Servicer or the Depositor for fees and expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

          (9) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

          (10) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

     In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the "Distribution Account Deposit Date"), the Master Servicer shall (x) withdraw from the Certificate Account and remit to the Trustee the amount of the Interest Remittance Amount and the Principal Remittance Amount for such Distribution Date to the extent on deposit in the Certificate Account, and the Trustee shall deposit such amount in the Distribution Account, as described below and (y) remit any Trailing Payments (but only to the extent of amounts on deposit in the Certificate Account after payments pursuant to clause (x) above and payments required to be made to the Co-Trustee pursuant to clause (4) of the immediately preceding paragraph) received by the Master Servicer during the related Due Period to the Trustee for deposit in the Insurer Support Reserve Fund.

     The "Interest Remittance Amount" is equal to:

          (a) the sum, without duplication, of:

               (1) all scheduled interest collected during the related Due Period, less the related Servicing Fees,

               (2) all Advances relating to interest,

               (3) all interest on prepayments other than Prepayment Interest Excess,

               (4) all Compensating Interest,

               (5) Liquidation Proceeds collected during the related Due Period (to the extent such Liquidation Proceeds relate to interest), and

               (6) any Seller Shortfall Interest Requirement for the Master Servicer Advance Date in May 2003,

          (b) less, the sum of (x) all non-recoverable Advances relating to interest and certain expenses reimbursed during the related Due Period plus (y) the premium payable under the Mortgage Pool Insurance Policy for the related Distribution Date.

     A "Seller Shortfall Interest Requirement" for the Master Servicer Advance Date in May 2003 is a payment in an amount equal to the product of:

          (a) the excess of the aggregate Stated Principal Balance of the Mortgage Loans over the aggregate Stated Principal Balance of the Mortgage Loans that have a scheduled payment of interest due in the related Due Period, and

          (b) a fraction, the numerator of which is the weighted average Net Mortgage Rate of the Mortgage Loans (weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans) as of the Cut-off Date, and the denominator of which is 12.

     The "Principal Remittance Amount" is equal to:

          (a) the sum, without duplication, of:

               (1) the scheduled principal collected during the related Due Period or advanced on or before the related Master Servicer Advance Date,

               (2) prepayments collected in the related Prepayment Period,

               (3) the Stated Principal Balance, as of the date of repurchase, of each Mortgage Loan that was repurchased by the Seller or the Master Servicer with respect to the applicable Distribution Date,

               (4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans delivered by the Seller in connection with a substitution of a Mortgage Loan, and

               (5) all Liquidation Proceeds collected during the related Due Period (to the extent such Liquidation Proceeds related to principal),

          (b) less, all non-recoverable Advances relating to principal and certain expenses reimbursed during the related Due Period.

     A "Due Period" with respect to any Distribution Date is the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the Due Date in the month in which such Distribution Date occurs.

Deposits to the Distribution Account

     The Trustee will establish and maintain a distribution account (the "Distribution Account") on behalf of the Certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein (without duplication):

                  (1) the aggregate amount remitted by the Master
         Servicer to the Trustee,

                  (2) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account,

                  (3) any proceeds paid in respect of the Mortgage Loans pursuant to the Mortgage Pool Insurance Policy, and

                  (4) any Insurer Support Reserve Fund Applied Amounts required to be applied by the Trustee as described under "The Mortgage Pool Insurance Policy" in this prospectus supplement.

Withdrawals from the Distribution Account

     The Trustee will withdraw funds from the Distribution Account for distribution to the Certificateholders and deposits to the Insurer Support Reserve Fund as described below under "-- Distributions" and may from time to time make withdrawals from the Distribution Account:

          (1) to pay the trustee fee (the "Trustee Fee") to the Trustee,

          (2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

          (3) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein, and

          (4) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

Distributions

     General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names such Certificates are registered at the close of business on the Record Date. The "Record Date" is, with respect to the Class A-1 Certificates, the Business Day immediately preceding a Distribution Date, or if the Class A-1 Certificates are no longer Book-Entry Certificates, the last Business Day of the month preceding the month of a Distribution Date and, with respect to each class of Certificates other than, the Class A-1 Certificates, the last Business Day of the month preceding the month of a Distribution Date; provided, however, that the first Record Date, with respect to each class of Certificates other than the Class A-1 Certificates, shall be the Closing Date.

     A "Distribution Date" is the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in May 2003.

     A "Business Day" is any day other than:

     o   A Saturday or Sunday or

     o A day on which banking institutions in the states of New York, California or North Carolina or the Commonwealth of Pennsylvania are required or authorized by law to be closed.

     Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any Certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of such Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates. The "Percentage Interest" evidenced by a Certificate will equal the percentage derived by dividing the denomination of such Certificate by the aggregate denominations of all Certificates of the applicable class.

     Distributions of Interest. On each Distribution Date, the interest distributable with respect to the Certificates is the interest which has accrued thereon at the then applicable related Pass-Through Rate during the applicable Accrual Period. For the Class A-1 Certificates and any Distribution Date, the "Accrual Period" is the period from and including the preceding Distribution Date (or from the Closing Date, in the case of the first Distribution Date) to and including the day prior to the current Distribution Date. For each class of Certificates other than the Class A-1 Certificate and any Distribution Date, the "Accrual Period" is the calendar month immediately preceding the calendar month in which such Distribution Date occurs.

     All calculations of interest on the Class A-1 Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period. All calculations of interest on each class of Certificates other than the Class A-1 Certificates will be made on the basis of a 360-day year that consists of twelve 30-day months.

     On each Distribution Date, the Interest Funds for such Distribution Date are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

          (1) concurrently to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-R and Class A-IO Certificates, the Current Interest and any Interest Carry Forward Amount for each such class; provided, however, that Current Interest and any Interest Carry Forward Amount payable to the Class A-IO Certificates shall be deposited in the Carryover Reserve Fund in an amount equal to the sum of the Primary Carryover Reserve Fund Deposit and the Secondary Carryover Reserve Fund Deposit (each as defined below), and any amounts remaining thereafter shall be distributed to the Class A-IO Certificates, and provided, further, that if the Interest Funds are not sufficient to make a full distribution of the aggregate Current Interest and the aggregate Interest Carry Forward Amount for each class of Senior Certificates, such Interest Funds will be distributed pro rata among each such class, based on the ratio of (x) the portion of the Current Interest and the portion of any Interest Carry Forward Amount attributable to such class to (y) the portion of Current Interest and the portion of any Interest Carry Forward Amount attributable to all such classes;

          (2) to the Class M-1 Certificates, the Current Interest and any Interest Carry Forward Amount for such class,

          (3) to the Class M-2 Certificates, the Current Interest and any Interest Carry Forward Amount for such class,

          (4) to the Insurer Support Reserve Fund, the Required Insurer Support Reserve Fund Monthly Deposit, and

          (5) any remainder to the Class A-R Certificates.

     The "Interest Funds" with respect to any Distribution Date are equal to the Interest Remittance Amount for such Distribution Date less the Trustee Fee for such Distribution Date.

     "Current Interest" with respect to each class of the Certificates and each Distribution Date, is the interest accrued for the applicable Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance or the Notional Balance of such class immediately prior to such Distribution Date, plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy.

     "Interest Carry Forward Amount," with respect to each class of the Certificates and each Distribution Date, is the excess of:

          (a) Current Interest for such class with respect to prior Distribution Dates over

          (b) the amount actually distributed to such class with respect to interest on such prior Distribution Dates.

     The "Pass-Through Rate" for the Class A-1 Certificates will be a per annum rate equal to the lesser of (1) One-Month LIBOR calculated as described below under "Calculation of One-Month LIBOR" plus 0.10% per annum, and (2) the Net Rate Cap.

     The "Pass-Through Rate" per annum for each class of Certificates (other than the Class A-1 Certificates and the Class A-IO Certificates) will be a per annum rate equal to the lesser of (1) the respective per annum fixed rate set forth and described under "Summary -- Description of the Certificates -- General" in this prospectus supplement and (2) the Net Rate Cap.

     The "Pass-Through Rate" on the Class A-IO Certificates will be equal to the excess of (a) the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans (weighted on the basis of the Stated Principal Balances thereof) over (b) the sum of (i) the weighted average Pass-Through Rate of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-R, Class M-1 and Class M-2 Certificates (weighted on the basis of the respective Certificate Principal Balances thereof and, in the case of the Pass-Through Rate of the Class A-1 Certificates, adjusted to an effective rate reflecting the calculation of interest on the basis of a 360-day year that consists of twelve 30-day months) and (ii) the Effective Insurer Reserve Fund Pass-Through Rate for the applicable Distribution Date.

     The "Effective Insurer Support Reserve Fund Pass-Through Rate" is, for any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the product of (x) the Required Insurer Support Reserve Fund Monthly Deposit for such Distribution Date times (y) 12 and the denominator of which is the Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

     The "Adjusted Net Mortgage Rate" with respect to each Mortgage Loan is equal to the Mortgage Rate less the Expense Fee Rate.

     The "Expense Fee Rate" with respect to each Mortgage Loan is equal to the sum of (i) the Servicing Fee Rate, (ii) the trustee fee rate as provided in the Pooling and Servicing Agreement and (iii) the Mortgage Pool Insurance Policy Premium Rate. The "Mortgage Pool Insurance Policy Premium Rate" is 0.450% per annum. As of the Cut-off Date, the Expense Fee Rate of the Mortgage Loans will be approximately 0.959%.

     The "Net Rate Cap" for any Distribution Date with respect to the Certificates (other than the Class A-IO Certificates) will be a per annum rate (adjusted, in the case of the Class A-1 Certificates, to an effective rate for the related Accrual Period reflecting the calculation of interest on the basis of the actual number of days elapsed during the related interest Accrual Period and a 360-day year) equal to (a) the weighted average Adjusted Net Mortgage Rate on the Mortgage Loans in the Trust Fund, minus (b) the Effective Insurer Support Reserve Fund Pass-Through Rate for such Distribution Date.

     The "Net Rate Carryover" for a class of Certificates (other than the Class A-IO Certificates) on any Distribution Date on which the Pass-Through Rate for such class is based upon the Net Rate Cap is the excess of:

          (1) the amount of interest that would have accrued on that class of Certificates during the related Accrual Period for that class had the Pass-Through Rate for that class not been calculated based on the applicable Net Rate Cap, over

          (2) the amount of interest accrued on that class during that Accrual Period based on the Net Rate Cap,

plus the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Net Rate Cap).

     The "Required Insurer Support Reserve Fund Monthly Deposit" is, with respect to any Distribution Date, an amount equal to the lesser of (x) Interest Funds for such Distribution Date and (y) an amount equal to the sum of (i) the Scheduled Insurer Support Reserve Fund Monthly Deposit for such Distribution Date plus (ii) the Insurer Support Reserve Fund Carryover Amount for such Distribution Date.

     The "Insurer Support Reserve Fund Carryover Amount" is, with respect to any Distribution Date, the excess of (x) the aggregate of the Scheduled Insurer Support Reserve Fund Monthly Deposits for all prior Distribution Dates over (y) the aggregate of the Required Insurer Support Reserve Fund Monthly Deposits for all prior Distribution Dates.

     The "Scheduled Insurer Support Reserve Fund Monthly Deposit" is, for any Distribution Date, the product of (x) one-twelfth of the Insurer Support Reserve Fund Pass-Through Rate for such Distribution Date times (y) a notional balance equal to $18,520,000.

     The "Insurer Support Reserve Fund Pass-Through Rate" is, for any Distribution Date, the then-applicable per annum rate set forth below:

          Distribution Date                                      Percentage
          -----------------                                      ----------
          May 2003 - October 2003..........................         1.00%
          November 2003 - June 2004........................         4.00%
          July 2004 - October 2004.........................         6.00%
          November 2004 - May 2005.........................         7.00%
          June 2005 - December 2005........................         6.00%
          January 2006 - March 2007........................         5.00%
          April 2007 - September 2007......................         4.00%
          October 2007 - September 2010....................         2.00%
          October 2010 and thereafter......................         0.00%

     Distributions of Principal. On each Distribution Date, the Principal Distribution Amount for such Distribution Date is required to be distributed as follows until such Principal Distribution Amount has been fully distributed:

          (1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect:

               (A) to the Class A-R Certificates, until the Certificate Principal Balance thereof is reduced to zero,

               (B) to the Class A Certificates, in the order and the priorities set forth below,

               (C) to the Class M-1 Certificates, until the Certificate Principal Balance thereof is reduced to zero,

               (D) to the Class M-2 Certificates, until the Certificate Principal Balance thereof is reduced to zero, and

               (E) any remainder to the Class A-R Certificates.

          (2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect:

               (A) to the Class A Certificates, the Class A Principal Distribution Amount, in the order and the priorities set forth below,

               (B) to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero,

               (C) to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero, and

               (D) any remainder to the Class A-R Certificates.

     On each Distribution Date, the Principal Distribution Amount or the Class A Principal Distribution Amount, as applicable, is required to be distributed to the Class A Certificates in the following order of priority:

          (1) to the Class A-5 Certificates, the NAS Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero, and

          (2) sequentially, in the following order:

               (A) to the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero,

               (B) to the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero,

               (C) to the Class A-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero,

               (D) to the Class A-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and

               (E) to the Class A-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

     Notwithstanding the foregoing order of priority, on any Distribution Date on which the aggregate Certificate Principal Balances of the Class A Certificates are equal to or greater than the Stated Principal Balances of all Mortgage Loans, the Principal Distribution Amount or the Class A Principal Distribution Amount, as applicable, will be distributed pro rata and not sequentially.

     "NAS Principal Distribution Amount" for any Distribution Date, is the product of:

               (1) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-5 Certificates and the denominator of which is the aggregate Certificate Principal Balances of the Class A Certificates, in each case immediately prior to such Distribution Date,

               (2) the Principal Distribution Amount or the Class A Principal Distribution Amount, as applicable, for such Distribution Date and

               (3) the applicable percentage for such Distribution Date set forth in the following table:

                       Distribution Date                   Percentage
                    May 2003-- April 2006...............        0%
                    May 2006-- April 2008...............       45%
                    May 2008-- April 2009...............       80%
                    May 2009-- April 2010...............      100%
                    May 2010 and thereafter.............      300%

     The "Principal Distribution Amount" with respect to each Distribution Date equals the Principal Remittance Amount with respect to the related Distribution Account Deposit Date.

     "Class A Principal Distribution Amount," is the excess of (1) the aggregate Certificate Principal Balances of the Class A Certificates immediately prior to such Distribution Date over (2) 81.00% of the aggregate Stated Principal Balances of the Mortgage Loans for such Distribution Date.

     "Class M-1 Principal Distribution Amount" is the excess of:

          (1) the sum of:

               (a) the aggregate Certificate Principal Balances of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for such Distribution Date) and

               (b) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over

          (2) 92.50% of the aggregate Stated Principal Balances of the Mortgage Loans for such Distribution Date;

     provided, however, that if the Class M-1 Certificates are the only class of Certificates outstanding on such Distribution Date, they will be entitled to receive the entire Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero.

         "Class M-2 Principal Distribution Amount" is the excess of:

          (1) the sum of:

               (a) the aggregate Certificate Principal Balances of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for such Distribution Date),

               (b) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for such Distribution Date) and

               (c) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over

          (2) the aggregate Stated Principal Balances of the Mortgage Loans for such Distribution Date.

     "Stepdown Date" is the earlier to occur of:

          (1) the Distribution Date on which the Certificate Principal Balance of each Class of the Class A Certificates is reduced to zero, and

          (2) the later to occur of (x) the Distribution Date in May 2006 and
     (y) the first Distribution Date on which the aggregate Certificate Principal Balances of the Class A Certificates (after giving effect to the distributions of the Principal Distribution Amount on the Class A Certificates on such Distribution Date) is less than or equal to 81.00% of the aggregate Stated Principal Balances of the Mortgage Loans for such Distribution Date.

     A "Trigger Event" with respect to a Distribution Date after the Stepdown Date consists of either a Delinquency Trigger Event with respect to that Distribution Date or a Cumulative Loss Trigger Event with respect to that Distribution Date.

     A "Delinquency Trigger Event" with respect to a Distribution Date after the Stepdown Date exists if the product of:

          (1) 3.5 times and

          (2) a fraction, expressed as a percentage,

               (a) the numerator of which is the aggregate Stated Principal Balance for such Distribution Date of Mortgage Loans that were 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Mortgage Loans in foreclosure or bankruptcy and REO Properties) and

               (b) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date equals or exceeds the Required Percentage.

         The "Required Percentage" with respect to a Distribution Date after the Stepdown Date is equal to the quotient (expressed as a percentage) of:

          (1) the excess of:

               (a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over

               (b) the Certificate Principal Balance of the most senior class of Certificates outstanding as of the preceding Master Servicer Advance Date and

          (2) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

     A "Cumulative Loss Trigger Event" with respect to a Distribution Date after the Stepdown Date exists if the aggregate amount of Trigger Event Realized Losses on the Mortgage Loans from (and including) the Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period exceeds the applicable percentage, for such Distribution Date, of the Cut-off Date Principal Balance of the Mortgage Loans, as set forth below:

                    Distribution Date                       Percentage
                  ----------------------                    ----------
                  May 2006-- April 2007................       2.00%
                  May 2007-- April 2008................       2.50%
                  May 2008-- April 2009................       3.25%
                  May 2009 and thereafter..............       4.00%

     A "Trigger Event Realized Loss" with respect to any Distribution Date after the Stepdown Date is the excess of the Stated Principal Balance of a defaulted Mortgage Loan over the Liquidation Proceeds allocated to principal that have been received with respect to that Mortgage Loan on or at any time prior to the last day of the related Due Period.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the trust fund shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any available funds remaining after payment of interest and principal on the senior certificates and interest and principal on the subordinated certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

     Calculation of One-Month LIBOR

     On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period for the Class A-1 Certificates (each such date, an "Interest Determination Date"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("One-Month LIBOR") for such Accrual Period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined herein. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The "Reference Bank Rate" with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Certificate Principal Balance of the Class A-1 Certificates for such Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the Certificate Principal Balance of the Class A-1 Certificates for such Accrual Period. As used in this section, "LIBOR Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

          (1) with an established place of business in London,

          (2) which have been designated as such by the Trustee and

          (3) which are not controlling, controlled by, or under common control with, the Depositor, the Seller, the Master Servicer or any successor Master Servicer.

     The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A-1 Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

     Carryover Reserve Fund

     The Pooling and Servicing Agreement establishes an account (the "Carryover Reserve Fund"), which is held in trust by the Trustee on behalf of the Certificateholders. On the Closing Date, the Seller will deposit $10,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

     As described above, on each Distribution Date, the Trustee shall deposit in the Carryover Reserve Fund from the Current Interest and any Interest Carry Forward Amount otherwise payable to the Class A-IO Certificates for such Distribution Date (to the extent available), an amount (the "Primary Carryover Reserve Fund Deposit") equal to the Net Rate Carryover for such Distribution Date.

     Following such deposits, on each Distribution Date, amounts in the Carryover Reserve Fund shall be distributed to each class of Certificates (other than the Class A-IO Certificates), on a pro rata basis among all such classes (on the basis of the related Net Rate Carryover for each such class), to pay any Net Rate Carryover on such Certificates.

     On each Distribution Date, following all other deposits to, and distributions from, the Carryover Reserve Fund, the Trustee shall deposit (the "Secondary Carryover Reserve Fund Deposit") funds in the Carryover Reserve Fund in an amount that will equal the excess, if any, of (i) $10,000 over (ii) the amount of funds on deposit in the Carryover Reserve Fund.

Applied Realized Loss Amounts

     If on any Distribution Date, after giving effect to the distributions described above (including the distributions in respect of the Mortgage Pool Insurance Policy and the Insurer Support Reserve Fund), the aggregate Certificate Principal Balances of the Certificates exceed the Stated Principal Balances of the Mortgage Loans, the Certificate Principal Balances of the Subordinate Certificates will be reduced, in inverse order of seniority (beginning with the Class M-2 Certificates) by an amount equal to such excess. Any such reduction is an "Applied Realized Loss Amount." Applied Realized Loss Amounts will not be paid at a later date and interest will accrue for the related class of Certificates on the Certificate Principal Balance as so reduced. Without duplication of the foregoing, Applied Realized Loss Amounts will include any principal amounts of Realized Losses in excess of the Maximum Aggregate Liability under the Mortgage Pool Insurance Policy, in general, and principal amounts of Realized Losses in excess of the Fraud Loss Limit and Special Hazard Limit, in particular.

Reports to Certificateholders

     On each Distribution Date, the Trustee will forward to each Certificateholder, the Master Servicer, the Mortgage Pool Insurer, the Co-Trustee and the Depositor a statement generally setting forth, among other information:

          (1) the amount of the related distribution to holders of the Certificates allocable to principal, separately identifying:

               (a) the aggregate amount of any Principal Prepayments included therein, and

               (b) the aggregate of all scheduled payments of principal included therein,

          (2) the amount of such distribution to holders of the Certificates allocable to interest,

          (3) the Interest Carry Forward Amounts for each class of Certificates (if any),

          (4) the Certificate Principal Balance of each class of Certificates after giving effect to (A) all distributions allocable to principal on such Distribution Date and (B) the allocation of any Applied Realized Loss Amounts for such Distribution Date,

          (5) the Pool Stated Principal Balance for the following Distribution Date,

          (6) the amount of the Servicing Fees paid to or retained by the Master Servicer for the related Due Period,

          (7) the Pass-Through Rate for each class of Certificates for such Distribution Date,

          (8) the amount of Advances included in the distribution on such Distribution Date,

          (9) the number and aggregate principal amounts of Mortgage Loans:

               (a) delinquent (exclusive of related Mortgage Loans in foreclosure):

                   30 to 59 days,

                   60 to 89 days and

                   90 or more days, and

               (b) in foreclosure and delinquent:

                   30 to 59 days,

                   60 to 89 days and

                   90 or more days,

     in each case as of the close of business on the last day of the calendar month preceding such Distribution Date,

          (10) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance for such Distribution Date of such Mortgage Loan and the date of acquisition thereof,

          (11) whether a Trigger Event exists,

          (12) the total number and principal balance of any REO Properties as of the close of business on the Determination Date preceding such Distribution Date,

          (13) any Net Rate Carryover paid and all remaining Net Rate Carryover remaining on each class of the Certificates (other than the Class A-IO Certificates) on such Distribution Date,

          (14) the amount of any payment under the Mortgage Pool Insurance Policy, the amount of any Insurer Support Reserve Fund Applied Amounts, the remaining amount available under the Mortgage Pool Insurance Policy, and the amount on deposit in the Insurer Support Reserve Fund on such Distribution Date (after giving effect to any deposits therein on such Distribution Date), and

          (15) for the May 2003 Distribution Date, the amount, if any, of the Seller Shortfall Interest Requirement.

     In addition, within 60 days after the end of each calendar year, the Trustee will prepare and deliver to each Certificateholder of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Amendment

     The Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Seller, the Trustee and the Co-Trustee, with the consent of the Mortgage Pool Insurer but without the consent of Certificateholders, for any of the purposes set forth under "The Agreements -- Amendment" in the Prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Seller, the Trustee and the Co-Trustee and the holders of a majority in interest of each class of Certificates adversely affected thereby, with the consent of the Mortgage Pool Insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may:

          (1) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the holder of such Certificate,

          (2) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in clause (1) above, without the consent of the holders of Certificates of such class evidencing, as to such class, Percentage Interests aggregating 66%, or

          (3) reduce the aforesaid percentage of aggregate outstanding principal amounts of Certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all Certificates of such class.

Optional Termination

     The Master Servicer will have the right, subject to certain conditions specified in the Pooling and Servicing Agreement, to repurchase all remaining Mortgage Loans and REO Properties in the Trust Fund and thereby effect early retirement of all the Certificates, subject to the Stated Principal Balance of the Mortgage Loans and REO Properties in the Trust Fund at the time of repurchase being less than or equal to 10% of the Cut-off Date Pool Principal Balance (the "Optional Termination Date"). In the event such option is exercised by the Master Servicer, the repurchase will be made at a price equal to the sum of:

          (1) 100% of the Stated Principal Balance of each Mortgage Loan in the Trust Fund (other than in respect of REO Property) plus accrued interest thereon at the applicable Mortgage Rate, net of the Servicing Fee,

          (2) the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan) in the Trust Fund,

          (3) any unreimbursed out-of-pocket costs and expenses and the principal portion of Advances, in each case previously incurred by the Master Servicer in the performance of its servicing obligations, and

          (4) all amounts owed to the Mortgage Pool Insurer under the Pooling and Servicing Agreement and the insurance agreement entered into in connection with the issuance of the Mortgage Pool Insurance Policy.

     Proceeds from such repurchase will be distributed to the Certificateholders in the priority described above. The proceeds from any such distribution may not be sufficient to distribute the full amount to which each class of Certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and such appraised value is less than the Stated Principal Balance of the related Mortgage Loan. Any repurchase of the Mortgage Loans and REO Properties will result in an early retirement of the Certificates.

Optional Purchase of Defaulted Mortgage Loans

     As to any Mortgage Loan which is delinquent in payment by 150 days or more, the Master Servicer may, at its option but subject to certain conditions specified in the Pooling and Servicing Agreement, purchase such Mortgage Loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable Mortgage Rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed.

Events of Default

     Events of Default will consist of:

          (1) any failure by the Master Servicer to deposit in the Certificate Account or the Distribution Account the required amounts or remit to the Trustee any payment (including an Advance required to be made under the terms of the Pooling and Servicing Agreement) which continues unremedied for five days (or one day, in the case of an Advance required to be made under the terms of the Pooling and Servicing Agreement) after written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates,

          (2) any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Master Servicer, in the Pooling and Servicing Agreement, which in each case, materially and adversely affects the interests of the Certificateholders and continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates,

          (3) insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations,

          (4) the Master Servicer shall fail to maintain a net worth of $20,000,000 or more, or

          (5) the Master Servicer is no longer an approved servicer of Freddie Mac or Fannie Mae, or

          (6) a Sixty-Day Delinquency Trigger Event shall have occurred and be continuing.

     A "Sixty-Day Delinquency Trigger Event" shall have occurred and be continuing as of any Distribution Date if the Rolling Sixty-Day Delinquency Rate for such Distribution Date exceeds 7.50%.

     The "Sixty-Day Delinquency Rate", with respect to any Distribution Date, is a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for such Distribution Date of all Mortgage Loans 90 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Mortgage Loans in foreclosure and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of all Mortgage Loans.

     The "Rolling Sixty-Day Delinquency Rate", with respect to any Distribution Date, the average of the Sixty-Day Delinquency Rates for such Distribution Date and the two immediately preceding Distribution Dates; provided, however, that for the Distribution Date in May 2003, the Rolling Sixty-Day Delinquency Rate for such Distribution Date shall equal the Sixty-Day Delinquency Rate for such Distribution Date; provided further that for the Distribution Date in June 2003, the Rolling Sixty-Day Delinquency Rate for such Distribution Date shall equal the average of the Sixty-Day Delinquency Rates for such Distribution Date and the immediately preceding Distribution Date.

     As of any date of determination:

     o holders of the Certificates (other than the Class A-IO and Class A-R Certificates) will be allocated 95% of all Voting Rights, allocated among the Certificates in proportion to their respective outstanding Certificate Principal Balances and

     o holders of the Class A-IO Certificates and the Class A-R Certificates will be allocated all of the remaining Voting Rights as described in the Pooling and Servicing Agreement.

     Voting Rights will be allocated among the Certificates of each such class in accordance with their respective Percentage Interests.

Rights Upon Event of Default

     So long as an Event of Default under the Pooling and Servicing Agreement remains unremedied, the Trustee shall, but only upon the receipt of instructions from the Mortgage Pool Insurer or holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all of the responsibilities and duties of the Master Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances. No assurance can be given that termination of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the Mortgage Loans.

     No Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the Trustee written notice of the continuation of an Event of Default and unless the holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates have made a written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding.

The Trustee

     The Bank of New York will be the Trustee under the Pooling and Servicing Agreement. The Depositor and Countrywide Home Loans may maintain other banking relationships in the ordinary course of business with the Trustee. Certificates may be surrendered at the Corporate Trust Office of the Trustee located at 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust MBS Administration or at such other addresses as the Trustee may designate from time to time.

Co-Trustee

     Pursuant to the Pooling and Servicing Agreement, Wachovia Bank, National Association, a national banking association, will be appointed as Co-Trustee to hold the Mortgage Pool Insurance Policy for the benefit of the Trust Fund. The Co-Trustee will not have any duties of the Trustee and will have no duties under the Pooling and Servicing Agreement other than holding the Mortgage Pool Insurance Policy for the benefit of the Trust Fund and forwarding premium payments and receiving proceeds of claims under the Mortgage Pool Insurance Policy.

     The Co-Trustee may resign at any time, in which event the issuer must appoint a successor co-trustee with the consent of the Depositor and the Mortgage Pool Insurer. The issuer (or the Depositor if the issuer fails to do so) shall remove the Co-Trustee and appoint a successor reasonably acceptable to the Mortgage Pool Insurer if the Co-Trustee becomes insolvent or if the Co-Trustee otherwise becomes incapable of acting. Any resignation or removal of the Co-Trustee and appointment of a successor co-trustee will not become effective until acceptance of the appointment by the successor co-trustee.

     The Co-Trustee may own securities and have normal banking relationships with the Seller, the Master Servicer, the Depositor, the Mortgage Pool Insurer, and their respective affiliates.

Restrictions on Transfer of the Class A-R Certificates

     The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus under "Material Federal Income Tax Consequences -- Taxation of Holders of Residual Interest Securities -- Restrictions on Ownership and Transfer of Residual Interest Securities." The Pooling and Servicing Agreement provides that the Class A-R Certificates, in addition to other classes of certificates, may not be acquired by a Plan or with assets of such a Plan unless certain conditions are met. See "ERISA Considerations" in this prospectus supplement. Each Class A-R Certificate will contain a legend describing the foregoing restrictions.

                 Yield, Prepayment and Maturity Considerations

General

     The weighted average life of, and the yield to maturity on, each class of the Certificates generally will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagor's equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status. Furthermore, as described under "The Mortgage Pool -- Assignment of the Mortgage Loans" with respect to up to 50% of the Mortgage Loans (the "Delay Delivery Mortgage Loans"), the Depositor may deliver the related Trustee Mortgage Files after the Closing Date. Should the Seller fail to deliver all or a portion of any such Trustee Mortgage Files to the Depositor or other designee of the Depositor or, at the Depositor's direction, to the Trustee within the time periods described under "The Mortgage Pool -- Assignment of the Mortgage Loans" the Seller will be required to use its best efforts to deliver a Substitute Mortgage Loan for the related Delay Delivery Mortgage Loan or repurchase the related Delay Delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans. In addition, no less than approximately 5.31% of the Mortgage Loans are expected to require the payment of a penalty in connection with certain prepayments, generally no later than the first five years following origination of the related Mortgage Loan. These penalties, if enforced by the Master Servicer, may affect the rate of prepayments on the Mortgage Loans.

     The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

     The Class A-5 Certificates will not be entitled to distributions of principal until the Distribution Date in May 2006 (except as otherwise described herein). Thereafter, the entitlement of the Class A-5 Certificates to payments in respect of principal is subject to increase in accordance with the calculation of the NAS Principal Distribution Amount. See "Description of the Certificates -- Distributions" herein.

     The yield to maturity to holders of the Certificates (other than the Class A-1 Certificates) will be lower than the yield to maturity otherwise produced by the applicable interest rate and purchase price of those Certificates because principal and interest distributions will not be payable to the certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings with respect to the delay).

Prepayments and Yields for Certificates

     The extent to which the yield to maturity of the Certificates may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. In particular, in the case of a Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Certificate purchased at a premium and particularly the Class A-IO Certificates, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

     All of the Mortgage Loans are fixed rate mortgage loans. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans. In the event that Mortgage Loans with higher Mortgage Rates prepay at rates higher than other Mortgage Loans, the Net Rate Cap may be lower than otherwise would be the case. As a result, the interest payable on the Certificates on a Distribution Date could be reduced because of the imposition of the Net Rate Cap. No assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

     Although interest amounts accrued on the Class A-IO Certificates will be available to pay Net Rate Carryover on the Certificates (other than the Class A-IO Certificates) as described herein, there is no assurance that funds will be available or sufficient to pay such amounts. The ratings assigned to the Certificates do not address the likelihood of the payment of Net Rate Carryover.

Additional Yield Sensitivity Considerations

     The yield of the Class A-1 Certificates will be sensitive to (1) the level of One-Month LIBOR and (2) the timing of the adjustment of the Pass-Through Rate on the Class A-1 Certificates as it relates to the interest rates on the Mortgage Loans. Because those factors may affect the amount of Net Rate Carryover (if any) on the Class A-1 Certificates, the yield on the Class A-IO Certificates will also be sensitive to those two factors, given that interest amounts accrued on the Class A-IO Certificates will be available to pay Net Rate Carryover on the Certificates (other than the Class A-IO Certificates) as described herein. If the Net Rate Cap were imposed on the Class A-1 Certificates and any other classes of Certificates (other than the Class A-IO Certificates), the yields of each such other class of Certificates would also be sensitive to those two factors, because amounts in the Carryover Reserve Fund are distributable to each class of Certificates pro rata, on the basis of the related Net Rate Carryover for each such class, as described herein. For that reason, if the amount of the Net Rate Carryover for the Class A-1 Certificates were to increase in proportion to the amount of the Net Rate Carryover for any other classes of Certificates, a correspondingly lesser portion of the amounts in the Carryover Reserve Fund would be distributable to such other classes of Certificates. For the same reason, if the amount of the Net Rate Carryover for the Class A-1 Certificates were to decrease in proportion to the amount of the Net Rate Carryover for any other classes of Certificates, a correspondingly greater portion of the amounts in the Carryover Reserve Fund would be distributable to such other classes of Certificates.

Sensitivity of the Class A-IO Certificates

     As indicated in the following tables, the yield to investors in the Class A-IO Certificates will be sensitive to the rate of principal payments (including prepayments) of the Mortgage Loans and the level of One-Month LIBOR. The mortgage loans generally can be prepaid at any time, subject to the payment of any applicable prepayment penalty. The following table indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the illustrated classes of certificates to various constant percentages of the prepayment assumption. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable classes of certificates, would cause the discounted present value of the assumed streams of cash flows to equal the assumed aggregate purchase prices of the applicable classes and converting the monthly rates to corporate bond equivalent rates. Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the certificates and consequently do not purport to reflect the return on any investment in any class of certificates when the reinvestment rates are considered.

     As described under "Description of the Certificates -- Distributions," the Pass-Through Rate of the Class A-IO Certificates in effect from time to time is calculated by reference to the Pass-Through Rates of the other classes of Certificates and the Effective Insurer Support Reserve Fund Pass-Through Rate. In the event that the Pass-Through Rates of those other Certificates were limited by the Net Rate Cap, the Pass-Through Rate of the Class A-IO Certificates would be equal to zero. In addition, the funding requirements for the Insurer Support Reserve Fund will reduce the amount otherwise available to pay such shortfall and may reduce that amount to zero.

     The information set forth in the following tables has been prepared on the basis of the Modeling Assumptions and on the assumption that the purchase prices of the Class A-IO Certificates (expressed as percentages of their initial Notional Amount) are as indicated.

Sensitivity of the Class A-IO Certificates to Prepayments
(Pre-Tax Yields to Maturity)

                                                                     CPR Prepayment Assumption
                                               ------------------------------------------------------------------
 Price (%)                                        0%            20%           30%            40%           50%
----------                                     --------    ----------    -----------    ------------   -----------
6.50                                            80.33%       40.66%         17.42%         (8.51)%      (33.59)%
7.00                                            73.36%       34.53%         11.87%        (13.14)%      (35.94)%
7.50                                            67.45%       29.37%          7.24%        (16.87)%      (37.77)%

     It is unlikely that the Mortgage Loans will have the precise characteristics described in this prospectus supplement or that the Mortgage Loans will prepay at the same rate until maturity or at the same rate or time. As a result of these factors, the pre-tax yields on the Class A-IO Certificates are likely to differ from those shown in the table above, even if the Mortgage Loans prepay at the indicated percentages of the prepayment assumption. In addition, increases in One-Month LIBOR which are not reflected in the preceding table may have a material adverse effect on the pre-tax yields on the Class A-IO Certificates even if the characteristics and/or performance of the Mortgage Loans were to be consistent with the Modeling Assumptions. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the lives of the Class A-IO Certificates or as to the yields on the Class A-IO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class A-IO Certificates.

Last Scheduled Distribution Date

     The "Last Scheduled Distribution Date" for a class of Certificates is the Distribution Date on which the Certificate Principal Balance or the Notional Balance of that class of Certificates would be reduced to zero assuming, among other things, that:

     o   no prepayments are received on the Mortgage Loans, and

     o scheduled monthly payments of principal of and interest on each of such Mortgage Loans are timely received.

The Last Scheduled Distribution Date for each class of Certificates is as follows:

     o for the Class A-1, Class A-2, Class A-3 and Class A-5 Certificates, the Distribution Date in December 2017,

     o for the Class A-4, Class A-IO, Class M-1 and Class M-2 Certificates, the Distribution Date in December 2032, and

     o   for the Class A-R Certificates, the Distribution Date in May 2003.

     The actual final Distribution Date with respect to each class of Certificates could occur significantly earlier than its Last Scheduled Distribution Date because:

     o prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof, and

     o the Master Servicer may, subject to certain limitations specified in the Pooling and Servicing Agreement, purchase all the Mortgage Loans in the Trust Fund when the outstanding Stated Principal Balances thereof have declined to 10% or less of the Cut-off Date Pool Principal Balance.

Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment model used in this prospectus supplement ("Prepayment Model") is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans. The Prepayment Model used in this prospectus supplement ("CPR") assumes that the outstanding principal balance of the Mortgage Loans prepays at a constant annual rate of 30% CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume a 30% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

     The following tables have been prepared on the basis of the following assumptions (collectively, the "Modeling Assumptions"):

          (1) the Mortgage Loans prepay at the indicated percentage of the Prepayment Model,

          (2) distributions on the Certificates are received, in cash, on the 25th day of each month, commencing in May 2003, in accordance with the payment priorities defined herein,

          (3) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the Mortgage Loans occur,

          (4) Scheduled Payments are assumed to be received on the first day of each month commencing in May 2003, and prepayments represent payment in full of individual Mortgage Loans and are assumed to be received on the last day of each month, commencing in April 2003, and include 30 days' interest thereon,

          (5) the level of One-Month LIBOR remains constant at 1.34% per annum,

          (6) the Pass-Through Rates for the Certificates remain constant at the rates applicable prior to the Optional Termination Date and the Pass-Through Rates for the Class A-3, Class A-4 and Class A-5 Certificates are adjusted accordingly on any Distribution Date following the Optional Termination Date,

          (7) the Closing Date for the Certificates is April 30, 2003,

          (8) except as indicated with respect to the weighted average lives, no optional termination is exercised on the Optional Termination Date,

          (9) for the purpose of the assumed characteristics described in the third column of the table set forth in the immediately following Modeling Assumption, "Net Mortgage Rate" means, with respect to a Mortgage Loan, the Mortgage Rate less the sum of (i) the Servicing Fee Rate and (ii) the trustee fee rate as provided in the Pooling and Servicing Agreement, and

          (10) the Mortgage Loans have the approximate characteristics described below:

                                                        Original        Remaining
                      Gross             Net           Amortization      Term to
   Principal         Mortgage         Mortgage           Term          Maturity         Age       Amortization
   Balance($)         Rate (%)         Rate (%)         (months)        (months)      (months)       Method
----------------    -----------     ------------    ---------------   -------------  ----------  ----------------
      11,027.32       9.000000         8.491000            60               55             5         Level Pay
   9,178,025.75       8.038715         7.529715           120              115             5         Level Pay
 152,754,313.24       8.177965         7.668965           180              175             5         Level Pay
   2,012,036.74       9.891107         9.382107           240              233             7         Level Pay
     389,659.30       8.005910         7.496910           300              297             3         Level Pay
   2,161,524.24       8.850111         8.341111           360              356             4         Level Pay
 233,493,413.41       8.491248         7.982248           360              176(1)          4          Balloon

____________

  (1) The remaining amortization term to maturity is 356 months.

                                Percent of the Initial Certificate Principal Balance
                                at the Respective Percentages of the Prepayment Model

                                                                            Class A-1
                                          -------------------------------------------------------------------------
 Distribution Date                            0%        20%        25%       30%        35%       40%        45%
--------------------                      ---------- --------- --------- --------- ---------- --------- -----------
Initial Percentage.....................      100%      100%       100%      100%       100%      100%       100%
April 25, 2004.........................       96        62         54        45         37        28         20
April 25, 2005.........................       93        33         20         8          0         0          0
April 25, 2006.........................       88         9          0         0          0         0          0
April 25, 2007.........................       84         0          0         0          0         0          0
April 25, 2008.........................       79         0          0         0          0         0          0
April 25, 2009.........................       74         0          0         0          0         0          0
April 25, 2010.........................       69         0          0         0          0         0          0
April 25, 2011.........................       65         0          0         0          0         0          0
April 25, 2012.........................       61         0          0         0          0         0          0
April 25, 2013.........................       55         0          0         0          0         0          0
April 25, 2014.........................       50         0          0         0          0         0          0
April 25, 2015.........................       43         0          0         0          0         0          0
April 25, 2016.........................       36         0          0         0          0         0          0
April 25, 2017.........................       28         0          0         0          0         0          0
December 25, 2017......................        0         0          0         0          0         0          0
Weighted Average Life (in
   years)(1)...........................        9.77      1.54       1.22      1.00       0.84      0.72       0.62
Weighted Average Life (in
   years)(1)(2)........................        9.77      1.54       1.22      1.00       0.84      0.72       0.62

__________
(1) The weighted average lives of the Certificates are determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
     (b) adding the results, and
     (c) dividing the sum by the initial respective Certificate Principal Balance for such class of Certificates.

(2) To the Optional Termination Date.

                                Percent of the Initial Certificate Principal Balance
                                at the Respective Percentages of the Prepayment Model

                                                                           Class A-2
                                          -------------------------------------------------------------------------
 Distribution Date                            0%        20%        25%       30%        35%       40%        45%
--------------------                      ---------- --------- --------- --------- ---------- --------- -----------
Initial Percentage.....................      100%      100%       100%      100%       100%      100%       100%
April 25, 2004.........................      100       100        100       100        100       100        100
April 25, 2005.........................      100       100        100       100         87        48         12
April 25, 2006.........................      100       100         80        32          0         0          0
April 25, 2007.........................      100        88         43         7          0         0          0
April 25, 2008.........................      100        50         10         0          0         0          0
April 25, 2009.........................      100        25          0         0          0         0          0
April 25, 2010.........................      100         8          0         0          0         0          0
April 25, 2011.........................      100         5          0         0          0         0          0
April 25, 2012.........................      100         0          0         0          0         0          0
April 25, 2013.........................      100         0          0         0          0         0          0
April 25, 2014.........................      100         0          0         0          0         0          0
April 25, 2015.........................      100         0          0         0          0         0          0
April 25, 2016.........................      100         0          0         0          0         0          0
April 25, 2017.........................      100         0          0         0          0         0          0
December 25, 2017......................        0         0          0         0          0         0          0
Weighted Average Life (in
   years)(1)...........................       14.65      5.30       3.92      3.00       2.37      2.02       1.74
Weighted Average Life (in
   years)(1)(2)........................       14.65      5.30       3.92      3.00       2.37      2.02       1.74

__________
(1) The weighted average lives of the Certificates are determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
     (b) adding the results, and
     (c) dividing the sum by the initial respective Certificate Principal Balance for such class of Certificates.

(2) To the Optional Termination Date.


                                Percent of the Initial Certificate Principal Balance
                                at the Respective Percentages of the Prepayment Model

                                                                          Class A-3
                                          -------------------------------------------------------------------------
 Distribution Date                            0%        20%        25%       30%        35%       40%        45%
--------------------                      ---------- --------- --------- --------- ---------- --------- -----------
Initial Percentage.....................      100%      100%       100%      100%       100%      100%       100%
April 25, 2004.........................      100       100        100       100        100       100        100
April 25, 2005.........................      100       100        100       100        100       100        100
April 25, 2006.........................      100       100        100       100         72         0          0
April 25, 2007.........................      100       100        100       100         33         0          0
April 25, 2008.........................      100       100        100        41          0         0          0
April 25, 2009.........................      100       100         74         7          0         0          0
April 25, 2010.........................      100       100         42         0          0         0          0
April 25, 2011.........................      100       100         42         0          0         0          0
April 25, 2012.........................      100        89         31         0          0         0          0
April 25, 2013.........................      100        64         15         0          0         0          0
April 25, 2014.........................      100        40          0         0          0         0          0
April 25, 2015.........................      100        21          0         0          0         0          0
April 25, 2016.........................      100         5          0         0          0         0          0
April 25, 2017.........................      100         0          0         0          0         0          0
December 25, 2017......................        0         0          0         0          0         0          0
Weighted Average Life (in
   years)(1)...........................       14.65     10.73       7.63      5.02       3.72      2.68       2.31
Weighted Average Life (in
   years)(1)(2)........................       14.65      8.97       6.62      5.00       3.72      2.68       2.31

__________
(1) The weighted average lives of the Certificates are determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
     (b) adding the results, and
     (c) dividing the sum by the initial respective Certificate Principal Balance for such class of Certificates.

(2) To the Optional Termination Date.

                                Percent of the Initial Certificate Principal Balance
                                at the Respective Percentages of the Prepayment Model

                                                                          Class A-4
                                          -------------------------------------------------------------------------
 Distribution Date                            0%        20%        25%       30%        35%       40%        45%
--------------------                      ---------- --------- --------- --------- ---------- --------- -----------
Initial Percentage.....................      100%      100%       100%      100%       100%      100%       100%
April 25, 2004.........................      100       100        100       100        100       100        100
April 25, 2005.........................      100       100        100       100        100       100        100
April 25, 2006.........................      100       100        100       100        100        30          0
April 25, 2007.........................      100       100        100       100        100         0          0
April 25, 2008.........................      100       100        100       100         39         0          0
April 25, 2009.........................      100       100        100       100          3         0          0
April 25, 2010.........................      100       100        100        80          2         0          0
April 25, 2011.........................      100       100        100        80          2         0          0
April 25, 2012.........................      100       100        100        80          2         0          0
April 25, 2013.........................      100       100        100        65          2         0          0
April 25, 2014.........................      100       100        100        46          2         0          0
April 25, 2015.........................      100       100         71        31          2         0          0
April 25, 2016.........................      100       100         49        20          2         0          0
April 25, 2017.........................      100        82         33        13          2         0          0
April 25, 2018.........................       26         1          0         0          0         0          0
April 25, 2019.........................       24         1          0         0          0         0          0
April 25, 2020.........................       21         0          0         0          0         0          0
April 25, 2021.........................       19         0          0         0          0         0          0
April 25, 2022.........................       16         0          0         0          0         0          0
April 25, 2023.........................       14         0          0         0          0         0          0
April 25, 2024.........................       13         0          0         0          0         0          0
April 25, 2025.........................       12         0          0         0          0         0          0
April 25, 2026.........................       10         0          0         0          0         0          0
April 25, 2027.........................        9         0          0         0          0         0          0
April 25, 2028.........................        7         0          0         0          0         0          0
April 25, 2029.........................        6         0          0         0          0         0          0
April 25, 2030.........................        5         0          0         0          0         0          0
April 25, 2031.........................        3         0          0         0          0         0          0
April 25, 2032.........................        1         0          0         0          0         0          0
December 25, 2032......................        0         0          0         0          0         0          0
Weighted Average Life (in
   years)(1)...........................       16.48     14.47      13.08     10.72       5.20      3.25       2.58
Weighted Average Life (in
   years)(1)(2)........................       14.65      8.99       7.24      5.99       4.89      3.25       2.58

__________
(1) The weighted average lives of the Certificates are determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
     (b) adding the results, and
     (c) dividing the sum by the initial respective Certificate Principal Balance for such class of Certificates.

(2) To the Optional Termination Date.

                                Percent of the Initial Certificate Principal Balance
                                at the Respective Percentages of the Prepayment Model

                                                                             Class A-5
                                          -------------------------------------------------------------------------
 Distribution Date                            0%        20%        25%       30%        35%       40%        45%
--------------------                      ---------- --------- --------- --------- ---------- --------- -----------
Initial Percentage.....................      100%      100%       100%      100%       100%      100%       100%
April 25, 2004.........................      100       100        100       100        100       100        100
April 25, 2005.........................      100       100        100       100        100       100        100
April 25, 2006.........................      100       100        100       100        100       100         60
April 25, 2007.........................       99        90         89        90         91        95         60
April 25, 2008.........................       97        80         78        75         74        55         36
April 25, 2009.........................       94        65         60        55         51        32         19
April 25, 2010.........................       90        50         43        37         32        18         10
April 25, 2011.........................       77        22         18        19         20        11          5
April 25, 2012.........................       64         9          6         7         12         6          3
April 25, 2013.........................       52         4          2         2          7         3          1
April 25, 2014.........................       42         2          1         1          4         2          1
April 25, 2015.........................       32         1          0         0          2         1          0
April 25, 2016.........................       23         0          0         0          1         1          0
April 25, 2017.........................       16         0          0         0          1         0          0
April 25, 2018.........................        0         0          0         0          0         0          0
April 25, 2019.........................        0         0          0         0          0         0          0
April 25, 2020.........................        0         0          0         0          0         0          0
April 25, 2021.........................        0         0          0         0          0         0          0
April 25, 2022.........................        0         0          0         0          0         0          0
April 25, 2023.........................        0         0          0         0          0         0          0
April 25, 2024.........................        0         0          0         0          0         0          0
April 25, 2025.........................        0         0          0         0          0         0          0
April 25, 2026.........................        0         0          0         0          0         0          0
April 25, 2027.........................        0         0          0         0          0         0          0
April 25, 2028.........................        0         0          0         0          0         0          0
April 25, 2029.........................        0         0          0         0          0         0          0
April 25, 2030.........................        0         0          0         0          0         0          0
April 25, 2031.........................        0         0          0         0          0         0          0
April 25, 2032.........................        0         0          0         0          0         0          0
December 25, 2032......................        0         0          0         0          0         0          0
Weighted Average Life (in
   years)(1)...........................       10.38      6.72       6.49      6.38       6.48      5.75       4.61
Weighted Average Life (in
   years)(1)(2)........................       10.38      6.61       6.10      5.44       4.86      4.28       3.38

__________
(1) The weighted average lives of the Certificates are determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
     (b) adding the results, and
     (c) dividing the sum by the initial respective Certificate Principal Balance for such class of Certificates.

(2) To the Optional Termination Date.

                                Percent of the Initial Certificate Principal Balance
                                at the Respective Percentages of the Prepayment Model

                                                                            Class A-R
                                          -------------------------------------------------------------------------
 Distribution Date                            0%        20%        25%       30%        35%       40%        45%
--------------------                      ---------- --------- --------- --------- ---------- --------- -----------
Initial Percentage.....................      100%      100%       100%      100%       100%      100%       100%
April 25, 2004.........................        0         0          0         0          0         0          0
April 25, 2005.........................        0         0          0         0          0         0          0
April 25, 2006.........................        0         0          0         0          0         0          0
April 25, 2007.........................        0         0          0         0          0         0          0
April 25, 2008.........................        0         0          0         0          0         0          0
April 25, 2009.........................        0         0          0         0          0         0          0
April 25, 2010.........................        0         0          0         0          0         0          0
April 25, 2011.........................        0         0          0         0          0         0          0
April 25, 2012.........................        0         0          0         0          0         0          0
April 25, 2013.........................        0         0          0         0          0         0          0
April 25, 2014.........................        0         0          0         0          0         0          0
April 25, 2015.........................        0         0          0         0          0         0          0
April 25, 2016.........................        0         0          0         0          0         0          0
April 25, 2017.........................        0         0          0         0          0         0          0
April 25, 2018.........................        0         0          0         0          0         0          0
April 25, 2019.........................        0         0          0         0          0         0          0
April 25, 2020.........................        0         0          0         0          0         0          0
April 25, 2021.........................        0         0          0         0          0         0          0
April 25, 2022.........................        0         0          0         0          0         0          0
April 25, 2023.........................        0         0          0         0          0         0          0
April 25, 2024.........................        0         0          0         0          0         0          0
April 25, 2025.........................        0         0          0         0          0         0          0
April 25, 2026.........................        0         0          0         0          0         0          0
April 25, 2027.........................        0         0          0         0          0         0          0
April 25, 2028.........................        0         0          0         0          0         0          0
April 25, 2029.........................        0         0          0         0          0         0          0
April 25, 2030.........................        0         0          0         0          0         0          0
April 25, 2031.........................        0         0          0         0          0         0          0
April 25, 2032.........................        0         0          0         0          0         0          0
Weighted Average Life (in
   years)(1)...........................        0.07      0.07       0.07      0.07       0.07      0.07       0.07
Weighted Average Life (in
   years)(1)(2)........................        0.07      0.07       0.07      0.07       0.07      0.07       0.07

__________
(1) The weighted average lives of the Certificates are determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
     (b) adding the results, and
     (c) dividing the sum by the initial respective Certificate Principal Balance for such class of Certificates.

(2) To the Optional Termination Date.

                                Percent of the Initial Certificate Principal Balance
                                at the Respective Percentages of the Prepayment Model

                                                                            Class M-1
                                          -------------------------------------------------------------------------
 Distribution Date                            0%        20%        25%       30%        35%       40%        45%
--------------------                      ---------- --------- --------- --------- ---------- --------- -----------
Initial Percentage.....................      100%      100%       100%      100%       100%      100%       100%
April 25, 2004.........................      100       100        100       100        100       100        100
April 25, 2005.........................      100       100        100       100        100       100        100
April 25, 2006.........................      100       100        100       100        100       100        100
April 25, 2007.........................      100        74         57        44         32        23         29
April 25, 2008.........................      100        58         42        30         20        14          9
April 25, 2009.........................      100        44         30        20         13         8          5
April 25, 2010.........................      100        34         22        13          8         5          2
April 25, 2011.........................      100        26         16         9          5         3          1
April 25, 2012.........................      100        20         11         6          3         1          1
April 25, 2013.........................      100        15          8         4          2         1          0
April 25, 2014.........................      100        11          6         3          1         0          0
April 25, 2015.........................      100         8          4         2          1         0          0
April 25, 2016.........................      100         6          3         1          0         0          0
April 25, 2017.........................      100         4          2         1          0         0          0
April 25, 2018.........................        1         0          0         0          0         0          0
April 25, 2019.........................        1         0          0         0          0         0          0
April 25, 2020.........................        1         0          0         0          0         0          0
April 25, 2021.........................        1         0          0         0          0         0          0
April 25, 2022.........................        1         0          0         0          0         0          0
April 25, 2023.........................        1         0          0         0          0         0          0
April 25, 2024.........................        1         0          0         0          0         0          0
April 25, 2025.........................        1         0          0         0          0         0          0
April 25, 2026.........................        1         0          0         0          0         0          0
April 25, 2027.........................        0         0          0         0          0         0          0
April 25, 2028.........................        0         0          0         0          0         0          0
April 25, 2029.........................        0         0          0         0          0         0          0
April 25, 2030.........................        0         0          0         0          0         0          0
April 25, 2031.........................        0         0          0         0          0         0          0
April 25, 2032.........................        0         0          0         0          0         0          0
December 25, 2032......................        0         0          0         0          0         0          0
Weighted Average Life (in
   years)(1)...........................       14.73     6.50        5.43      4.73       4.31      4.08       4.04
Weighted Average Life (in
   years)(1)(2)........................       14.63     5.95        4.88      4.25       3.89      3.72       3.65

__________
(1) The weighted average lives of the Certificates are determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
     (b) adding the results, and
     (c) dividing the sum by the initial respective Certificate Principal Balance for such class of Certificates.

(2) To the Optional Termination Date.

                                Percent of the Initial Certificate Principal Balance
                                at the Respective Percentages of the Prepayment Model

                                                                          Class M-2
                                          -------------------------------------------------------------------------
 Distribution Date                            0%        20%        25%       30%        35%       40%        45%
--------------------                      ---------- --------- --------- --------- ---------- --------- -----------
Initial Percentage.....................      100%      100%       100%      100%       100%      100%       100%
April 25, 2004.........................      100       100        100       100        100       100        100
April 25, 2005.........................      100       100        100       100        100       100        100
April 25, 2006.........................      100       100        100       100        100       100        100
April 25, 2007.........................      100        74         57        44         32        23         17
April 25, 2008.........................      100        58         42        30         20        14          9
April 25, 2009.........................      100        44         30        20         13         8          5
April 25, 2010.........................      100        34         22        13          8         5          2
April 25, 2011.........................      100        26         16         9          5         3          1
April 25, 2012.........................      100        20         11         6          3         1          1
April 25, 2013.........................      100        15          8         4          2         1          0
April 25, 2014.........................      100        11          6         3          1         0          0
April 25, 2015.........................      100         8          4         2          1         0          0
April 25, 2016.........................      100         6          3         1          0         0          0
April 25, 2017.........................      100         4          2         1          0         0          0
April 25, 2018.........................        1         0          0         0          0         0          0
April 25, 2019.........................        1         0          0         0          0         0          0
April 25, 2020.........................        1         0          0         0          0         0          0
April 25, 2021.........................        1         0          0         0          0         0          0
April 25, 2022.........................        1         0          0         0          0         0          0
April 25, 2023.........................        1         0          0         0          0         0          0
April 25, 2024.........................        1         0          0         0          0         0          0
April 25, 2025.........................        1         0          0         0          0         0          0
April 25, 2026.........................        1         0          0         0          0         0          0
April 25, 2027.........................        0         0          0         0          0         0          0
April 25, 2028.........................        0         0          0         0          0         0          0
April 25, 2029.........................        0         0          0         0          0         0          0
April 25, 2030.........................        0         0          0         0          0         0          0
April 25, 2031.........................        0         0          0         0          0         0          0
April 25, 2032.........................        0         0          0         0          0         0          0
December 25, 2032......................        0         0          0         0          0         0          0
Weighted Average Life (in
   years)(1)...........................       14.73      6.50       5.40      4.66       4.17      3.84       3.63
Weighted Average Life (in
   years)(1)(2)........................       14.63      5.95       4.86      4.18       3.75      3.47       3.31

__________
(1) The weighted average lives of the Certificates are determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
     (b) adding the results, and
     (c) dividing the sum by the initial respective Certificate Principal Balance for such class of Certificates.

(2) To the Optional Termination Date.

                                Use of Proceeds

     The Depositor will apply the net proceeds of the sale of the Certificates against the purchase price of the Mortgage Loans.

                   Material Federal Income Tax Consequences

     For federal income tax purposes, the trust fund (exclusive of the Carryover Reserve Fund and the Insurer Support Reserve Fund) will comprise multiple REMICs: one or more underlying REMICs and the master REMIC ("Master REMIC"). Each underlying REMIC will issue several uncertificated classes of interests (the "underlying REMIC Regular Interests"), that will be designated as the regular interests in such underlying REMIC. The assets of the underlying REMICs will consist of the mortgage loans and all other property in the trust fund except for the property in the trust fund allocated to the Master REMIC and the assets of the Carryover Reserve Fund and the Insurer Support Reserve Fund. The Master REMIC will issue the Certificates, which Certificates (other than the Class A-R Certificates) will be designated as the regular interests in the Master REMIC. The Class A-R Certificates will represent the beneficial ownership of the residual interest in each underlying REMIC and the residual interest in the Master REMIC. The assets of the Master REMIC will consist of the underlying REMIC Regular Interests. Aggregate distributions on the underlying REMIC Regular Interests held by the Master REMIC will equal the aggregate distributions on the Certificates issued by the Master REMIC.

     Each class of Certificates (other than the Class A-R Certificates) will represent beneficial ownership of regular interests issued by the Upper Tier REMIC. In addition, each class of the Certificates (other than the Class A-IO Certificates) will represent a beneficial interest in the right to receive payments from the Carryover Reserve Fund, to the extent of their respective entitlements to Net Rate Carryover.

     Upon the issuance of the Certificates, Sidley Austin Brown & Wood llp ("Tax Counsel"), will deliver its opinion concluding, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, that each underlying REMIC and the Master REMIC will qualify as REMICs within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Certificates (other than the Class A-R Certificates) will represent regular interests in a REMIC. Moreover, Tax Counsel will deliver an opinion concluding that the rights of the holders of the regular interest Certificates (other than the Class A-IO Certificates) to receive payments from the Carryover Reserve Fund represent, for federal income tax purposes, contractual rights coupled with regular interests within the meaning of Treasury regulations ss.1.860G-2(i). The term "Net Rate Carryover Agreement" refers to the rights of the Certificates (other than the Class A-IO Certificates) to receive payments from the Carryover Reserve Fund, and the obligation of the Class A-IO Certificateholders to make payments to the Carryover Reserve Fund with respect to Net Rate Carryover.

Taxation of Regular Interests

     The following discussion assumes that the rights and obligations of the Certificateholders under the Net Rate Carryover Agreement will be treated as rights and obligations under a notional principal contract rather than as a partnership for federal income tax purposes. If these rights and obligations were treated as representing the beneficial interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all Certificateholders and different withholding tax consequences on payments of Net Rate Carryover to Certificateholders who are non-U.S. Persons. PROSPECTIVE INVESTORS IN THE CERTIFICATES SHOULD CONSULT THEIR TAX ADVISORS REGARDING THEIR APPROPRIATE TAX TREATMENT.

     A holder of a regular interest Certificate (other than a Class A-IO Certificate) must allocate the purchase price for such Certificate between two components -- the REMIC regular interest component and the Net Rate Carryover Agreement component. The Net Rate Carryover Agreement component should further be viewed as a deemed obligation of the Class A-IO Certificateholder to the extent payments are used to pay Net Rate Carryover. For information reporting purposes, the Trustee will assume that, with respect to any regular interest Certificate, the Net Rate Carryover Agreement component will have an insubstantial value relative to the value of the regular interest component. The IRS could, however, argue that the Net Rate Carryover Agreement component has a greater value, and if that argument were to be sustained, the regular interest component could be viewed as having been issued with either an additional amount of original issue discount ("OID") (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or with less premium (which would reduce the amount of premium available to be used as an offset against interest income). See "Federal Income Tax Consequences -- Taxation of Regular Interest Certificates" in the Prospectus.

     Upon the sale, exchange, or other disposition of a Certificate (other than a Class A-R Certificate), the holder must allocate the amount realized between the two components of these Certificates (that is, the regular interest component and the Net Rate Carryover Agreement component) based on the relative fair market values of those components at the time of sale. Assuming that these Certificates are held as "capital assets" within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Net Rate Carryover Agreement component should be capital gain or loss, and, gain or loss on the disposition of the regular interest component should, subject to the limitation described below, be capital gain or loss. Gain attributable to the regular interest component of such a Certificate will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of:

          (1) the amount that would have been includible in the holder's gross income with respect to the regular interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the Certificate over

          (2) the amount actually included in such holder's income.

     As indicated above, a portion of the purchase price paid by a holder to acquire a Certificate (other than a Class A-IO Certificate) will be attributable to the Net Rate Carryover Agreement component of such Certificate. The portion of the overall purchase price attributable to the Net Rate Carryover Agreement component must be amortized over the life of such Certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield constant interest method -- the price paid for a Net Rate Carryover Agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE METHODS THAT CAN BE EMPLOYED TO AMORTIZE THE PORTION OF THE PURCHASE PRICE PAID FOR THE NET RATE CARRYOVER AGREEMENT COMPONENT OF SUCH A CERTIFICATE.

     Any payments received by a holder of a Certificate from the Carryover Reserve Fund, and in the case of a Class A-IO Certificateholder, any payment made to the Carryover Reserve Fund used to pay Net Rate Carryover, will be treated as periodic payments on an interest rate cap agreement. To the extent the sum of such periodic payments for any year exceeds that year's amortized price of the Net Rate Carryover Agreement component, such excess is ordinary income. If for any year the amount of that year's amortized price exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction. In the case of an individual, such deduction will be subject to the 2-percent floor imposed on miscellaneous itemized deductions under section 67 of the Code and may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code.

     The Trustee intends to treat the Class A-IO Certificateholders as owners of the Carryover Reserve Fund. Class A-IO Certificateholders should be viewed as having the right to receive any earnings from the Carryover Reserve Fund and interest from the Trust Fund in excess of the interest due on the other Certificates and as being obligated to make payments under the Net Rate Carryover Agreement to the extent Net Rate Carryover is paid. Such earnings and excess interest would be gross income and, in the case of individuals, such payments would generally be treated as miscellaneous itemized deductions, subject to the limitations of Sections 67 and Section 68 of the Code mentioned above. In addition, the Class A-IO Certificateholders should be viewed as receiving a payment to assume such obligation, increasing the total amount paid for the REMIC component of the Class A-IO Certificates. Because the Class A-IO Certificates represent an obligation under an interest rate cap contract as well as a REMIC regular interest (and such obligation cannot be separated from such Certificates) they should not be placed in another entity intended to qualify as a REMIC or a FASIT. The Trustee will treat the amount deemed received to assume this deemed obligation as nominal, but the IRS could disagree. Class A-IO Certificateholders should consult with their tax advisors as to the consequences of holding the Class A-IO Certificates and being treated as an obligor under a notional principal contract.

     Interest on a regular interest must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, a regular interest could be considered to have been issued with OID. Although the tax treatment is not entirely certain, the Class A-IO Certificates will be treated as having been issued with OID for federal income tax purposes equal to the excess of all expected payments on the certificates over their issue price. Although unclear, a holder of a Class A-IO Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which the Certificateholder would be entitled if there were no further prepayments of the mortgage loans. See "Federal Income Tax Consequences -- Taxation of Regular Interest Certificates" in the Prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 30% CPR as described above. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

Status of the Certificates

     The regular interest component of the Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same (or greater) proportion that the assets of the Trust Fund, exclusive of the applicable Carryover Reserve Fund, would be so treated. In addition, the interest derived from that component will be treated as interest derived from an obligation secured by real property or an interest in real property for purposes of section 856(c)(3) of the Code in the same (or greater) proportion that the income of the Trust Fund would be so treated. The Net Rate Carryover Agreement or partnership interest component of a Certificate will not, however, qualify as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856(c)(5)(B) of the Code. Due to their entitlement or obligation under the Net Rate Carryover Agreement component (and in the case of the Class A-R Certificates, for the additional reason that they are residual interests in a REMIC), the Certificates are not appropriate assets for resecuritization in a REMIC. Once these rights and obligations expire completely, the Certificates (other than the Class A-R Certificates) will be REMIC-qualified assets.

Taxation of Residual Interests

     The holders of the Class A-R Certificates must include the taxable income of the REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Class A-R Certificate recognized by a holder may be treated as "excess inclusion" income, which, with limited exceptions, cannot be reduced by deductions (including net operating losses) and in all cases is subject to U.S. federal income tax. The Net Rate Carryover Agreement component of the Class A-R Certificates has negligible value and is therefore not discussed further herein.

     PURCHASERS OF A CLASS A-R CERTIFICATE ARE ENCOURAGED TO CONSIDER CAREFULLY THE TAX CONSEQUENCES OF AN INVESTMENT IN CLASS A-R CERTIFICATES DISCUSSED IN THE PROSPECTUS AND CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THOSE CONSEQUENCES. SEE "MATERIAL FEDERAL INCOME TAX CONSEQUENCES -- TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES" IN THE PROSPECTUS. Specifically, prospective holders of Class A-R Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Class A-R Certificate will be treated as a "noneconomic" residual interest, a "tax avoidance potential" residual interest, or both. Among other things, holders of Noneconomic Residual Certificates should be aware of final REMIC regulations issued in July 2002 that may affect their ability to transfer their Residual Certificates. See "Material Federal Income Tax Consequences -- Tax-Related Restrictions on Transfer of Residual Certificates -- Noneconomic Residual Certificates", "Material Federal Income Tax Consequences -- Residual Certificates -- Mark to Market Rules", "-- Excess Inclusions" and "Material Federal Income Tax Consequences -- Tax Related Restrictions on Transfers of Residual Certificates -- Foreign Investors" in the prospectus.

Prohibited Transactions Tax

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, subject to certain exceptions (including an exception for cash contributed to a REMIC during the 3-month period beginning on the startup day), contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests (the "startup day") could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property (the "Contributions Tax"). The Trust Fund will not accept contributions that would subject it to such tax.

     In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property" determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the Trust Fund will recognize net income from foreclosure property subject to federal income tax.

     If any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, then, under the Pooling and Servicing Agreement and in respect of compliance with then applicable law, such tax will be borne by the Master Servicer or Trustee, in either case out of its own funds. In the event that either the Master Servicer or the Trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the Trust Fund first with amounts otherwise distributable to the holders of Certificates in the manner provided in the Pooling and Servicing Agreement. It is not anticipated that any material state or local income or franchise tax will be imposed on the Trust Fund.

     For further information regarding the federal income tax consequences of investing in the Certificates, see "Material Federal Income Tax Consequences -- REMIC Certificates" in the Prospectus.

                                  Other Taxes

     The Depositor makes no representations regarding the state, local or foreign tax consequences of the purchase, ownership or disposition of the Certificates.

     All investors should consult their own tax advisors regarding the federal, state, local or foreign tax consequences of the purchase, ownership and disposition of the Certificates.

                             ERISA Considerations

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits "parties in interest" with respect to an employee benefit plan or other arrangement subject to ERISA from engaging in certain transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving "disqualified persons" and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that Section (collectively with employee benefit plans subject to ERISA, "Plans"); ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary that proposes to cause a Plan or an entity investing in the assets of a Plan to acquire the Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus.

     Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Certificates without regard to the ERISA considerations described herein and in the Prospectus, subject to the provisions of other applicable federal and state law. However, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by Plans or with assets of Plans that are subject to ERISA must satisfy ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans. It is anticipated that the Certificates will be "equity interests" for purposes of the Plan Assets Regulation.

     The U.S. Department of Labor has granted to a number of underwriters substantially identical administrative exemptions (collectively, the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by entities that hold investment pools consisting of certain receivables, loans and other obligations, and the servicing, operation and management of such entities, provided that the conditions and requirements of the Exemption are met. The Exemption applies to certificates for which an underwriter that has received an Exemption, or an entity controlling, controlled by or under common control with such an underwriter, acts as sole underwriter, as manager or co-manager of an underwriting syndicate, or as Placement Agent. The Exemption applies to mortgage loans such as the Mortgage Loans in the Trust Fund. The Exemption extends exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemption, including the requirement that an investing plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the Prospectus.

     It is expected that, with respect to any class of Certificates that has been underwritten by an underwriter that has received an Exemption, or underwritten by a member of a syndicate managed by such an underwriter, (other than the Class A-R Certificates), the Exemption will apply to the acquisition and holding of the Certificates of such class by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the Mortgage Loans included in the Trust Fund by aggregate unamortized principal balance of the assets of the Trust Fund.

     The rating of a certificate may change. If a class of certificates does not have a rating of at least BBB- or its equivalent from at least one Rating Agency, including a class of certificates that has had its rating downgraded, certificates of that class will not be eligible for relief under the Exemption (although a Plan that purchased a certificate when it had a permitted rating would not be required by the Exemption to dispose of it because the rating had been downgraded). A certificate that satisfies the requirements of the Exemption other than the rating requirement may be eligible for purchase by an insurance company general account that includes Plan assets, if its purchase and holding of the certificate satisfy the requirements of Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60, as described below.

     UNTIL THEY HAVE BEEN UNDERWRITTEN IN AN UNDERWRITING OR PLACEMENT THAT SATISFIES THE REQUIREMENTS OF THE EXEMPTION, THE OFFERED CERTIFICATES MAY NOT BE ACQUIRED BY OR WITH ASSETS OF A PLAN UNLESS THE CONDITION IN THE SECOND BULLET POINT IN THE NEXT PARAGRAPH HAS BEEN SATISFIED.

     THE CLASS A-R CERTIFICATES DO NOT CURRENTLY MEET THE REQUIREMENTS OF THE EXEMPTION OR ANY COMPARABLE INDIVIDUAL ADMINISTRATIVE EXEMPTION GRANTED TO ANY UNDERWRITER. CONSEQUENTLY, THE CLASS A-R CERTIFICATES MAY BE TRANSFERRED ONLY IF THE TRUSTEE RECEIVES:

O    A REPRESENTATION FROM THE TRANSFEREE OF THE CERTIFICATE, ACCEPTABLE
     TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, THAT THE TRANSFEREE IS NOT A PLAN, OR A PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS TO EFFECT THE TRANSFER; OR

O    AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE
     AND HOLDING OF THE CERTIFICATE BY A PLAN, OR ANY PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS, WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE AND WILL NOT SUBJECT THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT.

     IF THE CLASS A-R CERTIFICATES HAVE BEEN UNDERWRITTEN IN AN UNDERWRITING THAT SATISFIES THE REQUIREMENTS OF THE EXEMPTION, THEY MAY BE PURCHASED BY AN INSURANCE COMPANY INVESTING ASSETS OF A PLAN THAT ARE HELD IN ITS "INSURANCE COMPANY GENERAL ACCOUNT" (AS DEFINED IN SECTION V(E) OF PTCE 95-60), IF THE PURCHASE AND HOLDING OF THE CERTIFICATES SATISFY THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PTCE 95-60.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                            Method of Distribution

     On issuance, the Certificates will be delivered to an affiliate of the Depositor, the Seller and the Master Servicer. From time to time, the Certificates notes may be offered through any of the following methods:

  o by negotiated firm commitment underwriting and public reoffering by underwriters;

  o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

  o  by placement directly by the Depositor with institutional investors.

     A supplement to this prospectus supplement will be prepared which will describe the method of offering being used for the applicable Certificates and will set forth the identity of any underwriters thereof and either the price at which the securities are being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the Depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the Depositor and the underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Underwriters and agents may be entitled to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof under certain agreements entered into with the Depositor.

                                 Legal Matters

     The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Sidley Austin Brown & Wood LLP, New York, New York. McKee Nelson LLP will pass upon certain legal matters on behalf of any Underwriters.

                                    Ratings

     It is a condition of the issuance of the Certificates that each class of Certificates be assigned the ratings designated below by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P", and together with Moody's, the "Rating Agencies").

                                    Moody's                      S&P
         Class                      Rating                     Rating
         -----                      ------                     ------
          A-1                         Aaa                       AAA
          A-2                         Aaa                       AAA
          A-3                         Aaa                       AAA
          A-4                         Aaa                       AAA
          A-5                         Aaa                       AAA
          A-IO                        Aaa                       AAA
          A-R                         Aaa                       AAA
          M-1                         Aa2                        AA
          M-2                         A2                         A

     The ratings assigned to the Class A-R Certificates address only the return of the Certificate Principal Balance of the Class A-R Certificates and the distribution of interest thereon at the Pass-Through Rate for the Class A-R Certificates.

     The security ratings assigned to the Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The ratings on the Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Net Rate Carryover or the anticipated yields in light of prepayments. Further, the ratings on the Class A-IO Certificates do not address whether investors will recoup their initial investment.

     The Depositor has not requested a rating of the Certificates by any rating agency other than Moody's and S&P. However, there can be no assurance as to whether any other rating agency will rate the Certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                                           Index of Defined Terms

Accrual Period...................................S-40       Delay Delivery Mortgage Loans....................S-52
Additional Deemed Claim Amount...................S-23       Deleted Mortgage Loan............................S-18
Adjusted Net Mortgage Rate.......................S-41       Delinquency Trigger Event........................S-45
Adjustment Amount................................S-24       Depositor........................................S-16
Advance..........................................S-30       Deutsche Borse Clearing AG.......................S-33
Aggregate Benefit Amount.........................S-25       disqualified persons.............................S-68
Amortized Insured Loan Amount....................S-25       Distribution Account.............................S-38
Applied Realized Loss Amounts....................S-25       Distribution Account Deposit Date................S-37
balloon loans.....................................S-9       Distribution Date................................S-39
Bankruptcy Rate..................................S-29       DTC..............................................S-31
beneficial owner.................................S-32       Due Dates........................................S-30
Book-Entry Certificates..........................S-31       Due Period.......................................S-38
Business Day.....................................S-39       Effective Insurer Support Reserve Fund Pass-
capital assets...................................S-66         Through Rate...................................S-41
Carryover Reserve Fund...........................S-46       ERISA............................................S-68
Cedelbank........................................S-33       Euroclear........................................S-31
Certificate Account..............................S-35       Euroclear Operator...............................S-34
Certificate Owners...............................S-31       Euroclear Participants...........................S-34
Certificate Principal Balance....................S-31       European Depositaries............................S-31
Certificates.....................................S-31       Exemption........................................S-69
CI...............................................S-33       Expense Fee Rate.................................S-41
Class A Certificates.............................S-31       Extraordinary Event..............................S-25
Class A Principal Distribution Amount............S-44       Financial Intermediary...........................S-32
Class M-1 Principal Distribution Amount..........S-44       Foreclosure Rate.................................S-29
Class M-2 Principal Distribution Amount..........S-44       Fraud Loss Limit.................................S-23
Clearstream......................................S-33       Fraud Losses.....................................S-23
Clearstream Banking..............................S-33       Global Securities.................................B-1
Clearstream Banking AG...........................S-33       Indirect Participants............................S-32
Clearstream Banking, societe anonyme.............S-33       Insurance Proceeds...............................S-36
Clearstream Services, societe anonyme............S-33       Insurer Purchase Price...........................S-23
Clearstream, Luxembourg..........................S-33       Insurer Support Reserve Fund.....................S-22
Clearstream, Luxembourg S.A......................S-33       Insurer Support Reserve Fund Carryover Amount....S-42
Code.............................................S-65       Insurer Support Reserve Fund Pass-Through Rate...S-42
Collateral Value.................................S-16       Interest Carry Forward Amount....................S-40
Combined Loan-to-Value Ratio.....................S-15       Interest Determination Date......................S-46
Compensating Interest............................S-30       Interest Funds...................................S-40
Contributions Tax................................S-68       Interest Remittance Amount.......................S-37
Cooperative......................................S-34       Last Scheduled Distribution Date.................S-54
Co-Trustee.......................................S-16       LIBOR Business Day...............................S-46
Countrywide Financial............................S-26       Liquidation Proceeds.............................S-36
Countrywide Home Loans...........................S-26       lock-up...........................................B-1
Countrywide Servicing............................S-26       Master REMIC.....................................S-65
CPR..............................................S-55       Master Servicer..................................S-26
CSSF.............................................S-33       Master Servicer Advance Date.....................S-30
Cumulative Loss Trigger Event....................S-45       Maximum Aggregate Liability......................S-21
Current Interest.................................S-40       Modeling Assumptions.............................S-55
Cut-off Date.....................................S-15       Moody's..........................................S-71
Cut-off Date Principal Balance...................S-15       Mortgage Loans...................................S-15
DBC..............................................S-33       Mortgage Notes...................................S-15
Debt Service Reduction...........................S-22       Mortgage Pool....................................S-15
Default..........................................S-23       Mortgage Pool Insurance Policy...................S-21
Deficient Valuation..............................S-22
Definitive Certificate...........................S-32



                                                       S-72

Mortgage Pool Insurer............................S-20       Relief Act.......................................S-22
Mortgage Rate....................................S-15       REO Property.....................................S-30
mortgage related securities.......................S-5       Replacement Mortgage Loan........................S-18
Mortgaged Properties.............................S-15       Required Insurer Support Reserve Fund
NAS Principal Distribution Amount................S-43         Monthly Deposit................................S-42
net income from foreclosure property.............S-68       Required Percentage..............................S-45
Net Mortgage Rate................................S-30       residual interest.................................S-5
net rate cap.....................................S-13       Rolling Sixty-Day Delinquency Rate...............S-50
Net Rate Cap.....................................S-41       Rules............................................S-32
Net Rate Carryover...............................S-41       S&P..............................................S-71
Net Rate Carryover Agreement.....................S-65       Scheduled Insurer Support Reserve Fund Monthly
New CI...........................................S-33         Deposit........................................S-42
Notional Balance.................................S-31       Scheduled Payments...............................S-15
OID..............................................S-65       Secondary Carryover Reserve Fund Deposit.........S-47
One-Month LIBOR..................................S-46       Seller...........................................S-26
Optional Termination Date........................S-49       Seller Shortfall Interest Requirement............S-38
Participants.....................................S-32       Senior Certificates..............................S-31
parties in interest..............................S-68       Servicing Fee....................................S-29
Pass-Through Rate................................S-41       Servicing Fee Rate...............................S-29
Percentage Interest..............................S-39       Sixty-Day Delinquency Rate.......................S-50
Plans............................................S-68       Sixty-Day Delinquency Trigger Event..............S-50
Pooling and Servicing Agreement..................S-16       Special Hazard Damage............................S-24
Prepayment Interest Excess.......................S-29       Special Hazard Limit.............................S-24
Prepayment Interest Shortfall....................S-30       Special Hazard Losses............................S-24
Prepayment Model.................................S-55       startup day......................................S-68
Prepayment Period................................S-30       Stated Principal Balance.........................S-16
Primary Carryover Reserve Fund Deposit...........S-46       Stepdown Date....................................S-44
Principal Remittance Amount......................S-38       subordinate classes...............................S-7
Prohibited Transactions Tax......................S-67       subordination.....................................S-7
PTCE.............................................S-69       Tax Counsel......................................S-65
Purchase Price...................................S-18       Terms and Conditions.............................S-34
Purchased Loan Proceeds..........................S-26       Total Insured Loan Amount........................S-24
Radian...........................................S-20       Trailing Payment.................................S-22
Radian Guaranty..................................S-20       Trigger Event....................................S-45
Rating Agencies..................................S-71       Trigger Event Realized Loss......................S-45
real estate assets...............................S-67       Trust Fund.......................................S-15
Realized Loss....................................S-22       Trustee..........................................S-16
Record Date......................................S-39       Trustee Fee......................................S-39
Reference Bank Rate..............................S-46       Trustee's Mortgage File..........................S-16
Reference Banks..................................S-46       U.S. Person.......................................B-4
regular interests.................................S-5       underlying REMIC Regular Interests...............S-65
Relevant Depositary..............................S-31

                                                                        ANNEX A

                               THE MORTGAGE POOL

         The following information sets forth in tabular format certain information, as of the Cut-off Date, about the Mortgage Loans included in the Mortgage Pool. Other than with respect to rates of interest, percentages are approximate and are stated by the Cut-off Date Pool Principal Balance. The sum of the columns below may not equal the total indicated due to rounding.





                   Mortgage Rates for the Mortgage Loans in
                               Mortgage Pool(1)

                                                                      Aggregate
                                                     Number of        Principal     Percent of Cut-off
                                                      Mortgage         Balance        Date Aggregate
Range of Mortgage Rates (%)                            Loans         Outstanding    Principal Balance
------------------------------------------------     ---------       -----------    -----------------
 5.000 -  5.499                                             1         $     87,269          0.02%
 6.000 -  6.499                                           269           10,833,971          2.71
 6.500 -  6.999                                           564           18,944,936          4.74
 7.000 -  7.499                                         1,397           43,297,726         10.82
 7.500 -  7.999                                         2,467           80,138,851         20.03
 8.000 -  8.499                                         2,184           72,518,923         18.13
 8.500 -  8.999                                         2,046           72,889,176         18.22
 9.000 -  9.499                                         1,036           36,844,131          9.21
 9.500 -  9.999                                           911           30,477,941          7.62
10.000 - 10.499                                           437           14,540,454          3.64
10.500 - 10.999                                           314            9,543,085          2.39
11.000 - 11.499                                           138            4,205,984          1.05
11.500 - 11.999                                            84            2,819,621          0.70
12.000 - 12.499                                            28              952,909          0.24
12.500 - 12.999                                            31              871,811          0.22
13.000 - 13.499                                             9              380,570          0.10
13.500 - 13.999                                             1               28,368          0.01
14.000 - 14.499                                            17              622,659          0.16
                                                    ---------         ------------        ------
Total                                                  11,934         $399,998,385        100.00%
                                                    =========         ============        ======


____________
(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans in the Mortgage Pool was approximately 8.370% per annum.



            Combined Loan-to-Value Ratios for the Mortgage Loans in
                               Mortgage Pool(1)


                                                             Aggregate
                                              Number of      Principal      Percent of Cut-off
Range of Combined Loan-to-Value                Mortgage       Balance         Date Aggregate
         Ratios (%)                             Loans       Outstanding     Principal Balance
-------------------------------               ---------    -------------    -----------------

 0.01 -  10.00                                      2           $ 51,905            0.01%
10.01 -  20.00                                      6            293,427            0.07
20.01 -  30.00                                     17            739,440            0.18
30.01 -  40.00                                     20            648,773            0.16
40.01 -  50.00                                     55          2,404,638            0.60
50.01 -  60.00                                    115          4,501,374            1.13
60.01 -  70.00                                    213          9,291,151            2.32
70.01 -  80.00                                    590         25,289,280            6.32
80.01 -  90.00                                  5,001        143,087,134           35.77
90.01 - 100.00                                  5,915        213,691,263           53.42
                                               ------        -----------          ------
 Total                                         11,934       $399,998,385          100.00%
                                              =======       ============          ======


__________

(1) As of the Cut-off Date, the weighted average Combined Loan-to-Value Ratio of the Mortgage Loans in the Mortgage Pool was approximately 90.51%.




           Mortgage Loan Principal Balance for the Mortgage Loans in
                               Mortgage Pool(1)

                                                                Aggregate
                                               Number of        Principal     Percent of Cut-off
     Range of Mortgage Loan                     Mortgage         Balance        Date Aggregate
     Principal Balances ($)                      Loans         Outstanding    Principal Balance
-------------------------------                ---------       -----------    -----------------

      0.01  to   25,000.00                      5,098          $ 88,899,302        22.22%
 25,000.01  to   50,000.00                      4,953           174,279,329        43.57
 50,000.01  to   75,000.00                      1,308            78,484,910        19.62
 75,000.01  to  100,000.00                        393            33,847,936         8.46
100,000.01  to  150,000.00                        158            19,809,798         4.95
150,000.01  to  200,000.00                         19             3,393,170         0.85
200,000.01  to  250,000.00                          2               405,014         0.10
250,000.01  to  300,000.00                          3               878,925         0.22
                                               ------          ------------       ------
 Total                                         11,934          $399,998,385       100.00%
                                               ======          ============       ======


__________
(1) As of the Cut-off Date, the average principal balance of the Mortgage Loans in the Mortgage Pool was $33,518.

     State Distributions of Mortgaged Properties for the Mortgage Loans in
                                 Mortgage Pool



                                     Number of       Aggregate Principal         Percent of Cut-off Date
State                              Mortgage Loans    Balance Outstanding       Aggregate Principal Balance
-----------------------            --------------    -------------------       ----------------------------

Alabama                                 114            $  2,980,793                        0.75%
Alaska                                   16                 588,494                        0.15
Arkansas                                  4                  75,977                        0.02
Arizona                                 409              11,360,907                        2.84
California                            2,738             117,656,860                       29.41
Colorado                                431              15,376,766                        3.84
Connecticut                              66               2,347,815                        0.59
Delaware                                 28               1,010,623                        0.25
District of Columbia                     30               1,209,506                        0.30
Florida                                 362              11,439,738                        2.86
Georgia                                 272              12,267,456                        3.07
Hawaii                                  127               6,120,256                        1.53
Idaho                                   114               2,954,904                        0.74
Illinois                                257               8,069,524                        2.02
Indiana                                 126               2,957,218                        0.74
Iowa                                     13                 353,780                        0.09
Kansas                                   13                 409,059                        0.10
Kentucky                                 45               1,232,598                        0.31
Louisiana                                38               1,291,040                        0.32
Maine                                     7                 234,102                        0.06
Maryland                                440              16,303,488                        4.08
Massachusetts                           204               8,644,396                        2.16
Michigan                                275               8,644,812                        2.16
Minnesota                                67               2,047,221                        0.51
Mississippi                              23                 699,622                        0.17
Missouri                                 78               1,930,662                        0.48
Montana                                  42               1,317,818                        0.33
Nebraska                                 44               1,071,194                        0.27
Nevada                                  191               6,223,902                        1.56
New Hampshire                            35               1,245,467                        0.31
New Jersey                              172               6,134,682                        1.53
New Mexico                              109               3,290,571                        0.82
New York                                168               6,259,903                        1.56
North Carolina                          143               4,021,700                        1.01
North Dakota                              5                 114,436                        0.03
Ohio                                    138               3,324,747                        0.83
Oklahoma                                107               2,486,347                        0.62
Oregon                                  407              11,446,487                        2.86
Pennsylvania                            217               5,527,623                        1.38
Rhode Island                             16                 711,658                        0.18
South Carolina                           38               1,063,252                        0.27
South Dakota                              2                  27,308                        0.01
Tennessee                                74               1,831,934                        0.46
Texas                                 2,555              65,431,410                       16.36
Utah                                    171               5,028,109                        1.26
Vermont                                   5                 118,489                        0.03
Virginia                                483              19,458,732                        4.86
Washington                              418              13,020,600                        3.26
West Virginia                             7                 148,923                        0.04
Wisconsin                                69               1,890,985                        0.47
Wyoming                                  21                 594,493                        0.15
                                    -------            ------------                     -------
 Total                               11,934            $399,998,385                     100.00%
                                    =======            ============                     =======



            Type of Mortgaged Properties for the Mortgage Loans in
                                 Mortgage Pool


                                                                           Aggregate
                                                          Number of        Principal     Percent of Cut-off
                                                           Mortgage         Balance        Date Aggregate
Property Type                                               Loans         Outstanding    Principal Balance
---------------------------------------------             ----------      -------------  -------------------
Single-Family Detached Dwellings                            7,481           $247,223,251      61.81%
Planned Unit Development                                    3,546            123,522,425      30.88
Condominiums                                                  811             25,316,924       6.33
Two Family Dwellings                                           77              2,956,183       0.74
Four Family Dwellings                                          10                466,159       0.12
Three Family Dwellings                                          9                513,442       0.13
                                                           ------          -------------     ------
 Total                                                     11,934           $399,998,385     100.00%
                                                           ======          =============     ======





                   Occupancy Types for the Mortgage Loans in
                               Mortgage Pool(1)

                                                                        Aggregate
                                                    Number of            Principal         Percent of Cut-off
                                                     Mortgage             Balance            Date Aggregate
Occupancy Type                                        Loans            Outstanding         Principal Balance
---------------------------------------------       ----------         -----------         -------------------
Owner Occupied                                        11,772           $395,222,905              98.81%
Second Home                                               97              2,528,024               0.63
Non-owner Occupied                                        65              2,247,455               0.56
                                                      ------           ------------             -------
 Total                                                11,934           $399,998,385             100.00%
                                                      ======           ============             =======


__________
(1) Based upon representations of the related mortgagors at the time of origination.



         Remaining Months to Stated Maturity for the Mortgage Loans in
                               Mortgage Pool(1)

                                                                           Aggregate
                                                         Number of         Principal     Percent of Cut-off
                                                          Mortgage          Balance        Date Aggregate
Remaining Term to Maturity (months)                        Loans          Outstanding    Principal Balance
-----------------------------------------                ---------       -------------   ------------------

  1 - 120                                                    469          $ 10,808,758           2.70%
121 - 180                                                 11,353           384,665,599          96.17
181 - 240                                                     47             1,972,844           0.49
301 - 360                                                     65             2,551,184           0.64
                                                          ------          ------------         ------
Total                                                     11,934          $399,998,385         100.00%
                                                          ======          ============         ======


__________
(1) As of the Cut-off Date, the weighted average remaining term to maturity for the Mortgage Loans in the Mortgage Pool was approximately 175 months.

                                                                        ANNEX B
                     Global Clearance, Settlement and Tax
                           Documentation Procedures

         Except in certain limited circumstances, the globally offered CWABS, Inc. Asset-Backed Certificates, Series 2003-S1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

         Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and Seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

         Trading between Clearstream, Luxembourg and/or Euroclear
Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

         Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related Class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related Class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                  (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

                  (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

                  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding. Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI Certificate of Foreign Person's Claim for Exemption from Withholding On Income Effectively Connected with the Conduct of a Trade or Business in the United States.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

         The term "U.S. Person" means:

                  (1)  a citizen or resident of the United States,

                  (2) a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, any State thereof or the District of Columbia,

                  (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or

                  (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

                                  CWABS, INC.
                                   Depositor

                            Asset Backed Securities
                             (Issuable in Series)



Please carefully               The Trusts
consider our
discussion of some of          Each trust will be established to hold assets in its trust fund transferred to
the risks of investing         it by CWABS, Inc. The assets in each trust fund will be specified in the
in the securities              prospectus supplement for the particular trust and will generally consist of:
under "Risk
Factors" beginning             o    first lien mortgage loans secured by one- to four-family residential
on page 5.                     properties,

                               o    mortgage loans secured by first and/or subordinate liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units,

                               o    closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties, or

                               o     home improvement installment sale contracts and installment loan agreements that are secured by first or subordinate liens on one- to four-family residential properties.

The Securities

CWABS, Inc. will sell either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Offers of Securities

The securities may be offered through several different methods, including offerings through underwriters.
                               ________________

THE SEC AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

January 29, 2003

                               Table of Contents

Important Notice About Information in this Prospectus and Each Accompanying Prospectus
 Supplement...........................................................................     4
Risk Factors..........................................................................     5
The Trust Fund........................................................................    16
  General.............................................................................    16
  The Loans...........................................................................    17
  Substitution of Trust Fund Assets...................................................    21
  Available Information...............................................................    21
  Incorporation of Certain Documents by Reference.....................................    21
  Reports to Securityholders..........................................................    22
Use of Proceeds.......................................................................    22
The Depositor.........................................................................    22
Loan Program..........................................................................    22
  Underwriting Standards..............................................................    22
  Qualifications of Sellers...........................................................    24
  Representations by Sellers; Repurchases.............................................    24
Description of the Securities.........................................................    25
  General.............................................................................    26
  Distributions on Securities.........................................................    27
  Advances............................................................................    29
  Reports to Securityholders..........................................................    30
  Categories of Classes of Securities.................................................    31
  Indices Applicable to Floating Rate and Inverse Floating Rate Classes...............    33
  Book-Entry Registration of Securities...............................................    36
Credit Enhancement....................................................................    39
  General.............................................................................    39
  Subordination.......................................................................    40
  Letter of Credit....................................................................    41
  Insurance Policies, Surety Bonds and Guaranties.....................................    41
  Over-Collateralization..............................................................    41
  Reserve Accounts....................................................................    41
  Pool Insurance Policies.............................................................    43
  Financial Instruments...............................................................    44
  Cross Support.......................................................................    45
Yield and Prepayment Considerations...................................................    45
The Agreements........................................................................    47
  Assignment of the Trust Fund Assets.................................................    47
  Payments On Loans; Deposits to Security Account.....................................    49
  Pre-Funding Account.................................................................    51
  Sub-Servicing by Sellers............................................................    51
  Collection Procedures...............................................................    52
  Hazard Insurance....................................................................    53
  Realization Upon Defaulted Loans....................................................    55
  Servicing and Other Compensation and Payment of Expenses............................    55
  Evidence as to Compliance...........................................................    56
  Certain Matters Regarding the Master Servicer and the Depositor.....................    56
  Events of Default; Rights Upon Event of Default.....................................    57
  Amendment...........................................................................    59
  Termination; Optional Termination...................................................    60
  The Trustee.........................................................................    61
Certain Legal Aspects of the Loans....................................................    61
  General.............................................................................    61
  Foreclosure.........................................................................    62
  Environmental Risks.................................................................    64
  Rights of Redemption................................................................    65
  Anti-Deficiency Legislation and Other Limitations On Lenders........................    66
  Due-On-Sale Clauses.................................................................    67
  Enforceability of Prepayment and Late Payment Fees..................................    67


                                      2

  Applicability of Usury Laws.........................................................    67
  Home Improvement Contracts..........................................................    68
  Installment Contracts...............................................................    69
  Soldiers' and Sailors' Civil Relief Act.............................................    70
  Junior Mortgages and Rights of Senior Mortgagees....................................    70
  The Title I Program.................................................................    71
  Consumer Protection Laws............................................................    74
Material Federal Income Tax Consequences..............................................    74
  General.............................................................................    74
  Taxation of Debt Securities.........................................................    75
  Taxation of the REMIC and Its Holders...............................................    80
  REMIC Expenses; Single Class REMICs.................................................    80
  Taxation of the REMIC...............................................................    81
  Taxation of Holders of Residual Interest Securities.................................    82
  Administrative Matters..............................................................    86
  Tax Status as a Grantor Trust.......................................................    86
  Sale or Exchange....................................................................    88
  Miscellaneous Tax Aspects...........................................................    89
  Tax Treatment of Foreign Investors..................................................    89
  Tax Characterization of the Trust Fund as a Partnership.............................    90
  Tax Consequences to Holders of the Notes............................................    90
  Tax Consequences to Holders of the Certificates.....................................    92
Other Tax Considerations..............................................................    96
ERISA Considerations..................................................................    96
Legal Investment......................................................................    99
Method of Distribution................................................................   100
Legal Matters.........................................................................   101
Financial Information.................................................................   101
Rating................................................................................   101
Index to Defined Terms................................................................   103

        Important Notice About Information in this Prospectus and Each
                      Accompanying Prospectus Supplement

   Information about each series of securities is contained in two separate documents:

   o this prospectus, which provides general information, some of which may not apply to a particular series; and

   o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

   You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.
                               ________________

   If you require additional information, the mailing address of our principal executive offices is CWABS, Inc., 4500 Park Granada, Calabasas, California 91302 and the telephone number is (818) 225-3000. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund -- Incorporation of Certain Documents by Reference" beginning on page 20.

                                 Risk Factors

   You should carefully consider the following information since it identifies significant risks associated with an investment in the securities.

Limited Source of Payments -- No         The applicable prospectus supplement
 Recourse To Sellers, Depositor          may provide that securities will
 Or Servicer                             be payable from other trust
                                         funds in addition to their associated
                                         trust fund, but if it does not, they
                                         will be payable solely from their
                                         associated trust fund. If the trust
                                         fund does not have sufficient assets
                                         to distribute the full amount due to
                                         you as a securityholder, your yield
                                         will be impaired, and perhaps even
                                         the return of your principal may be
                                         impaired, without your having
                                         recourse to anyone else. Furthermore,
                                         at the times specified in the
                                         applicable prospectus supplement,
                                         certain assets of the trust fund may
                                         be released and paid out to other
                                         people, such as the depositor, a
                                         servicer, a credit enhancement
                                         provider, or any other person
                                         entitled to payments from the trust
                                         fund. Those assets will no longer be
                                         available to make payments to you.
                                         Those payments are generally made
                                         after other specified payments that
                                         may be set forth in the applicable
                                         prospectus supplement have been made.

                                         You will not have any recourse
                                         against the depositor or any servicer
                                         if you do not receive a required
                                         distribution on the securities. Nor
                                         will you have recourse against the
                                         assets of the trust fund of any other
                                         series of securities.

                                         The securities will not represent an
                                         interest in the depositor, any
                                         servicer, any seller to the
                                         depositor, or anyone else except the
                                         trust fund. The only obligation of
                                         the depositor to a trust fund comes
                                         from certain representations and
                                         warranties made by it about assets
                                         transferred to the trust fund. If
                                         these representations and warranties
                                         turn out to be untrue, the depositor
                                         may be required to repurchase some of
                                         the transferred assets. CWABS, Inc.,
                                         which is the depositor, does not have
                                         significant assets and is unlikely to
                                         have significant assets in the
                                         future. So if the depositor were
                                         required to repurchase a loan because
                                         of a breach of a representation, its
                                         only sources of funds for the
                                         repurchase would be:

                                            o funds obtained from enforcing a
                                              corresponding obligation of a
                                              seller  or originator of the
                                              loan, or

                                            o funds from a reserve fund or
                                              similar credit enhancement
                                              established to pay for loan
                                              repurchases.

                                         The only obligations of the master
                                         servicer to a trust fund (other than
                                         its master servicing obligations)
                                         comes from certain representations
                                         and warranties made by it in
                                         connection with its loan servicing
                                         activities. If these representations
                                         and warranties turn out to be untrue,
                                         the master servicer may be required
                                         to repurchase or substitute for some
                                         of the loans. However, the master
                                         servicer may not have the financial
                                         ability to make the required
                                         repurchase or substitution.

                                         The only obligations to a trust fund
                                         of a seller of loans to the depositor
                                         comes from certain representations
                                         and warranties made by it in
                                         connection with its sale of the loans
                                         and certain document delivery
                                         requirements. If these
                                         representations and warranties turn
                                         out to be untrue, or the seller fails
                                         to deliver required documents, it may
                                         be required to repurchase or
                                         substitute for some of the loans.
                                         However, the
                                         seller may not have the
                                         financial ability to make the
                                         required repurchase or substitution.

Credit Enhancement May Not Be            Credit enhancement is intended to
Sufficient To Protect You From           reduce the effect of loan losses.
Losses                                   But credit enhancements  may benefit
                                         only some classes of a series of
                                         securities and the amount of any
                                         credit enhancement will be limited as
                                         described in the applicable
                                         prospectus supplement. Furthermore,
                                         the amount of a credit enhancement
                                         may decline over time pursuant to a
                                         schedule or formula or otherwise, and
                                         could be depleted from payments or
                                         for other reasons before the
                                         securities covered by the credit
                                         enhancement are paid in full. In
                                         addition, a credit enhancement may
                                         not cover all potential sources of
                                         loss. For example, a credit
                                         enhancement may or may not cover
                                         fraud or negligence by a loan
                                         originator or other parties. Also,
                                         the trustee may be permitted to
                                         reduce, substitute for, or even
                                         eliminate all or a portion of a
                                         credit enhancement so long as the
                                         rating agencies that have rated the
                                         securities at the request of the
                                         depositor indicate that that would
                                         not cause them to change adversely
                                         their rating of the securities.
                                         Consequently, securityholders may
                                         suffer losses even though a credit
                                         enhancement exists and its provider
                                         does not default.

Nature Of Mortgages                      The mortgages and deeds of trust
  Junior Status of Liens Securing Home   securing the home equity loans will be
  Equity Loans Could Adversely Affect    primarily junior liens subordinate to
  You                                    the rights of the mortgagee under the
                                         related senior mortgage(s) or deed(s)
                                         of trust. Accordingly, the proceeds
                                         from any liquidation, insurance or
                                         condemnation proceeds will be
                                         available to satisfy the outstanding
                                         balance of the junior lien only to
                                         the extent that the claims of the
                                         related senior mortgagees have been
                                         satisfied in full, including any
                                         related foreclosure costs. In
                                         addition, if a junior mortgagee
                                         forecloses on the property securing a
                                         junior mortgage, it forecloses
                                         subject to any senior mortgage and
                                         must take one of the following steps
                                         to protect its interest in the
                                         property:

                                            o pay the senior mortgage in full
                                              at or prior to the foreclosure
                                              sale, or

                                            o assume the payments on the
                                              senior mortgage in the event the
                                              mortgagor is in default under
                                              the senior mortgage.

                                         The trust fund may effectively be
                                         prevented from foreclosing on the
                                         related property since it will have
                                         no funds to satisfy any senior
                                         mortgages or make payments due to any
                                         senior mortgagees.

                                         Some states have imposed legal limits
                                         on the remedies of a secured lender
                                         in the event that the proceeds of any
                                         sale under a deed of trust or other
                                         foreclosure proceedings are
                                         insufficient to pay amounts owed to
                                         that secured lender. In some states,
                                         including California, if a lender
                                         simultaneously originates a loan
                                         secured by a senior lien on a
                                         particular property and a loan
                                         secured by a junior lien on the same
                                         property, that lender as the holder
                                         of the junior lien may be precluded
                                         from obtaining a deficiency judgment
                                         with respect to the excess of:

                                            o the aggregate amount owed under
                                              both the senior and junior loans
                                              over

                                            o the proceeds of any sale under a
                                              deed of trust or other foreclosure
                                              proceedings.

                                         See "Certain Legal Aspects of the
                                         Loans -- Anti-Deficiency Legislation;
                                         Bankruptcy  Laws; Tax Liens."

  Declines in Property Values May        The value of the properties underlying
  Adversely Affect You                   the loans held in the trust fund may
                                         decline over time. Among the factors
                                         that could adversely affect the value
                                         of the properties are:

                                            o an overall decline in the
                                              residential real estate market
                                              in the areas in which they are
                                              located,

                                            o a decline in their general
                                              condition from the failure of
                                              borrowers to maintain their
                                              property adequately, and

                                            o natural disasters that are not
                                              covered by insurance, such as
                                              earthquakes and floods.

                                         In the case of home equity loans,
                                         declining property values could
                                         diminish or extinguish the value of a
                                         junior mortgage before reducing the
                                         value of a senior mortgage on the
                                         same property.

                                         If property values decline, the
                                         actual rates of delinquencies,
                                         foreclosures, and losses on all
                                         underlying loans could be higher than
                                         those currently experienced in the
                                         mortgage lending industry in general.
                                         These losses, to the extent not
                                         otherwise covered by a credit
                                         enhancement, will be borne by the
                                         holder of one or more classes of
                                         securities.

  Delays In Liquidation May Adversely    Even if the properties underlying the
  Affect You                             loans held  in the trust fund
                                         provide adequate security for
                                         the loans, substantial delays could
                                         occur before defaulted loans are
                                         liquidated and their proceeds are
                                         forwarded to investors. Property
                                         foreclosure actions are regulated by
                                         state statutes and rules and are
                                         subject to many of the delays and
                                         expenses of other lawsuits if
                                         defenses or counterclaims are made,
                                         sometimes requiring several years to
                                         complete. Furthermore, in some states
                                         if the proceeds of the foreclosure
                                         are insufficient to repay the loan,
                                         the borrower is not liable for the
                                         deficit. Thus, if a borrower
                                         defaults, these restrictions may
                                         impede the trust's ability to dispose
                                         of the property and obtain sufficient
                                         proceeds to repay the loan in full.
                                         In addition, the servicer will be
                                         entitled to deduct from liquidation
                                         proceeds all expenses reasonably
                                         incurred in attempting to recover on
                                         the defaulted loan, including legal
                                         fees and costs, real estate taxes,
                                         and property maintenance and
                                         preservation expenses.

  Disproportionate Effect of             Liquidation expenses of defaulted loans
  Liquidation Expenses May Adversely     generally do not vary directly with the
  Affect You                             outstanding principal balance of the
                                         loan at the time of default. Therefore,
                                         if a servicer takes the same steps for
                                         a defaulted loan having a small
                                         remaining principal balance as it
                                         does for a defaulted loan having a
                                         large remaining principal balance,
                                         the amount realized after expenses is
                                         smaller as a percentage of the
                                         outstanding principal balance of the
                                         small loan than it is for the
                                         defaulted loan having a large
                                         remaining principal balance.

  Consumer Protection Laws May           State laws generally regulate interest
  Adversely Affect You                   rates and other charges, require
                                         certain disclosures, and
                                         require licensing of mortgage loan
                                         originators and servicers. In
                                         addition, most states have other laws
                                         and public policies for the
                                         protection of consumers that prohibit
                                         unfair and deceptive practices in the
                                         origination, servicing, and
                                         collection of mortgage loans.
                                         Depending on the particular law and
                                         the specific facts involved,
                                         violations may limit the ability to
                                         collect all or part of the principal
                                         or interest on the underlying loans
                                         held in the trust fund. In some
                                         cases, the borrower may even be
                                         entitled to a refund of amounts
                                         previously paid.

                                         The loans held in the trust fund may
                                         also be subject to certain federal
                                         laws, including:

                                            o the Federal Truth in Lending Act
                                              and its regulations, which
                                              require disclosures to the
                                              borrowers regarding the terms of
                                              any mortgage loan;

                                            o the Equal Credit Opportunity Act
                                              and its regulations, which
                                              prohibit discrimination in the
                                              extension of credit on the basis
                                              of age, race, color, sex,
                                              religion, marital status,
                                              national origin, receipt of
                                              public assistance, or the
                                              exercise of any right under the
                                              Consumer Credit Protection Act;
                                              and

                                            o the Fair Credit Reporting Act,
                                              which regulates the use and
                                              reporting of information related
                                              to the borrower's credit
                                              experience.

                                         Home Equity Loan Consumer Protection
                                         Act. For loans that were originated
                                         or closed after November 7, 1989, the
                                         Home Equity Loan Consumer Protection
                                         Act of 1988, which requires
                                         additional application disclosures,
                                         limits changes that may be made to
                                         the loan documents without the
                                         borrower's consent and restricts a
                                         lender's ability to declare a default
                                         or to suspend or reduce a borrower's
                                         credit limit to certain enumerated
                                         events.

                                         The Riegle Act. Certain mortgage
                                         loans may be subject to the Riegle
                                         Community Development and Regulatory
                                         Improvement Act of 1994, known as the
                                         Riegle Act, which incorporates the
                                         Home Ownership and Equity Protection
                                         Act of 1994. These provisions impose
                                         additional disclosure and other
                                         requirements on creditors with
                                         respect to non-purchase money
                                         mortgage loans with high interest
                                         rates or high up-front fees and
                                         charges. The provisions of the Riegle
                                         Act apply on a mandatory basis to all
                                         mortgage loans originated on or after
                                         October 1, 1995. These provisions can
                                         impose specific statutory liabilities
                                         upon creditors who fail to comply
                                         with their provisions and may affect
                                         the enforceability of the related
                                         loans. In addition, any assignee of
                                         the creditor would generally be
                                         subject to all claims and defenses
                                         that the consumer could assert
                                         against the creditor, including the
                                         right to rescind the mortgage loan.

                                         Holder in Due Course Rules. The home
                                         improvement contracts are also
                                         subject to the so-called holder in
                                         due course rules which comprise the
                                         Preservation of Consumers' Claims and
                                         Defenses regulations of the Federal
                                         Trade Commission and other similar
                                         federal and state statutes and
                                         regulations. The holder in due course
                                         rules protect the homeowner from
                                         defective craftsmanship or incomplete
                                         work by a contractor. These
                                         laws permit the obligor to withhold
                                         payment if the work does not meet the
                                         quality and durability standards
                                         agreed to by the homeowner and the
                                         contractor. The holder in due course
                                         rules have the effect of subjecting
                                         any assignee of the seller in a
                                         consumer credit transaction to all
                                         claims and defenses which the obligor
                                         in the credit sale transaction could
                                         assert against the seller of the
                                         goods.

                                         Some violations of these federal laws
                                         may limit the ability to collect the
                                         principal or interest on the loans
                                         held in the trust fund, and in
                                         addition could subject the trust fund
                                         to damages and administrative
                                         enforcement. Losses on loans from the
                                         application of those laws that are
                                         not otherwise covered by a credit
                                         enhancement will be borne by the
                                         holders of one or more classes of
                                         securities.

  Losses on Balloon Payment Mortgages    Some of the mortgage loans held in the
  Are Borne by You                       trust fund may not be fully amortizing
                                         over their terms to maturity and, thus,
                                         will require substantial principal
                                         payments (that is, balloon payments)
                                         at their stated maturity. Loans with
                                         balloon payments involve a greater
                                         degree of risk than fully amortizing
                                         loans because typically the borrower
                                         must be able to refinance the loan or
                                         sell the property to make the balloon
                                         payment at maturity. The ability of a
                                         borrower to do this will depend on
                                         such factors as mortgage rates at the
                                         time of sale or refinancing, the
                                         borrower's equity in the property,
                                         the relative strength of the local
                                         housing market, the financial
                                         condition of the borrower, and tax
                                         laws. Losses on these loans that are
                                         not otherwise covered by a credit
                                         enhancement will be borne by the
                                         holders of one or more classes of
                                         certificates.

Your Risk Of Loss May Be Higher Than     Multifamily lending may expose the
You Expect If Your Securities Are        lender to a greater risk of loss than
Backed By Multifamily Loans              single family residential lending.
                                         Owners of multifamily residential
                                         properties rely on monthly lease
                                         payments from tenants to

                                            o pay for maintenance and other
                                              operating expenses of those
                                              properties,

                                            o fund capital improvements, and

                                            o service any mortgage loan and
                                              any other debt that may be
                                              secured by those properties.

                                         Various factors, many of which are
                                         beyond the control of the owner or
                                         operator of a multifamily property,
                                         may affect the economic viability of
                                         that property.

                                         Changes in payment patterns by
                                         tenants may result from a variety of
                                         social, legal and economic factors.
                                         Economic factors include the rate of
                                         inflation, unemployment levels and
                                         relative rates offered for various
                                         types of housing. Shifts in economic
                                         factors may trigger changes in
                                         payment patterns including increased
                                         risks of defaults by tenants and
                                         higher vacancy rates. Adverse
                                         economic conditions, either local or
                                         national, may limit the amount of
                                         rent that can be charged and may
                                         result in a reduction in timely lease
                                         payments or a reduction in occupancy
                                         levels. Occupancy and rent levels may
                                         also be affected by construction of
                                         additional housing units, competition
                                         and local politics, including rent
                                         stabilization or rent control laws
                                         and policies. In addition, the level
                                         of mortgage interest rates may
                                         encourage tenants to purchase single
                                         family housing. We are unable to
                                         determine and have no basis to
                                         predict
                                         whether, or to what extent,
                                         economic, legal or social factors
                                         will affect future rental or payment
                                         patterns.

                                         The location and construction quality
                                         of a particular building may affect
                                         the occupancy level as well as the
                                         rents that may be charged for
                                         individual units. The characteristics
                                         of a neighborhood may change over
                                         time or in relation to newer
                                         developments. The effects of poor
                                         construction quality will increase
                                         over time in the form of increased
                                         maintenance and capital improvements.
                                         Even good construction will
                                         deteriorate over time if adequate
                                         maintenance is not performed in a
                                         timely fashion.

Your Risk Of Loss May Be Higher Than     The trust fund may also include home
You Expect If Your Securities Are        equity loans that were originated with
Backed By Partially Unsecured Home       loan-to-value ratios or combined
Equity Loans                             loan-to-value ratios in excess of
                                         the value of the related mortgaged
                                         property. Under these circumstances,
                                         the trust fund could be treated as a
                                         general unsecured creditor as to any
                                         unsecured portion of any related
                                         loan. In the event of a default under
                                         a loan that is unsecured in part, the
                                         trust fund will have recourse only
                                         against the borrower's assets
                                         generally for the unsecured portion
                                         of the loan, along with all other
                                         general unsecured creditors of the
                                         borrower.

You Could Be Adversely Affected By       Federal, state, and local laws and
Violations Of Environmental Laws         regulations impose a wide range of
                                         requirements on activities that may
                                         affect the environment, health, and
                                         safety. In certain circumstances, these
                                         laws and regulations impose obligations
                                         on owners or operators of residential
                                         properties such as those that secure
                                         the loans held in the trust fund.
                                         Failure to comply with these laws and
                                         regulations can result in fines and
                                         penalties that could be assessed
                                         against the trust as owner of the
                                         related property.

                                         In some states, a lien on the
                                         property due to contamination has
                                         priority over the lien of an existing
                                         mortgage. Also, a mortgage lender may
                                         be held liable as an "owner" or
                                         "operator" for costs associated with
                                         the release of petroleum from an
                                         underground storage tank under
                                         certain circumstances. If the trust
                                         is considered the owner or operator
                                         of a property, it will suffer losses
                                         as a result of any liability imposed
                                         for environmental hazards on the
                                         property.

Ratings Of The Securities Do Not Assure  Any class of securities issued under
Their Payment                            this prospectus and the accompanying
                                         prospectus supplement may be rated by
                                         one or more nationally recognized
                                         rating agencies. A rating is based on
                                         the adequacy of the value of the trust
                                         assets and any credit enhancement for
                                         that class, and reflects the rating
                                         agency's assessment of how likely it
                                         is that holders of the class of
                                         securities will receive the payments
                                         to which they are entitled. A rating
                                         does not constitute an assessment of
                                         how likely it is that principal
                                         prepayments on the underlying loans
                                         will be made, the degree to which the
                                         rate of prepayments might differ from
                                         that originally anticipated, or the
                                         likelihood that the securities will
                                         be redeemed early. A rating is not a
                                         recommendation to purchase, hold, or
                                         sell securities because it does not
                                         address the market price of the
                                         securities or the suitability of the
                                         securities for any particular
                                         investor.

                                         A rating may not remain in effect for
                                         any given period of time and the
                                         rating agency could lower or withdraw
                                         the rating entirely in the future.
                                         For example, the rating agency could
                                         lower or withdraw its rating due to:

                                            o a decrease in the adequacy of the
                                              value of the trust assets or any
                                              related creditenhancement,

                                            o an adverse change in the financial
                                              or other condition of a credit
                                              enhancement provider, or

                                            o a change in the rating of the
                                              credit enhancement provider's
                                              long-term debt.

                                         The amount, type, and nature of
                                         credit enhancement established for a
                                         class of securities will be
                                         determined on the basis of criteria
                                         established by each rating agency
                                         rating classes of the securities.
                                         These criteria are sometimes based
                                         upon an actuarial analysis of the
                                         behavior of similar loans in a larger
                                         group. That analysis is often the
                                         basis upon which each rating agency
                                         determines the amount of credit
                                         enhancement required for a class. The
                                         historical data supporting any
                                         actuarial analysis may not accurately
                                         reflect future experience, and the
                                         data derived from a large pool of
                                         similar loans may not accurately
                                         predict the delinquency, foreclosure,
                                         or loss experience of any particular
                                         pool of mortgage loans. Mortgaged
                                         properties may not retain their
                                         values. If residential real estate
                                         markets experience an overall decline
                                         in property values such that the
                                         outstanding principal balances of the
                                         loans held in a particular trust fund
                                         and any secondary financing on the
                                         related mortgaged properties become
                                         equal to or greater than the value of
                                         the mortgaged properties, the rates
                                         of delinquencies, foreclosures, and
                                         losses could be higher than those now
                                         generally experienced in the mortgage
                                         lending industry. In addition,
                                         adverse economic conditions may
                                         affect timely payment by mortgagors
                                         on their loans whether or not the
                                         conditions affect real property
                                         values and, accordingly, the rates of
                                         delinquencies, foreclosures, and
                                         losses in any trust fund. Losses from
                                         this that are not covered by a credit
                                         enhancement will be borne, at least
                                         in part, by the holders of one or
                                         more classes of securities.

Book-Entry Registration                  Securities issued in book-entry form
  Limit on Liquidity                     may have only limited liquidity in the
                                         resale market, since investors may be
                                         unwilling to purchase securities for
                                         which they cannot obtain physical
                                         instruments.

  Limit on Ability to Transfer
  or Pledge                              Transactions in book-entry securities
                                         can be effected only through The
                                         Depository Trust Company, its
                                         participating organizations, its
                                         indirect participants, and certain
                                         banks. Therefore, your ability to
                                         transfer or pledge securities issued
                                         in book-entry form may be limited.

  Delays in Distributions                You may experience some delay in the
                                         receipt of distributions on book-entry
                                         securities since the distributions will
                                         be forwarded by the trustee to The
                                         Depository Trust Company for it to
                                         credit the accounts of its
                                         participants. In turn, these
                                         participants will then credit the
                                         distributions to your account either
                                         directly or indirectly through
                                         indirect participants.

Bankruptcy Or Insolvency May Affect The  The seller and the depositor will
Timing And Amount Of Distributions On    treat the transfer of the loans held in
The Securities                           the trust fund by the seller to the
                                         depositor as a sale for
                                         accounting purposes. The depositor
                                         and the trust fund will treat the
                                         transfer of the loans from the
                                         depositor to the trust fund as a sale
                                         for accounting purposes. If these
                                         characterizations are correct, then
                                         if the seller were to become
                                         bankrupt, the loans would not be part
                                         of the seller's bankruptcy estate and
                                         would not be available to the
                                         seller's creditors. On the other
                                         hand, if the seller becomes bankrupt,
                                         its bankruptcy trustee or one of its
                                         creditors may attempt to
                                         recharacterize the sale of the loans
                                         as a borrowing by the seller, secured
                                         by a pledge of the loans. Presenting
                                         this position to a bankruptcy court
                                         could prevent timely payments on the
                                         securities and even reduce the
                                         payments on the securities.
                                         Similarly, if the characterizations
                                         of the transfers as sales are
                                         correct, then if the depositor were
                                         to become bankrupt, the loans would
                                         not be part of the depositor's
                                         bankruptcy estate and would not be
                                         available to the depositor's
                                         creditors. On the other hand, if the
                                         depositor becomes bankrupt, its
                                         bankruptcy trustee or one of its
                                         creditors may attempt to
                                         recharacterize the sale of the loans
                                         as a borrowing by the depositor,
                                         secured by a pledge of the loans.
                                         Presenting this position to a
                                         bankruptcy court could prevent timely
                                         payments on the securities and even
                                         reduce the payments on the
                                         securities.

                                         If the master servicer becomes
                                         bankrupt, the bankruptcy trustee may
                                         have the power to prevent the
                                         appointment of a successor master
                                         servicer. The period during which
                                         cash collections may be commingled
                                         with the master servicer's own funds
                                         before each distribution date for
                                         securities will be specified in the
                                         applicable prospectus supplement. If
                                         the master servicer becomes bankrupt
                                         and cash collections have been
                                         commingled with the master servicer's
                                         own funds for at least ten days, the
                                         trust fund will likely not have a
                                         perfected interest in those
                                         collections. In this case the trust
                                         might be an unsecured creditor of the
                                         master servicer as to the commingled
                                         funds and could recover only its
                                         share as a general creditor, which
                                         might be nothing. Collections
                                         commingled less than ten days but
                                         still in an account of the master
                                         servicer might also be included in
                                         the bankruptcy estate of the master
                                         servicer even though the trust may
                                         have a perfected security interest in
                                         them. Their inclusion in the
                                         bankruptcy estate of the master
                                         servicer may result in delays in
                                         payment and failure to pay amounts
                                         due on the securities.

                                         Federal and state statutory
                                         provisions affording protection or
                                         relief to distressed borrowers may
                                         affect the ability of the secured
                                         mortgage lender to realize upon its
                                         security in other situations as well.
                                         For example, in a proceeding under
                                         the federal Bankruptcy Code, a lender
                                         may not foreclose on a mortgaged
                                         property without the permission of
                                         the bankruptcy court. And in certain
                                         instances a bankruptcy court may
                                         allow a borrower to reduce the
                                         monthly payments, change the rate of
                                         interest, and alter the mortgage loan
                                         repayment schedule for under
                                         collateralized mortgage loans. The
                                         effect of these types of proceedings
                                         can be to cause delays in receiving
                                         payments on the loans underlying
                                         securities and even to reduce the
                                         aggregate amount of payments on the
                                         loans underlying securities.

The Principal Amount Of Securities May   The market value of the assets
Exceed The Market Value Of The Trust     relating to a series of securities at
Fund Assets                              any time  may be less than the
                                         principal amount of the securities of
                                         that series then outstanding, plus
                                         accrued interest. After an event of
                                         default and a sale of the assets
                                         relating to a series of securities,
                                         the trustee, the master servicer, the
                                         credit enhancer, if any, and any
                                         other service provider specified in
                                         the related prospectus supplement
                                         generally will be entitled to receive
                                         the proceeds of that sale to the
                                         extent of unpaid fees and other
                                         amounts owing to them under the
                                         related transaction document prior to
                                         distributions to securityholders.
                                         Upon any such sale, the proceeds may
                                         be insufficient to pay in full the
                                         principal of and interest on the
                                         securities of the related series.

                                         Certain capitalized terms are used in
                                         this prospectus to assist you in
                                         understanding the terms of the
                                         securities. The capitalized terms
                                         used in this prospectus are defined
                                         on the pages indicated under the
                                         caption "Index to Defined Terms"
                                         beginning on page 127.

                                The Trust Fund

General

   The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the "Trust Fund Assets") consisting of a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement.* The pool will be created on the first day of the month of the issuance of the related series of securities or such other date specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

   The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the "Sellers"), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Loan Program -- Underwriting Standards" or as otherwise described in the related prospectus supplement. See "Loan Program -- Underwriting Standards."

   The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. With respect to a series consisting of certificates, the master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a Pooling and Servicing Agreement among the depositor, the master servicer and the trustee, and will receive a fee for such services. See "Loan Program" and "The Agreements." With respect to a series consisting of certificates and notes, the master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to either a sale and servicing agreement among the depositor, the trust, the master servicer and the indenture trustee, or a master servicing agreement among the depositor, the master servicer and the trustee (either such agreement, a "Master Servicing Agreement"), and will receive a fee for such services. See "Loan Program" and "The Agreements." With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related Agreement as if the master servicer alone were servicing such loans.

   As used herein, "Agreement" means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of certificates and notes, the Trust Agreement, the Indenture and the Master Servicing Agreement, as the context requires.

   If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a "Trust Agreement") between the depositor and the trustee of such trust fund.

   With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated herein specified and in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

   The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for such series of securities the depositor's rights with respect to such representations and warranties. See "The Agreements -- Assignment of the Trust Fund Assets." The obligations of the master servicer with respect to the


--------
* Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term "Pass- Through Rate" will refer to the pass-through rate borne by the certificates and the term interest rate will refer to the interest rate borne by the notes of one specific series, as applicable, and the term trust fund will refer to one specific trust fund.

loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described herein under "Loan Program -- Representations by Sellers; Repurchases" and "The Agreements -- Sub-Servicing By Sellers" and "-- Assignment of the Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described herein under "Description of the Securities -- Advances." The obligations of the master servicer to make advances may be subject to limitations, to the extent provided herein and in the related prospectus supplement.

   The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such securities (the "Detailed Description"). A copy of the Agreement with respect to each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to such series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

The Loans

   General. Loans will consist of single family loans, multifamily loans, home equity loans or home improvement contracts. For purposes hereof, "home equity loans" includes "closed-end loans" and "revolving credit line loans." If so specified, the loans may include cooperative apartment loans ("cooperative loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the "FHA") or the Department of Veterans' Affairs (the "VA").

   The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

   o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such loan (the "Loan Rate") for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

   o Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the loan.

   o Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

   o The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

   A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor's portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

   The real property which secures repayment of the loans is referred to as the mortgaged properties. The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, such liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. In addition to being secured by mortgages on real estate the home improvement contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the home equity loans may include loans (primarily for home improvement or debt consolidation purposes) that are in amounts in excess of the value of the related mortgaged properties at the time of origination. The mortgaged properties and the home improvements are collectively referred to herein as the "Properties." The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

   Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable prospectus supplement.

   The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

   Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units ("Single Family Properties"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

   Multifamily Loans. Mortgaged properties which secure multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. In such cases, the cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 5% of the aggregate Trust Fund Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

   Home Equity Loans. The mortgaged properties relating to home equity loans will consist of Single Family Properties. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

   Home Improvement Contracts. The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The home improvement contracts will be secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property. In general, the home improvement contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

   Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

   o the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

   o the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, small multifamily properties, other real property or home improvements),

   o the original terms to maturity of the loans,

   o the largest principal balance and the smallest principal balance of any of the loans,

   o the earliest origination date and latest maturity date of any of the loans,

   o the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the loans,

   o the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APR's borne by the loans,

   o the maximum and minimum per annum Loan Rates and

   o the geographical distribution of the loans. If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the detailed description of Trust Assets.

   The "Loan-to-Value Ratio" of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property. The

"Combined Loan-to-Value Ratio" of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the loan, to (ii) the Collateral Value of the related Property. The "Collateral Value" of the Property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such Property. In the case of Refinance Loans, the "Collateral Value" of the related Property is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

   No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

Substitution of Trust Fund Assets

   Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related prospectus supplement.

Available Information

   The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov.

   This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

Incorporation of Certain Documents by Reference

   All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. Neither the depositor nor the master servicer intends to file with the Securities and Exchange Commission periodic reports with respect to the trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934.

   The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

Reports to Securityholders

   Periodic and annual reports concerning the trust fund will be forwarded to securityholders. However, such reports will neither be examined nor reported on by an independent public accountant. See "Description of the Securities -- Reports to Securityholders."

                                Use of Proceeds

   The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of Trust Fund Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                 The Depositor

   CWABS, Inc., a Delaware corporation, the depositor, was incorporated in August 1996 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests therein or bonds secured thereby. The depositor is a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation. On November 7, 2002, Countrywide Credit Industries, Inc., the parent of Countrywide Home Loans, Inc., changed its name to Countrywide Financial Corporation. The depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

   Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                 Loan Program

   The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards."

Underwriting Standards

   The applicable prospectus supplement may provide for the seller's representations and warranties relating to the loans, but if it does not, each seller will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

   Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. The applicable prospectus supplement may specify whether that credit information will be verified by the seller, but if it does not, the credit information supplied by the borrower will be verified by the related seller. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

   In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

   The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed $1,000,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

   Each seller's underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller's underwriting criteria may permit loans with loan-to-value ratios at origination in excess of 100%, such as for debt consolidation or home improvement purposes. Loan-to-value ratios may not be evaluated in the case of Title I loans.

   After obtaining all applicable employment, credit and property information, the related seller will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly payments to the borrower's gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower's credit grade and loan program but will not generally exceed 55%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related prospectus supplement.

   In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the loan.

   Certain of the types of loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued loan payments as such payments increase. These types of loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

Qualifications of Sellers

   Each seller will be required to satisfy the following qualifications. Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each seller must be a seller/servicer approved by either Fannie Mae or Freddie Mac. Each seller must be a mortgagee approved by the FHA or an institution the deposit accounts of which are insured by the FDIC.

Representations by Sellers; Repurchases

   Each seller will have made representations and warranties in respect of the loans sold by such seller and evidenced by all, or a part, of a series of securities. Such representations and warranties may include, among other things:

   o that title insurance (or in the case of Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each loan, other than cooperative loans and certain home equity loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the loan from the seller by or on behalf of the depositor;

   o that the seller had good title to each such loan and such loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

   o that each loan constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition;

   o that there were no delinquent tax or assessment liens against the Property;

   o that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

   o that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

If so specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the cut-off date but as of the date on which such seller sold the loan to the depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in such loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a loan by such seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a loan occurs after the date of sale of such loan by such seller to the depositor or its affiliates. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of such loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller of loans with respect to a particular series of securities, such representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

   The master servicer or the trustee, if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in such loan. If such seller cannot cure such breach within 90 days following notice from the master servicer or the trustee, as the case may be, the applicable prospectus supplement may provide for the seller's obligations under those circumstances, but if it does not, then such seller will be obligated either

   o to repurchase such loan from the trust fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the seller is the master servicer) or

   o substitute for such loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

If a REMIC election is to be made with respect to a trust fund, the applicable prospectus supplement may provide for the obligations of the master servicer or residual certificateholder, but if it does not, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for any such payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Securities -- General." Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of such loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

   Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described below under "The Agreements -- Assignment of Trust Fund Assets."

                         Description of the Securities

   Each series of certificates will be issued pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the depositor, the master servicer and the trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture (the "Indenture") between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to such series, and the related loans will be serviced by the master servicer pursuant to a Master Servicing Agreement. A form of Indenture and Master Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. Each Agreement, dated as of the related cut-off date, will be among the depositor, the master servicer and the trustee for the benefit of the holders of the securities of such series. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of such series addressed to CWABS, Inc., 4500 Park Granada, Calabasas, California 91302, Attention: Secretary.

General

   The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement,

   o the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement ("Retained Interest")), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of such loans as of the cut-off date (the "Cut-off Date Principal Balance"));

   o the assets required to be deposited in the related Security Account from time to time;

   o property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure and

   o any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

   Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of such series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" herein and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund

Assets, in each case as specified in the related prospectus supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related prospectus supplement.

   Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the "Security Register"); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of such final distribution.

   The securities will be freely transferable and exchangeable at the Corporate Trust Office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

   Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Code of certain classes of certificates may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

   As to each series, an election may be made to treat the related trust fund or designated portions thereof as a "real estate mortgage investment conduit" or REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. As to any such series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related prospectus supplement. If such an election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of securities in such a series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The master servicer, unless otherwise provided in the related prospectus supplement, will be entitled to reimbursement for any such payment from the assets of the trust fund or from any holder of the related residual certificate.

Distributions on Securities

   General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of such series.

   Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class.

   Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. "Available Funds" for each distribution date will generally equal the amount on deposit in the related Security Account on such distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held therein for distribution on future distribution dates.

   Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "Class Security Balance") entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in such prospectus supplement), and for the periods specified in such prospectus supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of such class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of such securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original Class Security Balance of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

   Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding such distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

   With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of such class of securities on that distribution date. Distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in such prospectus supplement. Prior to such time, the beneficial ownership interest in the trust fund or the principal balance, as applicable, of such class of accrued securities, as reflected in the aggregate Class Security Balance of such class of accrual securities, will increase on each distribution date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period but that was not required to be distributed to such class on such distribution date. Any such class of accrual securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

   Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of such class of securities specified in such prospectus supplement, reduced by all distributions reported to the holders of such securities as allocable to principal and,

   o in the case of accrual securities, in general, increased by all interest accrued but not then distributable on such accrual securities; and

   o in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable.

   If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such prospectus supplement. Any such allocation of Principal Prepayments to such class or classes of securities will have the effect of accelerating the amortization of such securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by such other securities. See "Credit Enhancement -- Subordination."

   Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

   To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as such term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the master servicer's determination that such advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

   In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace such funds on or before any future distribution date to the extent that funds in the applicable Security Account on such distribution date would be less than the amount required to be available for distributions to securityholders on such date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which such advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement). Advances by the master servicer (and any advances by a sub-servicer) also will be reimbursable to the master servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior securities) to the extent that the master servicer determines that any such advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related Agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under "Credit Enhancement," in each case as described in the related prospectus supplement.

   In the event the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make such advance in its capacity as successor servicer. If the trustee makes such an advance, it will be entitled to be reimbursed for such advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "Description of the Securities -- Distributions on Securities."

Reports to Securityholders

   Prior to or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to such series of securities, among other things:

   o the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included therein;

   o the amount of such distribution allocable to interest;

   o the amount of any advance;

   o the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on such distribution date, and (b) withdrawn from the reserve fund, if any, that is included in the amounts distributed to the Senior Securityholders;

   o the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on such distribution date;

   o the percentage of principal payments on the loans (excluding prepayments), if any, which each such class will be entitled to receive on the following distribution date;

   o the percentage of Principal Prepayments on the loans, if any, which each such class will be entitled to receive on the following distribution date;

   o the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

   o the number and aggregate principal balances of loans (A) delinquent (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding such distribution date;

   o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

   o the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

   o if applicable, the amount remaining in any reserve fund at the close of business on the distribution date;

   o the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

   o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

   Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

   In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

Categories of Classes of Securities

   The securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise such series by reference to the following categories.

                                                         Definition
Categories of Classes                                 Principal Types
Accretion Directed..............  A  class that receives principal payments from the accreted interest from specified Accrual classes.  An
                                  accretion directed class also may receive principal
                                  payments from principal paid on the underlying Trust
                                  Fund Assets for the related series.



                                      26

                                                         Definition
Categories of Classes                                 Principal Types


Component Securities............  A class consisting of "components."  The components of a class of component securities may have different
                                  principal and/or interest payment characteristics but
                                  together constitute a single class. Each component of a
                                  class of component securities may be identified as
                                  falling into one or more of the categories in this
                                  chart.

Notional Amount Securities.....   A class having no principal balance and bearing
                                  interest on the related notional amount. The notional
                                  amount is used for purposes of the determination of
                                  interest distributions.

Planned Principal Class
  or PACs.......................  A class that is designed to receive principal payments using a predetermined principal balance schedule
                                  derived by assuming two constant prepayment rates for
                                  the underlying Trust Fund Assets. These two rates are
                                  the endpoints for the "structuring range" for the
                                  planned principal class. The planned principal classes
                                  in any series of certificates may be subdivided into
                                  different categories (e.g., primary planned principal
                                  classes, secondary planned principal classes and so
                                  forth) having different effective structuring ranges
                                  and different principal payment priorities. The
                                  structuring range for the secondary planned principal
                                  class of a series of certificates will be narrower than
                                  that for the primary planned principal class of the
                                  series.

Scheduled Principal Class......   A class that is designed to receive principal payments
                                  using a predetermined principal balance schedule but is
                                  not designated as a Planned Principal Class or Targeted
                                  Principal Class. In many cases, the schedule is derived
                                  by assuming two constant prepayment rates for the
                                  underlying Trust Fund  Assets. These two rates are the
                                  endpoints for the "structuring  range" for the scheduled
                                  principal class.

Sequential Pay..................  Classes that receive principal payments in a prescribed sequence, that  do  not  have predetermined principal
                                  balance schedules and that under all circumstances
                                  receive payments of principal continuously from the
                                  first distribution date on which they receive principal
                                  until they are retired.  A single class that receives
                                  principal payments before or after all other classes in
                                  the same series of securities may be identified as a
                                  sequential pay class.

Strip...........................  A class that receives a constant proportion, or "strip," of the principal payments on the
                                  underlying Trust Fund Assets.

Support  Class  (also sometimes
referred to as                    A  class that receives principal payments on any
  "companion classes")..........  distribution date only if scheduled payments have been made on specified planned principal classes,
                                  targeted principal classes and/or Scheduled
                                  Principal Classes.

Targeted Principal Class or
  TACs..........................  A class that is designed to receive principal payments using a predetermined
                                  principal balance schedule derived by
                                  assuming a single constant prepayment rate
                                  for the underlying Trust Fund Assets.





                                      27

                                                       Interest Types

Fixed Rate......................  A class with an interest rate that is fixed throughout the life of the class.

Floating Rate...................  A class with an interest rate that resets periodically based upon a designated index and that varies directly
                                  with changes in such index.

Inverse Floating Rate...........  A class with an interest rate that resets periodically based upon a designated index and that varies inversely
                                  with changes in such index.

Variable Rate...................  A class with an interest rate that resets periodically and is calculated  by reference to the rate or rates of
                                  interest applicable to specified assets or instruments
                                  (e.g., the Loan Rates borne by the underlying loans).

Interest Only...................  A  class that receives some or all of the interest payments made on the underlying Trust Fund Assets and
                                  little or no principal.  Interest Only classes have
                                  either a nominal principal balance or a notional
                                  amount. A nominal principal balance represents actual
                                  principal that will be paid on the class. It is
                                  referred to as nominal since it is extremely small
                                  compared to other classes.  A notional amount is the
                                  amount used as a reference to calculate the amount of
                                  interest due on an Interest Only  class that is not
                                  entitled to any distributions in respect of principal.

Principal Only..................  A class that does not bear interest and is entitled to receive only distributions in respect of principal.

Partial Accrual.................  A  class that accretes a portion of the amount of accrued interest thereon, which amount will be added to
                                  the principal balance of such class on each applicable
                                  distribution date, with the remainder of such accrued
                                  interest to be distributed currently as interest on
                                  such class.  Such accretion may continue until a
                                  specified event has occurred or until such Partial
                                  Accrual class is retired.

Accrual.........................  A class that accretes the amount of accrued interest otherwise distributable on such
                                  class, which amount will be added as
                                  principal to the principal balance of such
                                  class on each applicable distribution date.
                                  Such accretion may continue until some
                                  specified event has occurred or until such
                                  Accrual class is retired.

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

Libor

   The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

   If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Reuters Screen LIBO Page, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Reuters Screen LIBO Page, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

   Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

     (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

     (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

     o  LIBOR as determined on the previous LIBOR determination date or

     o  the reserve interest rate.

The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

   o the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32% of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

   o if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

     (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

   Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If a reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

   If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

   If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

   The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

   The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the

"Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

   A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

   The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

   The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of such index on an exact date. So long as such index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of "COFI securities") for the Interest Accrual Period commencing in such second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond such tenth day, such interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

   The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI certificates the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

   The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

   The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

   Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

   The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination Date (as such term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal (or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of such range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Book-Entry Registration of Securities

   As described in the related prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry certificates. Persons acquiring beneficial ownership interests in the securities ("Security Owners") will hold their securities through The Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no person acquiring a Book-Entry security (each, a "beneficial owner") will be entitled to receive a physical certificate representing such security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "securityholders" of the securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

   The beneficial owner's ownership of a Book-Entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

   Security Owners will receive all distributions of principal of, and interest on, the securities from the trustee through DTC and DTC participants. While the securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with whom Security Owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

   Security Owners will not receive or be entitled to receive certificates representing their respective interests in the securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of such securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

   Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

   Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

   Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg Participants through electronic book-entry changes in accounts of Clearstream, Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its Clearstream, Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg Participant, either directly or indirectly.

   Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ("Morgan" and in such capacity, the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Belgian Cooperative"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Belgian Cooperative. The Belgian cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

   Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

   Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

   Under a book-entry format, beneficial owners of the Book-Entry securities may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and "-- Tax Consequences to Holders of the Notes -- Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry securities to persons or entities that do not participate in the Depository system may be limited due to the lack of physical certificates for such Book-Entry securities. In addition, issuance of the Book-Entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

   Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry securities of such beneficial owners are credited.

   DTC has advised the trustee that, unless and until Definitive securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry securities. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

   Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the trustee will issue Definitive securities, and thereafter the trustee will recognize the holders of such Definitive securities as securityholders under the applicable Agreement.

   Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

   None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                              Credit Enhancement

General

   Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of such series, the establishment of one or more reserve funds, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated herein and described in the related prospectus supplement, or any combination of the foregoing. The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, but if it does not, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

Subordination

   If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the ownership interest (if applicable) of the related subordinated securities;
(ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinated securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of such loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses on the securities.

   In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. Such deposits may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in such prospectus supplement.

   If specified in the related prospectus supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise.

   As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related prospectus supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

Letter of Credit

   The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more Classes of securities (the "L/C Percentage"). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements -- Termination: Optional Termination." A copy of the letter of credit for a series, if any, will be filed with the Securities and Exchange Commission (the "SEC") as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

Insurance Policies, Surety Bonds and Guaranties

   If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on such securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in such prospectus supplement. A copy of any such instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the securities of the related series.

Over-Collateralization

   If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on such class or classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in over-collateralization.

Reserve Accounts

   If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for such series of securities, in trust, of one or more reserve funds for such series. The related prospectus supplement will specify whether or not any such reserve funds will be included in the trust fund for such series.

   The reserve fund for a series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related prospectus supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related prospectus supplement.

   Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in "Permitted Investments" which may include

     (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

     (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of securities, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such securities by each such Rating Agency;

     (iii) commercial paper issued by Countrywide Home Loans, Inc. or any of its affiliates; provided that such commercial paper is rated no lower than the rating specified in the related prospectus supplement;

     (iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each such Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such securities by each such Rating Agency;

     (v) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc. ("Moody's") is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to such securities by any such Rating Agency;

     (vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

     (vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to such securities by any such Rating Agency;

     (viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

     (ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to such securities by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency;

     (x) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each such Rating Agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such securities by each such Rating Agency;

     (xi) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such securities by each such Rating Agency; and

     (xii) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to such securities by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency; provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument; and provided, further, that no investment specified in clause
   (x) or clause (xi) above shall be a Permitted Investment for any pre-funding account or any related Capitalized Interest Account.

If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional information with respect to such instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

   Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

Pool Insurance Policies

   If specified in the related prospectus supplement, a separate pool insurance policy ("Pool Insurance Policy") will be obtained for the pool and issued by the insurer (the "Pool Insurer") named in such prospectus supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in such prospectus supplement of the aggregate principal balance of such loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

   The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;
(iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of such purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

   The applicable prospectus supplement may provide for a Pool Insurance Policy covering losses resulting from defaults, but if it does not, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things,

   o fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

   o failure to construct a Property in accordance with plans and specifications.

A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's representations described above, and, in such events might give rise to an obligation on the part of such seller to repurchase the defaulted loan if the breach cannot be cured by such seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of such loan, at the time of default or thereafter, was not approved by the applicable insurer.

   The applicable prospectus supplement may provide for a Pool Insurance Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

Financial Instruments

   If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

   o to convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

   o to provide payments in the event that any index rises above or falls below specified levels; or

   o to provide protection against interest rate changes, certain type of losses, including reduced market value, or the payment shortfalls to one or more classes of the related series.

   If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

Cross Support

   If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

   If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.

                      Yield and Prepayment Considerations

   The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included therein. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

   The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, such loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, such loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related loan. See "Certain Legal Aspects of the Loans -- Due-on-Sale Clauses." The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by such investor at the time such securities were purchased.

   Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed- end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

   Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements -- Collection Procedures" and "Certain Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

   The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the loans, such loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the loans, such loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

   When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in such month. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

   Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the

Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

   Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

   Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the master servicer to damages and administrative sanctions.

   If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on such securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of such interest will not be made earlier than the month following the month of accrual.

   Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities. See "The Agreements -- Termination; Optional Termination".

   The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

   The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such securities.

                                The Agreements

   Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

Assignment of the Trust Fund Assets

   Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to such loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. The trustee will, concurrently with such assignment, deliver such securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate or APR, the maturity of the loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

   In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each single family loan, multifamily loan or home equity loan,

   o the mortgage note or contract endorsed without recourse in blank or to the order of the trustee,

   o the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office),

   o an assignment of the Mortgage to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

   o any other security documents, including those relating to any senior interests in the Property, as may be specified in the related prospectus supplement or the related Agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such loans.

   With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee the related original cooperative note endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement. The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

   The applicable prospectus supplement may provide for the depositor's delivery obligations in connection with home improvement contracts, but if it does not, the depositor will as to each home improvement contract, deliver or cause to be delivered to the trustee the original home improvement contract and copies of documents and instruments related to each home improvement contract and the security interest in the Property securing such home improvement contract. In general, it is expected that the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement contracts without notice of such assignment, the interest of securityholders in the home improvement contracts could be defeated. See "Certain Legal Aspects of the Loans -- The Home Improvement Contracts."

   The trustee (or the custodian) will review such loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold such documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of such notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove such loan from the trust fund and substitute in its place one or more other loans that meet certain requirements set forth therein. There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce such obligation to the extent described above under "Loan Program -- Representations by Sellers; Repurchases," neither the master servicer nor the depositor will be obligated to purchase or replace such loan if the seller defaults on its obligation, unless such breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

   The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

   The master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any such representation of the master servicer which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase (at the Purchase Price) or if so specified in the related prospectus supplement, replace the loan. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for such a breach of representation by the master servicer.

   Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code.

Payments On Loans; Deposits to Security Account

   The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the "Security Account"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related series of securities, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ("SAIF")), (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or
(iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

   The master servicer will deposit or cause to be deposited in the Security Account for each trust fund, to the extent applicable and unless otherwise specified in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing Retained Interest):

   o all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

   o all payments on account of interest on the loans, net of applicable servicing compensation;

   o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the master servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the master servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

   o all proceeds of any loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under "Loan Program -- Representations by Sellers; Repurchases" or "-- Assignment of Trust Fund Assets" above and all proceeds of any loan repurchased as described under "-- Termination; Optional Termination" below;

   o all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "-- Hazard Insurance" below;

   o any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

   o all other amounts required to be deposited in the Security Account pursuant to the Agreement.

   The master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

   o to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

   o to reimburse the master servicer for advances, such right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on such loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such advance was made;

   o to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

   o to reimburse the master servicer from Insurance Proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

   o to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

   o to pay to the master servicer, with respect to each loan or property acquired in respect thereof that has been purchased by the master servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of such repurchased loan;

   o to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the Agreement;

   o to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

   o to clear and terminate the Security Account upon termination of the Agreement.

   In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

Pre-Funding Account

   If so provided in the related prospectus supplement, the master servicer will establish and maintain an account (the "Pre-Funding Account"), in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit cash in an amount specified in the prospectus supplement (the "Pre-Funded Amount") on the related Closing Date. The Pre-Funding Account will be maintained with the trustee for the related series of securities and is designed solely to hold funds to be applied by such trustee during the period from the closing date to a date not more than a year after such closing date (the "Funding Period") to pay to the depositor the purchase price for loans purchased during such Funding Period (the "Subsequent Loans"). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. The Pre-Funded Amount will be used by the related trustee to purchase Subsequent Loans from the depositor from time to time during the Funding Period. The Funding Period, if any, for a trust fund will begin on the related Closing Date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related Closing Date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement. Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

   In addition, if so provided in the related prospectus supplement, on the related Closing Date the depositor will deposit in an account (the "Capitalized Interest Account") cash in such amount as is necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the Pre-Funding Account as described above. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

Sub-Servicing by Sellers

   Each seller of a loan or any other servicing entity may act as the sub-servicer for such loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for such series of securities is no longer the master servicer of the related loans, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under such sub-servicing agreement. Notwithstanding any such subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement or Master Servicing Agreement, as applicable, as if the master servicer alone were servicing the loans.

Collection Procedures

   The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of such loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. To the extent the master servicer is obligated to make or cause to be made advances, such obligation will remain during any period of such an arrangement.

   In any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause or if such loan is a mortgage loan insured by the FHA or partially guaranteed by the VA, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Certain Legal Aspects of the Loans -- Due-on-Sale Clauses". In connection with any such assumption, the terms of the related loan may not be changed.

   With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Loans". This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

   In general a "tenant-stockholder" (as defined in Code Section 216(b)(2) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code
Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under such Section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Hazard Insurance

   In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which such Property is located. Such coverage will be in an amount that is at least equal to the lesser of

   o the maximum insurable value of the improvements securing such loan or

   o the greater of

     (1) the outstanding principal balance of the loan and

     (2) an amount such that the proceeds of such policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for such clause.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

   The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of

   o the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or

   o such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement".

   The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such cooperative's building could significantly reduce the value of the collateral securing such cooperative loan to the extent not covered by other credit support.

   If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the master servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

   If recovery on a defaulted loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an Insurance Policy, the master servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such loan and amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

   If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such loan. In the event that the master servicer has expended its own funds to restore the damaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no such payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See "Credit Enhancement".

   The proceeds from any liquidation of a loan will be applied in the following order of priority: first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the master servicer with respect to such loan; second, to reimburse the master servicer for any unreimbursed advances with respect to such loan; third, to accrued and unpaid interest (to the extent no advance has been made for such amount) on such loan; and fourth, as a recovery of principal of such loan.

Realization Upon Defaulted Loans

   Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which such coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of such series that have been rated.

   FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Certain Legal Aspects of the Loans -- Title I Program", certain loans will be insured under various FHA programs including the standard FHA 203 (b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

   Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for such loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

Servicing and Other Compensation and Payment of Expenses

   The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and such compensation will be retained by it from collections of interest on such loan in the related trust fund (the "Master Servicing Fee"). As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

   The master servicer will pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances.

Evidence as to Compliance

   Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related sub-servicer.

   Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

   Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

Certain Matters Regarding the Master Servicer and the Depositor

   The master servicer under each Pooling and Servicing Agreement or Master Servicing Agreement, as applicable, will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor's affiliates.

   Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

   Each Agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of wilful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

   In general, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each Agreement, provided that

   o that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and

   o the related merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of the related series that have been rated.

Events of Default; Rights Upon Event of Default

   Pooling and Servicing Agreement; Master Servicing Agreement. The applicable prospectus supplement may provide for other Events of Default under any Pooling and Servicing Agreement or Master Servicing Agreement, but if it does not, the Events of Default will consist of

   o any failure by the master servicer to distribute or cause to be distributed to securityholders of any class any required payment (other than an advance) which continues unremedied for five days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of such class evidencing not less than 25% of the total distributions allocated to such class ("percentage interests");

   o any failure by the master servicer to make an advance as required under the Agreement, unless cured as specified therein;

   o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting such class; and

   o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

   If specified in the related Prospectus Supplement, the Agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under "Credit Enhancement" herein in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

   The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting such class and under such other circumstances as may be specified in such Agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the Agreement relating to such trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least $10,000,000 to act as successor to the master servicer under the Agreement. Pending that appointment, the trustee is obligated to act in such capacity. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

   Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of such holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the trustee written notice of default and unless the holders of securities of any class of such series evidencing not less than 25% of the aggregate percentage interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding.

   Indenture. The applicable prospectus supplement may provide for other Events of Default, but if it does not, the Events of Default under each Indenture will consist of:

   o a default in the payment of any principal of or interest on any note of such series which continues unremedied for five days after the giving of written notice of such default is given as specified in the related prospectus supplement;

   o failure to perform in any material respect any other covenant of the depositor or the trust fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

   o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

   o any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting such notes.

   If an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage interests of the notes of such series.

   If, following an Event of Default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any note of such series for five days or more, unless

   o the holders of 100% of the percentage interests of the notes of such series consent to such sale,

   o the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of such series at the date of such sale or

   o the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the percentage interests of the notes of such series.

   In the event that the trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the Indenture provides that the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of such an Event of Default.

   In the event the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

   Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of such series, unless such holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series, and the holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

Amendment

   The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders,

     (a) to cure any ambiguity;

     (b) to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it; or

     (c) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions in it,



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

provided that such action will not adversely affect in any material respect the interests of any securityholder. Any amendment described in clauses (a),
(b) and (c) above, made solely to conform the Agreement to the final Prospectus Supplement provided to investors in connection with the initial offering of the securities by the Depositor will be deemed not to materially and adversely affect the interests of securityholders. In additions, an amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting such amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of such series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such securities.

   In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of securities of such series that have been rated. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

   The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities of such series evidencing not less than 66% of the aggregate percentage interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no such amendment may

   o reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of such security, or

   o reduce the aforesaid percentage of securities of any class the holders of which are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such trust fund to fail to qualify as a REMIC.

Termination; Optional Termination

   Pooling and Servicing Agreement; Trust Agreement. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to such Agreement following the later of

     (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the trust fund and

     (ii) the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see "Federal Income Tax Consequences" below), from the related trust fund of all of the remaining Trust Fund Assets and all property acquired in respect of such Trust Fund Assets.

   Any purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a series of securities will be made at the option of the master servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of such right will effect early retirement of the securities of that series, but the right of the master servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any


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

repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

   Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all the notes of such series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of such series.

   In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the last scheduled distribution date for such notes and any installment of interest on such notes in accordance with the terms of the Indenture and the notes of such series. In the event of any such defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

The Trustee

   The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                      Certain Legal Aspects of the Loans

   The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

General

   The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

   Cooperatives. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative


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

is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

   The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure

   Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

   Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

   Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

   Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

   When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees" below.

   Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

   The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

   Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

   In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

   Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

   In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Environmental Risks

   Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

   Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion") but without "participating in the management" of the Property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to third party), or fails to market the property in a timely fashion.

   Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower's business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act ("Asset Conservation Act"), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

   If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to certificateholders.

   CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

   In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

Rights of Redemption



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

   In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations On Lenders

   Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, such a lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both such loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

   Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

   Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

   In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of such payments.

   The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.



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

Due-On-Sale Clauses

   Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

   As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

   In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

   Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Home Improvement Contracts

   General. Some home improvement contracts may in addition to being secured by mortgages on real estate, also be secured by purchase money security interests in home improvements financed thereby (such home improvement contracts are hereinafter referred to in this section as "contracts"). These contracts generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. In general, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trust fund's interest in the contracts could be defeated.

   Security Interests in Home Improvements. The contracts that are secured by the home improvements financed thereby grant to the originator of such contracts a purchase money security interest in such home improvements to secure all or part of the purchase price of such home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

   Enforcement of Security Interest in Home Improvements. So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before such resale.

   Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

   Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

   Consumer Protection Laws. The so-called holder in due course rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

   Applicability of Usury Laws. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.



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

   Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Contracts

   The loans may also consist of installment contracts. Under an installment contract the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

   The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Soldiers' and Sailors' Civil Relief Act

   Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that such a loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

Junior Mortgages and Rights of Senior Mortgagees

   To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.



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

   The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

   Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

   The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any Mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

The Title I Program

   General. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

   The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans ("Property Improvement Loans" or "Title I Loans"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

   There are two basic methods of lending or originating such loans which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.



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

   Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first scheduled payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

   Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

   Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

   Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

   Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if such loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

   The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the borrower is required to submit to the lender, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender or its agent is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

   FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage


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

attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges falling due after such prepayment.

   Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

   The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

   Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

   Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or
(b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

   When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of such loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

   Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes hereof, the "Claimable Amount" means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected


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interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney's fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

Consumer Protection Laws

   Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z, requires certain disclosures to the borrowers regarding the terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Certain provisions of these laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of such laws may limit the ability of the sellers to collect all or part of the principal of or interest on the loans and could subject the sellers and in some cases their assignees to damages and administrative enforcement.

                   Material Federal Income Tax Consequences

General

   The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of Sidley Austin Brown & Wood LLP, special counsel to the depositor. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

   The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

   The federal income tax consequences to Holders will vary depending on whether

   o the securities of a series are classified as indebtedness;

   o an election is made to treat the trust fund relating to a particular series of securities as a real estate mortgage investment conduit ("REMIC") under the Internal Revenue Code of 1986, as amended (the "Code");

   o the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

   o an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

   The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such series. Prior to issuance of each series of securities, the depositor shall file with the SEC a Form 8-K on behalf of the related trust fund containing an opinion of Sidley Austin Brown & Wood LLP with respect to the validity of the information set forth under "Material Federal Income Tax Consequences" herein and in the related prospectus supplement.

Taxation of Debt Securities



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   Interest and Acquisition Discount. Securities representing regular interests in a REMIC ("Regular Interest Securities") are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt securities."

   Debt securities that are Compound Interest securities will, and certain of the other Debt securities may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt securities.

   In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt security and its issue price. A holder of a Debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt security will be considered to be zero if it is less than a de minimis amount as determined under the Code.

   The issue price of a Debt security is the first price at which a substantial amount of Debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt securities is sold for cash on or prior to the related Closing Date, the issue price for such class will be treated as the fair market value of such class on such Closing Date. The issue price of a Debt security also includes the amount paid by an initial Debt security holder for accrued interest that relates to a period prior to the issue date of the Debt security. The stated redemption price at maturity of a Debt security includes the original principal amount of the Debt security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

   Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt securities do not provide for default remedies, the interest payments will be included in the Debt security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt securities includes all distributions of interest as well as principal thereon. If the interval between the issue date and the first distribution date on a Regular Certificate is longer than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the longer interval, then for purposes of determining whether the Regular Certificate has de minimis OID, the stated redemption price of the Regular Certificate is treated as the issue price (determined as described above) plus the greater of
(i) the amount of the distribution foregone or (ii) the excess (if any) of the Regular Certificates stated principal over its issue price. If the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the shorter interval, then for the purposes of determining the OID, if any, on the Regular Certificate, the excess amount of the distribution would be added to the Regular Certificate's stated redemption price.

   Under the de minimis rule, OID on a Debt security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt security multiplied by the weighted average maturity of the Debt security. The weighted average maturity of a Regular Certificate is the sum of the weighted maturity of each payment of the Regular Certificate's stated redemption price. The weighted maturity of each stated redemption price payment is (i) the number of complete years from the issue date until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Regular Certificate's total stated redemption price. Although currently unclear, it appears that the schedule of these distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro


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rata as principal payments are received, and such income will be capital gain if the Debt security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

   Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally,

   o such interest is unconditionally payable at least annually,

   o the issue price of the debt instrument does not exceed the total noncontingent principal payments and

   o interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt security.

   In the case of Compound Interest securities, certain Interest Weighted Securities (as defined herein), and certain of the other Debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

   The Internal Revenue Services (the "IRS") issued final regulations in June 1996 (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Debt security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code
Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

   The holder of a Debt security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt security and the adjusted issue price of the Debt security, reduced by any payments of qualified stated interest. The adjusted issue price of a Debt security is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Debt security in all prior periods, other than qualified stated interest payments.

   The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over (ii) the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that loans will be prepaid at that rate or at any other rate.

   The depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.



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   Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

   A subsequent holder of a Debt security will also be required to include OID in gross income, but such a holder who purchases such Debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

   Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is deducted as a result of a loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

   Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "-- Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by such holder for such security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the Internal Revenue Service could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "-- Tax Status as a Grantor Trust -- Discount or Premium on Pass-Through Securities."

   Variable Rate Debt Securities. In the case of Debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt securities, should be calculated as if the interest index remained at its value as of the issue date of such securities. Because the proper method of adjusting accruals of OID on a variable rate Debt security is uncertain, holders of variable rate Debt securities should consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

   Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt security received in that month and, if the securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of securities (or in the case of a Pass-Through Security (as defined herein), as set forth below, the loans underlying such security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a Pass-Through Security, as described below, the loans underlying such security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

   Section 1277 of the Code provides that, regardless of the origination date of the Debt security (or, in the case of a Pass-Through Security, the loans), the excess of interest paid or accrued to purchase or carry a security (or, in the case of a Pass-Through Security, as described below, the underlying loans) with market discount over interest received on such security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense


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was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a Pass-Through Security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

   Premium. A holder who purchases a Debt security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on such security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a holder makes an election to amortize premium on a Debt security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

   The Treasury has issued regulations (the "Final Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities should consult their tax advisors regarding the possible application of the Final Bond Premium Regulations.

   Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt security with market discount, the holder of the Debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt security acquires during the year of the election or thereafter. Similarly, a holder of a Debt security that makes this election for a Debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt security is irrevocable.

Taxation of the REMIC and Its Holders

   General. In the opinion of Sidley Austin Brown & Wood LLP, special counsel to the depositor, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related prospectus supplement.

   Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities, (i) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in
(i) or (ii) above, then a security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that such REMIC assets (and income in the case of (ii)) are qualifying assets (and income).

REMIC Expenses; Single Class REMICs



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   As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities (as defined herein) on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of

   o 3% of the excess of adjusted gross income over the applicable amount, or

   o 80% of the amount of itemized deductions otherwise allowable for such taxable year.

The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either

   o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or

   o is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

The applicable prospectus supplement may provide for the allocation of REMIC expenses, but if it does not, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

Taxation of the REMIC

   General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

   Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

   o the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and

   o deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

   For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

   Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on mortgage loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis


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rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis.

   To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

   Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

   o subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

   o subject to a limited exception, the sale or other disposition of a cash flow investment;

   o the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

   o the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of such REMIC.

Taxation of Holders of Residual Interest Securities

   The holder of a security representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

   The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

   In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

   Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated


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

by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

   Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

   Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Any loss from the sale of a Residual Certificate will be subject to the "wash sale" rules of Code Section 1091 if, during the period beginning six months before and ending six months after the sale of the Residual Certificate, the seller reacquires the Residual Certificate, or acquires (i) a Residual Certificate in any other REMIC, (ii) a similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) or (iii) an ownership interest in a FASIT (as defined in Code Section 860L). In general, under the wash sale rules, loss from the Residual Certificate will be disallowed and the Residual Certificate Holder's basis in the replacement interest will be the basis in the Residual Certificate that was sold, decreased or increased, as the case may be, by the difference between the selling price of the Residual Certificate and the purchase price of the replacement interest.

   Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors."

   The Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

   The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

   Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. See "-- Restrictions on Ownership and Transfer of Residual Interest Securities" and "-- Tax Treatment of Foreign Investors" below.

   Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1 through 1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit


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

Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

   If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax can be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. The Taxpayer Relief Act of 1997 adds provisions to the Code that will apply to an "electing large partnership". If an electing large partnership holds a Residual Interest Security, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity under section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

   Noneconomic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Certificate to a "U.S. Transferee" unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. For this purpose, a U.S. Transferee means a U.S. Person as defined under "Certain Federal Income Tax Consequences -- Non-REMIC Certificates -- Non-U.S. Persons." A U.S. Transferee also includes foreign entities and individuals (Non-U.S. Persons) but only if their income from the residual interest is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). If the transfer of a Noneconomic Residual Certificate is disregarded, the transferor continues to be treated as the owner of the Residual Certificate and continues to be subject to tax on its allocable portion of the net income of the REMIC.

   A Residual Certificate (including a Residual Certificate with a positive value at issuance) is a "Noneconomic Residual Certificate" at the time of transfer unless, (i) taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the Residual Certificate at least equals the product of (A) the present value of the anticipated excess inclusions and (B) the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A transfer of a Noneconomic Residual Certificate has a "significant purpose to impede the assessment or collection of tax" if, at the time of transfer, the transferor either knew or should have known (had "Improper Knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

   The REMIC Regulations also provide a safe harbor under which the transferor of a Noneconomic Residual Certificate is presumed not to have Improper knowledge at the time of transfer if the following conditions are met: (i) the transferor conducts a reasonable investigation of the financial condition of the transferee, finds that the transferee has historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due; (ii) the transferee represents that it understands that as a result of holding the Noneconomic Residual Certificate, it may incur tax liabilities in excess of any cash flows generated by the Noneconomic Residual Certificate and intends to pay taxes associated with holding the Noneconomic Residual Certificate as they become due; (iii) the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) ("Offshore Location") of the transferee or another U.S. taxpayer; (iv) the transferee is not located in an Offshore Location; and (v) the transferee meets either the Formula Test or the Asset Test.

   A transfer of a Noneconomic Residual Certificate meets the Formula Test if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of, (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (3) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of the Formula Test the transferee is assumed to pay tax at a rate equal to the highest corporate rate of tax specified in Code Section 11(b)(1). If, however, the transferee has been subject to the alternative minimum tax ("AMT") under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the AMT rate, then the transferee can assume that it pays tax at the AMT rate specified in Code Section 55(b)(1)(B). Present values are computed using a discount rate equal to the Federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

   The Asset Test only applies in cases where the transferee is an Eligible Corporation. To be an Eligible Corporation, the transferee must be a taxable domestic C corporation, but an Eligible Corporation does not include a regulated investment company, a real estate investment trust, a REMIC or a cooperative. In addition, regardless of who the transferee may be, the transfer of a residual interest to an Offshore Location does not qualify as a transfer to an Eligible Corporation even if the Offshore Location is only a branch of an Eligible Corporation and not a separate legal entity. A transfer of a Noneconomic Residual Certificate meets the Asset Test if at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. The gross assets and net assets of a transferee do not include any obligation of any person related to the transferee (such as a shareholder, partner affiliate or sister corporation) or any asset acquired for a principal purpose of satisfying the Asset Test. In addition, the transferee must make a written agreement that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies the Asset Test. A transfer fails to meet this requirement if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers. Finally, the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. The consideration given to the transferee to acquire the non-economic residual interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. In determining whether the amount is too low, the specific terms of the Formula Test need not be used.

   Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market.

Administrative Matters

   The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

   General. As specified in the related prospectus supplement if a REMIC or partnership election is not made, in the opinion of Sidley Austin Brown & Wood LLP, special counsel to the depositor, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as a corporation (the securities of such series, "Pass-Through Securities"). In some series there will be no separation of the principal and interest payments on the loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the loans. In other cases ("Stripped Securities"), sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

   Each Holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as fees to the trustee and the servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The holder of a security will generally be entitled to deduct such Servicing Fees under Section 162 or
Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.



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

   Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, generally, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

   The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the certificate, rather than with respect to the security. A Holder that acquires an interest in a loan with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "-- Taxation of Debt Securities; Market Discount" and "-- Premium" above.

   The holder generally will be required to allocate the portion of market discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

   Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

   Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the loan principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

   The Code. OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans. For tax years beginning after August 5, 1997 the Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other Pass-Through Securities because it provides that such method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such securities, and it is expected that OID will be reported on that basis; provided that the applicable prospectus supplement may provide for the reporting of OID on an alternative basis. In applying the calculation to Pass-Through securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.



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

   Under certain circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

   In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to security holders as OID, in the manner described above for Interest Weighted Securities.

   Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

   o in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

   o the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

   o each Interest Weighted Stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

   Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

   Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

   Subject to the discussion below with respect to trust funds as to which a partnership election is made, a Holder's tax basis in its security is the price such holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Interest security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular Interest security.

Miscellaneous Tax Aspects

   Backup Withholding. Subject to the discussion below with respect to trust funds as to which a partnership election is made, a Holder, other than a holder of a REMIC Residual security, may, under certain circumstances, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

   o fails to furnish the trustee with its taxpayer identification number
     ("TIN");

   o furnishes the trustee an incorrect TIN;



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   o fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

   o under certain circumstances, fails to provide the trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

   Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

   The trustee will report to the Holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

Tax Treatment of Foreign Investors

   Subject to the discussion below with respect to trust funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

   Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

   Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "-- Excess Inclusions."

Tax Characterization of the Trust Fund as a Partnership

   Sidley Austin Brown & Wood LLP, special counsel to the depositor, will deliver its opinion that a trust fund for which a partnership election is made will not be a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.



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

   If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any such tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

   Treatment of the notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the depositor will, except as otherwise provided in the related prospectus supplement, advise the depositor that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

   OID, Indexed securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to such notes will be disclosed in the applicable prospectus supplement.

   Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

   A holder of a note that has a fixed maturity date of not more than one year from the issue date of such note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

   Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

   Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person

   o is not actually or constructively a "10 percent shareholder" of the trust fund or the seller (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code and



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

   o provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes (the "Withholding Agent") with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner who is an individual or corporation for federal income tax purposes of the note is a foreign person and providing the foreign person's name and address.

Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A noteholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may nave substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

   If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

   Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

   Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

   Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Company, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

Tax Consequences to Holders of the Certificates

   Treatment of the Trust Fund as a Partnership. The trust fund and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

   A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax


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

consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

   Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

   Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

   The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for such month; and (iv) any other amounts of income payable to the certificateholders for such month. Such allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

   All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

   An individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust fund.

   The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

   Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

   If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include any such discount in income currently as it accrues over the life of the loans or to offset any such premium against interest income on the loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.



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

   Section 708 Termination. Pursuant to Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly under these new regulations, if the trust fund were characterized as a partnership and a sale of certificates terminated the partnership under Code Section 708, the purchaser's basis in its ownership interest would not change.

   Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

   Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

   If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

   Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

   The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

   Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

   Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

   Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial


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

owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

   The depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

   Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, if the holder is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

   Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

   Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                           Other Tax Considerations

   In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state, local and foreign income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state, local and foreign tax consequences of an investment in the securities.



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

                             ERISA Considerations

   The following describes certain considerations under ERISA and the Code, which apply only to securities of a series that is not divided into subclasses. If securities are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such securities.

   ERISA and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans as well as collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively, "Plans") subject to ERISA or to Section 4975 of the Code and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to requirements imposed by ERISA and Section 4975 of the Code. Accordingly, assets of such plans may be invested in securities without regard to the considerations described above and below, subject to the provisions of other applicable law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

   On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101 (the "Plan Assets Regulation")). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation generally provides that, in addition to certain other technical exceptions, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended. Each prospectus supplement will indicate the expected treatment under the Plan Assets Regulations of the securities it offers.

   In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the loans may be deemed Plan assets of each Plan that purchases equity securities, an investment in equity securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

   Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities -- for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include Plan assets.

   In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding by Plans of certain mortgage pool pass-through certificates representing an interest in such mortgage pools. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in securities that represent interests in a pool consisting of loans ("Single Family Securities") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinate Securities. Accordingly, no transfer of a Subordinate Security or a security which is not a Single Family Security may be made to a Plan in reliance on the exemptive relief of PTE 83-1.

   The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The depositor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (i) securities issued in a series consisting of only a single class of securities; and (ii) senior securities issued in a series in which there is only one class of senior securities; provided that the securities in the case of clause (i), or the senior securities in the case of clause (ii), evidence the beneficial ownership of both a specified percentage (greater than 0%) of future interest payments and a specified percentage (greater than 0%) of future principal payments on the loans. It is not clear whether a class of securities that evidences beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

   PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

   o the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying securityholders against reductions in pass-through payments due to property damage or defaults in loan payments, in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

   o the existence of a pool trustee who is not an affiliate of the pool sponsor; and

   o a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

The depositor believes that the first general condition referred to above will be satisfied with respect to the securities in a series issued without a subordination feature, or the senior securities only in a series issued with a subordination feature, provided that the subordination and Reserve Account, subordination by shifting of interests, pool insurance or other form of credit enhancement described under "Credit Enhancement" herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a series of securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan. See "Description of the Securities" herein. In the absence of a ruling that the system of insurance or other protection with respect to a series of securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. In any event, the trustee will not be affiliated with the depositor.

   Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions.

   The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by entities that hold investment pools consisting of certain secured receivables, loans and other obligations and the servicing, operation and management of such investment pools, provided the conditions and requirements of the Underwriter Exemptions are met.

   While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

     (1) the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) the securities acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies ("S&P"), Moody's Investors Service, Inc. ("Moody's"), or Fitch Ratings, Inc. ("Fitch") (each, a "Rating Agency");

     (3) the trustee must not be an affiliate of any other member of the Restricted Group as defined below (other than an underwriter);

     (4) the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any sub-servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

     (5) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

   The issuer must also meet the following requirements:

     (i) the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

     (ii) securities in such other investment pools must have been rated in one of the four highest rating categories of S&P, Moody's, or Fitch for at least one year prior to the Plan's acquisition of securities; and

     (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.

   Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

   o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested, and at least fifty percent (50%) of aggregate interests in the issuer are acquired by persons independent of the Restricted Group;

   o such fiduciary (or its affiliate) is an obligor with respect to not more than five percent (5%) of the fair market value of the obligations contained in the investment pool;

   o the Plan's investment in securities of any class does not exceed twenty-five percent (25%) of all of the securities of that class outstanding at the time of the acquisition; and

   o immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity; and

   o the Plan is not sponsored by a member of the Restricted Group, as defined below.

The Underwriter Exemptions provides only limited relief to Plans sponsored by the seller, the related Underwriter, the trustee, the master servicer, any provider of credit support to the trust, any counterparty to a swap contained in the trust, any obligor with respect to loans included in the investment pool constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "Restricted Group").

   The Underwriter Exemptions provide exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts. Mortgage loans or other secured receivables (the "obligations") supporting payments to securityholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date (the "Pre-Funding Period"), instead of being required to be either identified or transferred on or before the closing date. The relief is available when the prefunding account satisfies certain conditions.

   The rating of a security may change. If the rating of a security declines below the lowest permitted level, the security will no longer be eligible for relief under the Underwriter Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemption to dispose of it.)

   The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

   Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemptions, the effect of the Plan Assets Regulation, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                               Legal Investment

   The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities", securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a "mortgage related security"). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

   All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such

"high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," or in securities which are issued in book-entry form.

   There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for such investors.

                            Method of Distribution

   Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

   o by negotiated firm commitment underwriting and public reoffering by underwriters;

   o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

   o by placement directly by the depositor with institutional investors.

   A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which such series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of such series if any such securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

   This prospectus, together with the related prospectus supplement, may be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales related to market making transactions in the securities in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales in such transactions will be made at prices related to prevailing prices at the time of sale.

   Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

   If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

                                 Legal Matters

   The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, or by Thacher Proffitt & Wood, 11 West 42nd Street, New York, New York 10036, as specified in the prospectus supplement.

                             Financial Information

   A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                    Rating

   It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related prospectus supplement.

   Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of securities of such class will receive payments to which such securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. Such rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

   There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

   The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                            Index to Defined Terms

Term                                                                                   Page
----                                                                                   ----
Accretion Directed..................................................................      31
Accrual.............................................................................      33
Agreement...........................................................................      16
AMT.................................................................................      85
APR.................................................................................      20
Asset Conservation Act..............................................................      65
Available Funds.....................................................................      27
Belgian Cooperative.................................................................      38
beneficial owner....................................................................      36
BIF.................................................................................      49
Capitalized Interest Account........................................................      51
Cash Flow Bond Method...............................................................      87
CERCLA..............................................................................      64
Claimable Amount....................................................................      74
Class Security Balance..............................................................      28
Clearstream, Luxembourg Participants................................................      38
Code................................................................................      75
COFI Securities.....................................................................      35
Collateral Value....................................................................      20
Combined Loan-to-Value Ratio........................................................      20
Component Securities................................................................      31
Contingent Regulations..............................................................      77
cooperative loans...................................................................      17
cooperatives........................................................................      17
Cut-off Date Principal Balance......................................................      26
Debt Securities.....................................................................      75
Definitive Security.................................................................      36
Detailed Description................................................................      17
DOL.................................................................................      97
DTC.................................................................................      36
Eleventh District...................................................................      34
ERISA...............................................................................      27
Euroclear Operator..................................................................      38
Euroclear Participants..............................................................      38
European Depositaries...............................................................      36
Excess Servicing....................................................................      87
FHA.................................................................................      17
FHLBSF..............................................................................      34
Final Bond Premium Regulations......................................................      79
Financial Intermediary..............................................................      37
Fitch...............................................................................      98
Fixed Rate..........................................................................      32
Floating Rate.......................................................................      32
foreign person......................................................................      91
Funding Period......................................................................      51
Garn-St Germain Act.................................................................      67
Indenture...........................................................................      25
Insurance Proceeds..................................................................      50
Insured Expenses....................................................................      50
Interest Only.......................................................................      32
Interest Weighted Securities........................................................      78
Inverse Floating Rate...............................................................      32
IRS.................................................................................      77
L/C Bank............................................................................      41
L/C Percentage......................................................................      41
Liquidation Expenses................................................................      50
Liquidation Proceeds................................................................      50


                                      87

Term                                                                                    Page
----                                                                                    ----
Loan Rate...........................................................................      17
Loan-to-Value Ratio.................................................................      20
Lockout periods.....................................................................      18
Market Discount.....................................................................      79
Master Servicing Agreement..........................................................      16
Master Servicing Fee................................................................      55
Moody's.............................................................................  42, 98
Morgan..............................................................................      38
Mortgage............................................................................      48
mortgaged properties................................................................      18
National Cost of Funds Index........................................................      35
NCUA................................................................................      99
Nonresidents........................................................................      89
Notional Amount Securities..........................................................      31
Obligations.........................................................................      99
OID.................................................................................      75
OID Regulations.....................................................................      75
OTS.................................................................................      35
PACs................................................................................      31
Partial Accrual.....................................................................      32
Parties in Interest.................................................................      97
Pass-Through Rate...................................................................      16
Pass-Through Securities.............................................................      86
Pay-Through Security................................................................      77
Percentage Interests................................................................      57
Permitted Investments...............................................................      42
Planned Principal Class.............................................................      31
Plan Assets Regulation..............................................................      97
Plans...............................................................................      96
Policy Statement....................................................................     100
Pool Insurance Policy...............................................................      43
Pool Insurer........................................................................      43
Pooling and Servicing Agreement.....................................................      25
Pre-Funded Amount...................................................................      51
Pre-Funding Account.................................................................      51
Pre-Funding Period..................................................................      99
Premium.............................................................................      79
Prepayment Assumption...............................................................      77
Primary Mortgage Insurance Policy...................................................      19
Prime Rate..........................................................................      36
Principal Only......................................................................      32
Principal Prepayments...............................................................      29
Properties..........................................................................      18
Property Improvement Loans..........................................................      71
PTCE................................................................................      97
PTE 83-1............................................................................      97
Purchase Price......................................................................      25
Rating Agency....................................................................... 99, 101
Ratio Strip Securities..............................................................      87
RCRA................................................................................      65
Record Date.........................................................................      26
Refinance Loan......................................................................      20
Regular Interest Securities.........................................................      75
Relevant Depositary.................................................................      36
Relief Act..........................................................................      70
REMIC...............................................................................      75
reserve interest rate...............................................................      33
Residual Interest Security..........................................................      82
Restricted Group....................................................................      98


                                      88

Term                                                                                    Page
----                                                                                    ----
Retained Interest...................................................................      26
Rules...............................................................................      37
S&P.................................................................................      98
SAIF................................................................................      49
Scheduled Principal Class...........................................................      31
SEC.................................................................................      41
Security Account....................................................................      49
Security Owners.....................................................................      36
Security Register...................................................................      26
Sellers.............................................................................      16
Senior Securities...................................................................      40
Sequential Pay......................................................................      31
Servicing Fee.......................................................................      86
Short-Term Note.....................................................................      91
Single Family Properties............................................................      19
Single Family Securities............................................................      97
SMMEA...............................................................................      99
Strip...............................................................................      32
Stripped Securities.................................................................      86
Subsequent Loans....................................................................      51
Support Class.......................................................................      32
TACs................................................................................      32
Targeted Principal Class............................................................      32
Terms and Conditions................................................................      38
TIN.................................................................................      89
Title I Loans.......................................................................      71
Title I Program.....................................................................      71
Title V.............................................................................  67, 69
Trust Agreement.....................................................................  16, 25
Trust Fund Assets...................................................................      16
UCC.................................................................................      64
Underwriter Exemptions..............................................................      97
VA..................................................................................      17
VA Guaranty.........................................................................      55
Variable Rate.......................................................................      32
W-8BEN..............................................................................      91
Withholding Agent...................................................................      91

                                 $400,000,000
                                 (Approximate)


                   Asset-Backed Certificates, Series 2003-S1

                                  CWABS, INC.
                                   Depositor
                      [GRAPHIC OMITTED]Countrywide(R) Home Loans

                                    Seller


                      Countrywide Home Loans Servicing LP
                                Master Servicer


                               ________________

                             PROSPECTUS SUPPLEMENT
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         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the Series 2003-S1 Asset-Backed Certificates in any state where the offer is not permitted.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2003-S1 Asset-Backed Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2003-S1 Asset-Backed Certificates will be required to deliver a prospectus supplement and prospectus until 90 days after the date of the supplement.

                                 May 5, 2003